PROSPECTUS SUPPLEMENT DATED APRIL 19, 2006
(TO PROSPECTUS DATED APRIL 18, 2006)

                                                                 [LOGO OF MASTR]
                                 $1,111,556,000
                                  (APPROXIMATE)

                 MASTR ADJUSTABLE RATE MORTGAGES TRUST 2006-OA1
                                (ISSUING ENTITY)

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                   (DEPOSITOR)

                         UBS REAL ESTATE SECURITIES INC.
                              (TRANSFEROR/SPONSOR)

                             WELLS FARGO BANK, N.A.
                    (MASTER SERVICER AND TRUST ADMINISTRATOR)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-OA1

   The MASTR Adjustable Rate Mortgages Trust 2006-OA1, the issuing entity, is issuing certificates consisting of 23 classes of certificates, but is offering only 19 classes through this prospectus supplement.

   o The trust's main source of funds for making distributions on the certificates will be collections on closed end, adjustable-rate loans secured by first mortgages or deeds of trust on residential one- to four-family properties.

   o Credit enhancement will be provided by subordination, overcollateralization and excess interest as described in this prospectus supplement under "Description of the Offered Certificates" and an interest rate cap agreement as described in this prospectus supplement under "Description of the Offered Certificates--The Cap Contract," "--The Cap Provider" and "--The Cap Account."

--------------------------------------------------------------------------------
  YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-20 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 IN THE PROSPECTUS.

  The certificates will represent an interest in the issuing entity only and will not represent obligations of the depositor, the sponsor or any of their affiliates. No governmental agency or instrumentality or any other person will insure the certificates or the collateral securing the certificates.

  You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

We will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

The underwriter, UBS Securities LLC, will purchase the offered certificates from Mortgage Asset Securitization Transactions, Inc. UBS Securities LLC expects to deliver the offered certificates in book entry form through the facilities of The Depository Trust Company, and upon request, through the facilities of Clearstream Banking Luxembourg and the Euroclear System, to purchasers on or about April 20, 2006.

The proceeds to the depositor from the offered certificates are expected to be approximately $1,130,078,615 before deducting expenses, estimated at $4,065,680. See "Underwriting" in this prospectus supplement. The underwriter will sell the offered certificates purchased by it from time to time in negotiated transactions at varying prices determined at the time of sale.

                           [LOGO UBS Investment Bank]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                              Page
                                                                              -----
SUMMARY...................................................................      S-8
RISK FACTORS..............................................................     S-20
FORWARD LOOKING STATEMENTS................................................     S-29
DEFINED TERMS.............................................................     S-29
DESCRIPTION OF THE LOANS..................................................     S-30
STATIC POOL INFORMATION...................................................     S-34
THE ORIGINATORS...........................................................     S-34
UNDERWRITING STANDARDS....................................................     S-34
THE SPONSOR...............................................................     S-38
THE DEPOSITOR.............................................................     S-39
THE MASTER SERVICER AND THE SERVICERS.....................................     S-39
AFFILIATES AND RELATED TRANSACTIONS.......................................     S-42
DESCRIPTION OF THE OFFERED CERTIFICATES...................................     S-42
PREPAYMENT AND YIELD CONSIDERATIONS.......................................     S-64
THE POOLING AND SERVICING AGREEMENT.......................................     S-87
FEDERAL INCOME TAX CONSEQUENCES...........................................    S-102
STATE AND OTHER TAXES.....................................................    S-105
ERISA CONSIDERATIONS......................................................    S-105
LEGAL INVESTMENT..........................................................    S-107
USE OF PROCEEDS...........................................................    S-107
UNDERWRITING..............................................................    S-108
RATINGS...................................................................    S-108
LEGAL MATTERS.............................................................    S-109
LEGAL PROCEEDINGS.........................................................    S-109
GLOSSARY OF TERMS.........................................................    S-109
ANNEX I - GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES...      I-1
ANNEX II - INITIAL MORTGAGE LOAN STATISTICAL INFORMATION..................     II-1
ANNEX III -CAP CONTRACT SCHEDULE..........................................    III-1

                  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
                IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

     Information about the offered certificates is provided in two separate documents that progressively include more detail:

     o the prospectus, dated April 18, 2006, provides general information, some of which may not apply to the offered certificates; and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

     Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. Please read this prospectus supplement and the prospectus in full.

     If the information regarding the offered certificates is more specific in this prospectus supplement than in the prospectus, then you should rely on the information in this prospectus supplement.

     Cross references in this prospectus supplement and the prospectus to captions in these materials are included to assist in locating further related discussions. The foregoing table of contents and the table of contents in the prospectus provide the pages on which these captions are located.

     All statistical data with respect to the loans are approximate, and are based on the scheduled principal balances of the loans as of the cut-off date except where otherwise noted.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a RELEVANT MEMBER STATE), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the RELEVANT IMPLEMENTATION DATE) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression PROSPECTUS DIRECTIVE means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                        THE SERIES 2006-OA1 CERTIFICATES

                                                                                                           INITIAL RATING OF
                       ORIGINAL CLASS      APPROXIMATE                                                 OFFERED CERTIFICATES (2)
                     PRINCIPAL BALANCE    INITIAL PASS-                                              -----------------------------
      CLASS                 (1)           THROUGH RATE        PRINCIPAL TYPE        INTEREST TYPE       MOODY'S           S&P
------------------   ------------------   -------------   -----------------------   ---------------   -------------   -------------
OFFERED
CERTIFICATES
  Class 1-A-1 ....   $      224,753,000        (3)             Super Senior,         Variable Rate         Aaa             AAA
                                                               Pass-Through
  Class 1-A-2 ....   $      112,376,000        (3)         Super Senior, Senior      Variable Rate         Aaa             AAA
                                                           Support, Pass-Through
  Class 1-A-3 ....   $       37,459,000        (3)            Senior Support,        Variable Rate         Aaa             AAA
                                                               Pass-Through
  Class 2-A-1 ....   $      258,807,000        (4)          Senior, Pass-Through     Variable Rate         Aaa             AAA
  Class 3-A-1 ....   $      187,795,000        (5)             Super Senior,         Variable Rate         Aaa             AAA
                                                               Pass-Through
  Class 3-A-2 ....   $       93,897,000        (5)         Super Senior, Senior      Variable Rate         Aaa             AAA
                                                           Support, Pass-Through
  Class 3-A-3 ....   $       31,299,000        (5)            Senior Support,        Variable Rate         Aaa             AAA
                                                               Pass-Through
  Class 4-A-1 ....   $       40,507,000        (3)             Super Senior,         Variable Rate         Aaa             AAA
                                                               Pass-Through
  Class 4-A-2 ....   $       20,254,000        (3)         Super Senior, Senior      Variable Rate         Aaa             AAA
                                                           Support, Pass-Through
  Class 4-A-3 ....   $        6,751,000        (3)            Senior Support,        Variable Rate         Aaa             AAA
                                                               Pass-Through
  Class X ........                   (6)       (7)                Senior,            Variable Rate,        Aaa             AAA
                                                              Notional Amount        Interest Only
  Class XN .......                   (8)       (9)                Senior,            Variable Rate,        Aaa             AAA
                                                              Notional Amount        Interest Only
  Class M-1 ......   $       34,418,000        (10)              Mezzanine           Variable Rate         Aa1             AA+
  Class M-2 ......   $       18,389,000        (10)              Mezzanine           Variable Rate         Aa2             AA
  Class M-3 ......   $        8,395,000        (10)              Mezzanine           Variable Rate         Aa3             AA-
  Class M-4 ......   $       13,994,000        (10)              Mezzanine           Variable Rate         A2              A+
  Class M-5 ......   $       10,165,000        (10)              Mezzanine           Variable Rate         A3              A-
  Class M-6 ......   $        6,711,000        (10)              Mezzanine           Variable Rate        Baa2             BBB
  Class M-7 ......   $        5,586,000        (10)              Mezzanine           Variable Rate        Baa3            BBB-

NON-OFFERED
CERTIFICATES
  Class C ........   $        5,585,491        (11)             Subordinate          Variable Rate         NR              NR
  Class P ........   $              100        N/A        Prepayment Charges (12)         N/A              NR              NR
  Class R ........                  N/A        N/A                  N/A                   N/A              NR              NR
  Class R-X ......                  N/A        N/A                  N/A                   N/A              NR              NR

----------
(1) Approximate, subject to adjustment as described in this prospectus supplement.
(2) A description of the ratings on the offered certificates is set forth under the heading "Ratings" in this prospectus supplement.

(3) The pass-through rate on any distribution date with respect to the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 4-A-1, Class 4-A-2 and Class 4-A-3 certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related certificate margin, which will increase to twice the initial certificate margin after the optional termination date (as described in this prospectus supplement) and
     (ii) the related net rate cap (as described in this prospectus supplement).
(4) The pass-through rate on the first distribution date with respect to the Class 2-A-1 certificates will be per annum rate equal to the related net rate cap, and on any distribution date thereafter will be a per annum rate equal to the excess, if any, of (i) the related net rate cap over (ii) 0.23% per annum.
(5) The Pass-Through Rate on the first distribution date with respect to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 certificates will be per annum rate equal to the related net rate cap, and on any distribution date thereafter with respect to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 certificates will be a per annum rate equal to the lesser of (i) one-year MTA for the related accrual period plus the related certificate margin and
     (ii) the related net rate cap.
(6) The Class X Certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class X notional amount (initially, approximately $312,991,000), as described in this prospectus supplement.
(7) The pass-through rate on any distribution date with respect to the Class X certificates will be a per annum rate equal to the excess, if any of (i) the related net rate cap over (ii) one-year MTA for the related accrual period plus 1.00% per annum.
(8) The Class XN Certificates are interest only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class XN notional amount (initially, approximately $67,512,000), as described in this prospectus supplement.
(9) The pass-through rate on any distribution date with respect to the Class XN certificates will be a per annum rate equal to the excess, if any of (i) the related net rate cap over (ii) one-month LIBOR for the related accrual period plus 0.350%, for any distribution date on or prior to the optional termination date, or plus 0.700%, for any distribution date after the optional termination date.
(10) The pass-through rate on any distribution date with respect to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR for the related accrual period plus the related certificate margin, which will increase to the product of 1.5 multiplied by the initial certificate margin after the optional termination date and (ii) the related net rate cap.
(11) The pass-through rate for the Class C certificates will be as described in the pooling and servicing agreement.
(12) The Class P certificates will be entitled to prepayment premiums or charges received in respect of the loans in the loan pool, except such prepayment premiums or charges that are to be paid to the related servicer as more particularly set forth in the pooling and servicing agreement.

                                  FLOW OF FUNDS

                                             ---------------------------
                                             |                         |\
                                             |        Mortgagors       | \
                                             |                         |  \
                                             ---------------------------   \   Collections on
                                          Mortgage |             /|\        \  Mortgage Loans
                                           Loans   |              | $        \
                                                  \|/             |           \
                                             ---------------------------       \
                                             |                         |        \                ------------------
                                             |       Loan Sellers      |         \               |                |
                                             |                         |          \------------->|    Servicers   |
                                             ---------------------------                         |                |
                                          Mortgage |             /|\                             ------------------
                                           Loans   |              | $                                    |
                                                  \|/             |                                      |
                                             ---------------------------                    Reports to   |
                                             |                         |                 Master Servicer |
                                             |         Sponsor/        |                                 |
                                             |        Transferor       |                                 | Collections of
                                             |                         |                                 | Mortgage Loans
                                             ---------------------------                                 |
                                          Mortgage |             /|\                                     |
                                           Loans   |              | $                                    |
                                                  \|/             |                                      |
                                             ---------------------------                                 |
                                         ----|                         |                                 |
                                        /    |        Depositor        |                                 |
                                       /  /> |                         |                                 |
                                      /  /   ---------------------------                                 |
                                     /  / Mortgage |             /|\                                     |
                                    /  /   Loans   |              | Certificates                         |
                                   /  /           \|/             |           Mortgage Loans            \|/
                                  /  /       ---------------------------        Documents       \------------------
                                 /  /        |                         |-------------------------|    Master      |
                                /  /         |     Issuing Entity      |/                       /| Servicer/Trust |
                               /  /          |                         |-------------------------| Administrator/ |
                              /  /           ---------------------------\        Custodial      /|   Custodian    |
                             /  /              Fee |             /|\              Receipt      / ------------------
          Certificates      /  /  $                |              | Fiduciary                 /
                           /  /                   \|/             |  Duties                  /
                          /  /                     ----------------                         /
                         /  /                      |   Trustee    |                        /
                        /  /                       ----------------                       /
                       /  /                                                              /  Report to Certificateholders
                     \// /                                                              /   Payments to Certificateholders
            ------------------                                                         /
            |                |                                                        /
            |   Underwriter  |                                                       /
            |                |<-                                                    /
            ------------------  \                                                  /
                             \   \                                                /
                              \   \                                              /
                 Certificates  \   \ $          ---------------------------     /
                                \   \           |                         |    /
                                 \   \----------|    Certificateholders   |<--/
                                  \             |                         |
                                   ------------>---------------------------


                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

Issuing Entity...............   MASTR Adjustable Rate Mortgages Trust 2006-OA1,
                                a New York common law trust. The trust will be established under a pooling and servicing agreement among Mortgage Asset Securitization
                                Transactions, Inc., as depositor, Wells Fargo
                                Bank, N.A., as master servicer, trust
                                administrator and custodian, and U.S. Bank, National Association, as trustee.

Depositor....................   Mortgage Asset Securitization Transactions,
                                Inc., a Delaware corporation. The depositor's address is 1285 Avenue of the Americas, New
                                York, New York 10019, telephone number (212)
                                713-2000. See "The Depositor" in this prospectus supplement.

Transferor/Sponsor...........   UBS Real Estate Securities Inc., a Delaware
                                corporation. The transferor and sponsor's address is 1285 Avenue of the Americas, New
                                York, New York 10019, telephone number (212)
                                713-2000. See "The Sponsor" in this prospectus supplement.

Master Servicer..............   Wells Fargo Bank, N.A., a national banking
                                association. The master servicer maintains an office located at 9062 Old Annapolis Road,
                                Columbia, Maryland 21045. See "The Master
                                Servicer and the Servicers--The Master Servicer" in this prospectus supplement. Pursuant to the pooling and servicing agreement, the master servicer will be required to monitor the performance of the servicers. See "The Pooling and Servicing Agreement" in this prospectus supplement.

Servicers....................   American Home Mortgage Servicing, Inc. and
                                certain other servicers, each of which will service less than 10% of the cut-off date principal balance of all of the loans. See "The
                                Master Servicer and the Servicers" in this prospectus supplement.

                                Pursuant to each of the servicing agreements, each servicer will be required to:

                                o perform customary servicing functions with respect to the related loans;

                                o    provide certain reports to the master
                                     servicer; and

                                o    make certain advances.

Loan Sellers.................   American Home Mortgage Corp. and certain other
                                loan sellers, each of which represents less than 10% of the cut-off date pool balance of the loans. See "Underwriting Standards" in this prospectus supplement.

Trust Administrator..........   Wells Fargo Bank, N.A. See "The Pooling and
                                Servicing Agreement--The Trust Administrator" in this prospectus supplement.

Trustee......................   U.S. Bank National Association, a national
                                banking association organized under the laws of the United States. The address of the trustee's principal office is 60 Livingston Avenue, EP-MN-WS3D, St. Paul, MN 55107. See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

Custodian....................   Wells Fargo Bank, N.A.

Credit Risk Manager..........   Clayton Fixed Income Services Inc., a Colorado
                                corporation, formerly known as The Murrayhill
                                Company. See "The Pooling and Servicing
                                Agreement--Credit Risk Manager" in this
                                prospectus supplement.

NIMS Insurer.................   One or more insurance companies may issue a
                                financial guaranty insurance policy covering certain payments to be made on net interest margin securities to be issued by a separate trust and secured by all or a portion of the Class C and Class P certificates. In such event, the NIMS Insurer will be able to exercise rights which could adversely impact the certificateholders. See "Risk Factors--Rights of
                                NIMS Insurer" in this prospectus supplement.

Cap Provider.................   Bear Stearns Financial Products, Inc., a
                                Delaware Corporation.

RELEVANT DATES

Cut-off Date.................   The close of business on March 1, 2006.

Closing Date.................   On or about April 20, 2006.

Distribution Date............   The 25th day of each month or, if that day is
                                not a business day, the next business day, beginning in April 2006.

Servicer Remittance Date.....   For each servicer, generally the 18th day of
                                each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).

Record Date..................   In the case of any certificates, other than the
                                Class 2-A-1, Class 3-A-1, Class 3-A-2, Class
                                3-A-3 and Class X certificates, held in
                                book-entry form, the business day preceding the distribution date. In the case of the Class
                                2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3 and
                                Class X certificates, and any other certificate held in registered, certificated form, the last business day of the month in which the distribution date occurs.

OFFERED CERTIFICATES.........   On the Closing Date, the trust will issue 23
                                classes of certificates, 19 of which are being offered by this prospectus supplement and the prospectus. The assets of the trust that will support the certificates will consist of a pool of adjustable-rate and first lien loans, substantially all of which are negatively amortizing, having the characteristics described in this prospectus supplement. The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class
                                3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1,
                                Class 4-A-2, Class 4-A-3, Class X, Class XN certificates (collectively referred to herein as the "senior certificates"), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
                                Class M-6 and Class M-7 certificates,

                                (collectively referred to herein as the
                                "mezzanine certificates"). The certificates are backed by a pool consisting of four groups of first lien, adjustable-rate mortgage loans (the "loans").

OTHER CERTIFICATES...........   The trust will issue four additional classes of
                                certificates. These certificates will be designated as the Class C, Class P, Class R and
                                Class R-X certificates and are not being offered to the public by this prospectus supplement and the prospectus.

                                The Class C certificates will have an original class principal balance of approximately $5,585,491. The Class C certificates initially evidence an interest of approximately 0.50% in the trust. The Class C certificates will be sold to UBS Securities LLC on the closing date. The Class C Certificates, together with the mezzanine certificates are collectively referred to herein as the "subordinate certificates."

                                The Class P certificates will have an original class principal balance of $100 and will not be entitled to distributions in respect of interest. The Class P certificates will be entitled to all prepayment charges received in respect of the mortgage loans, other than any prepayment charges to which the related servicer is entitled. The Class P certificates will be sold to UBS Securities LLC on the closing date.

                                The Class R certificates and Class R-X
                                certificates will not have a class principal balance and will only be entitled to residual cashflows. The Class R certificates and Class R-X certificates will be sold to UBS Securities LLC on the closing date.

RELATED LOAN GROUPS..........   The certificates with a "1" prefix are
                                designated as certificate group 1 and correspond to loan group 1. The certificates with a "2" prefix are designated as certificate group 2 and correspond to loan group 2. The certificates with a "3" prefix are designated as certificate group 3 and correspond to loan group 3. The certificates with a "4" prefix are designated as certificate group 4 and correspond to loan group
                                4. The mezzanine certificates correspond to all of the loan groups. The Class X certificates correspond to loan group 3 and the Class XN certificates correspond to loan group 4. The certificates generally receive principal and interest collected from the loans in the corresponding loan group or loan groups, as applicable.

THE MORTGAGE POOLS...........   The trust will be comprised of adjustable-rate,
                                closed-end loans secured by first priority mortgages or deeds of trust on residential one- to four-family properties.

                                The loans will be divided into four loan groups. All of the loans in each loan group have original terms to maturity of approximately 30 or 40 years.

                                The loans are expected to have the following approximate characteristics based on the scheduled principal balances of the loans as of the cut-off date:

                                  Group 1 Loans

Number of Loans:.............................................                                  731
Aggregate Scheduled Principal Balance:.......................                         $412,731,945
Range of Scheduled Principal Balances:.......................                $56,054 to $1,996,786
Average Scheduled Principal Balance:.........................                             $564,613
Range of Mortgage Interest Rates:............................                     1.000% to 8.250%
Weighted Average Mortgage Interest Rate:.....................                               2.211%
Range of Remaining Scheduled Terms to Maturity:..............             342 months to 480 months
Weighted Average Remaining Scheduled Term to Maturity:.......                           416 months
Range of Original Loan to Value Ratios:......................                    23.81% to 100.00%
Weighted Average Original Loan to Value Ratio:...............                               74.49%
Non-zero Weighted Average Maximum Negative Amortization:.....                              121.49%
Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:.......................California                     48.54%
                                                                Florida                     10.82%
                                                               Illinois                      7.32%
                                                               New York                      6.41%

                                  Group 2 Loans

Number of Loans:.............................................                                1,177
Aggregate Scheduled Principal Balance:.......................                         $285,160,723
Range of Scheduled Principal Balances:.......................                  $35,944 to $778,141
Average Scheduled Principal Balance:.........................                             $242,278
Range of Mortgage Interest Rates:............................                     1.000% to 7.390%
Weighted Average Mortgage Interest Rate:.....................                               1.884%
Range of Remaining Scheduled Terms to Maturity:..............             356 months to 480 months
Weighted Average Remaining Scheduled Term to Maturity:.......                           409 months
Range of Original Loan to Value Ratios:......................                    11.82% to 100.00%
Weighted Average Original Loan to Value Ratio:...............                               74.63%
Non-zero Weighted Average Maximum Negative Amortization:.....                              121.90%
Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:.......................California                     34.35%
                                                                Florida                     15.28%
                                                               Illinois                      9.56%

                                  Group 3 Loans

Number of Loans:.............................................                                1,154
Aggregate Scheduled Principal Balance:.......................                         $344,862,187
Range of Scheduled Principal Balances:.......................                $34,922 to $2,500,000
Average Scheduled Principal Balance:.........................                          $298,840.72
Range of Mortgage Interest Rates:............................                     1.000% to 8.250%
Weighted Average Mortgage Interest Rate:.....................                               2.023%
Range of Remaining Scheduled Terms to Maturity:..............             353 months to 480 months
Weighted Average Remaining Scheduled Term to Maturity:.......                           411 months
Range of Original Loan to Value Ratios:......................                    17.96% to 100.00%
Weighted Average Original Loan to Value Ratio:...............                               76.20%
Non-zero Weighted Average Maximum Negative Amortization:.....                              120.77%
Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:.......................California                     31.96%
                                                                Florida                     24.12%
                                                               Virginia                      7.52%
                                                               Maryland                      6.68%
                                                               Michigan                      5.59%

                                  Group 4 Loans

Number of Loans:.............................................                                  125
Aggregate Scheduled Principal Balance:.......................                          $74,386,735
Range of Scheduled Principal Balances:.......................               $106,351 to $1,800,000
Average Scheduled Principal Balance:.........................                             $595,094
Range of Mortgage Interest Rates:............................                     1.000% to 7.375%
Weighted Average Mortgage Interest Rate:.....................                               1.737%
Range of Remaining Scheduled Terms to Maturity:..............             358 months to 480 months
Weighted Average Remaining Scheduled Term to Maturity:.......                           421 months
Range of Original Loan to Value Ratios:......................                     47.73% to 95.00%
Weighted Average Original Loan to Value Ratio:...............                               75.46%
Non-zero Weighted Average Maximum Negative Amortization:.....                              120.58%
Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:.......................California                     53.03%
                                                                Florida                     16.27%
                                                               Virginia                      5.62%

                             Loans in the Aggregate

Number of Loans:.............................................                                3,187
Aggregate Scheduled Principal Balance:.......................                       $1,117,141,591
Range of Scheduled Principal Balances:.......................                $34,922 to $2,500,000
Average Scheduled Principal Balance:.........................                             $350,531
Range of Mortgage Interest Rates:............................                     1.000% to 8.250%
Weighted Average Mortgage Interest Rate:.....................                               2.038%
Range of Remaining Scheduled Terms to Maturity:..............             342 months to 480 months
Weighted Average Remaining Scheduled Term to Maturity:.......                           413 months
Range of Original Loan to Value Ratios:......................                    11.82% to 100.00%
Weighted Average Original Loan to Value Ratio:...............                               75.12%
Non-zero Weighted Average Maximum Negative Amortization:.....                              121.31%
Geographic Concentration of Mortgaged Properties
Securing Loans in Excess of 5% of the
Aggregate Scheduled Principal Balance:.......................California                     40.10%
                                                                Florida                     16.43%
                                                               Illinois                      6.22%

                   See "Description of the Loans" in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

Interest Distributions.......   The pass-through rate for each class of senior
                                certificates (other than the Class 2-A-1 certificates) will be calculated at the per annum rate of one-month LIBOR or one-year MTA, as applicable, plus the related margin as set forth below, subject to the limitations set forth in this prospectus supplement; provided, that the pass-through rate on the first distribution date with respect to the Class
                                3-A-1, Class 3-A-2 and Class 3-A-3 certificates will be a per annum rate equal to the related net rate cap.

                                                  Margin
                                            -------------------
                                  Class       (1)        (2)
                                ---------   --------   --------
                                  1-A-1      0.210%     0.420%
                                  1-A-2      0.250%     0.500%
                                  1-A-3      0.310%     0.620%
                                  3-A-1      0.940%     0.940%
                                  3-A-2      0.940%     0.940%
                                  3-A-3      0.940%     0.940%
                                  4-A-1      0.210%     0.420%
                                  4-A-2      0.250%     0.500%
                                  4-A-3      0.310%     0.620%
                                   M-1       0.410%     0.615%
                                   M-2       0.450%     0.675%
                                   M-3       0.500%     0.750%
                                   M-4       0.650%     0.975%
                                   M-5       0.750%     1.125%
                                   M-6       2.000%     3.000%
                                   M-7       2.800%     4.200%

                                ----------

                                (1)  For each distribution date up to and
                                     including the optional termination date, as defined in this prospectus supplement under "The Pooling and Servicing Agreement-- Termination."

                                (2)  For each distribution date after the
                                     optional termination date.

                                See "Description of the Offered
                                Certificates--Interest--Pass- Through Rates" in this prospectus supplement for additional information.

                                Interest distributable on the certificates accrues during an accrual period. The accrual period for the offered certificates, other than the Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class X certificates, for any distribution date is the period from the previous distribution date (or, in the case of the first accrual period from the closing date) to the day prior to the current distribution date. Interest will be calculated for the offered certificates, other than the Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class X certificates, on the basis of the actual number of days in the accrual period, based on a 360-day year.

                                The accrual period for the Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class X certificates for any distribution date is the period from and including the first day of the calendar month immediately preceding the calendar month in which such distribution date occurs, commencing on March 1, 2006, to and including the last day of that month. Interest will be calculated for the Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class X certificates on the basis of a 360-day year consisting of twelve 30-day months.

                                The senior certificates and the mezzanine certificates will accrue interest on their class principal balance or notional amount, as applicable, outstanding immediately prior to each distribution date.

                                The Class C certificates will accrue interest as provided in the pooling and servicing agreement. The Class P, Class R and Class R-X certificates will not accrue interest.

                                See "Description of the Offered Certificates" in this prospectus supplement for additional information.

Principal Distributions......   Principal will be distributed to the holders of
                                the senior certificates (other than the Class X and Class XN certificates) and the mezzanine certificates on each distribution date in the amounts described herein under "Description of the Offered Certificates--Distribution of
                                Available Funds."

Distribution Priorities......   In general, on any distribution date, funds
                                available for distribution from payments and other amounts received on the loans, after the payment of certain fees and expenses of the trust, will be distributed as follows:

                                Interest Distributions
                                1. To the Class X and Class XN certificates, in the amount and to the extent described under "Description of the Offered
                                Certificates--Distribution of Available Funds" in this prospectus supplement;

                                2. To the senior certificates (other than the Class X and Class XN certificates) in the amount and to the extent described under "Description of the Offered Certificates--Distribution of Available Funds" in this prospectus supplement; and

                                3. To the mezzanine certificates, but only in the amounts and to the extent described herein.

                                Principal Distributions
                                1. To distribute principal on the senior certificates, other than the Class X and Class XN certificates, but only in the amounts and to the extent described under

                                "Description of the Offered
                                Certificates--Distribution of Available Funds" in this prospectus supplement; and

                                2. To distribute principal on the mezzanine certificates, but only in the order of priority and amounts and to the extent described herein.

                                See "Description of the Offered
                                Certificates--Distribution of Available Funds" in this prospectus supplement for additional information.

OPTIONAL TERMINATION.........   The holder of the Class C Certificates may, at
                                its option, direct the master servicer to purchase all but not less than all of the mortgage loans in the trust on any distribution date on or after the first date on which the current aggregate scheduled principal balance, as of that date of determination, is 1% or less than the aggregate scheduled principal balance of the loans as of the cut-off date.

                                See "The Pooling and Servicing
                                Agreement--Termination" and "Description of the Offered Certificates--Interest--Pass-Through
                                Rates" in this prospectus supplement for additional information.

EXPECTED FINAL DISTRIBUTION
DATE.........................   The expected final distribution date for each
                                class of offered certificates is as set forth in the following table:

                                                                  EXPECTED FINAL
                                CLASS                            DISTRIBUTION DATE
                                ------------------------------   -----------------
                                Class 1-A-1 Certificates......     January 2022
                                Class 1-A-2 Certificates......     January 2022
                                Class 1-A-3 Certificates......     January 2022
                                Class 2-A-1 Certificates......     January 2022
                                Class 3-A-1 Certificates......     October 2020
                                Class 3-A-2 Certificates......     October 2020
                                Class 3-A-3 Certificates......     October 2020
                                Class 4-A-1 Certificates......     January 2022
                                Class 4-A-2 Certificates......     January 2022
                                Class 4-A-3 Certificates......     January 2022
                                Class X Certificates..........     October 2020
                                Class XN Certificates.........     January 2022
                                Class M-1 Certificates........     October 2018
                                Class M-2 Certificates........       June 2017
                                Class M-3 Certificates........       June 2016
                                Class M-4 Certificates........     November 2015
                                Class M-5 Certificates........       July 2014
                                Class M-6 Certificates........     January 2013
                                Class M-7 Certificates........      March 2012

                                The expected final distribution date for each class of offered certificates is based upon (i) pricing speed of 25% CPR, (ii) the modeling assumptions used in this prospectus supplement, as described under "Prepayment and Yield Considerations" and (iii) assuming the optional termination of the mortgage loans is exercised at the earliest possible distribution date, as described in this prospectus supplement under "The Pooling and Servicing
                                Agreement--Termination." It is
                                possible that the principal balance or
                                notional amount, as applicable, of these certificates may be fully paid or reduced to zero, as applicable, prior to the related expected final distribution date, or may not be fully paid or reduced to zero, as applicable, by the related expected final distribution date.

LAST SCHEDULED DISTRIBUTION
DATE.........................   The distribution date in April 2046 will be the
                                last scheduled distribution date for the offered certificates. This date represents the distribution date occurring in the month following the maturity date of the latest maturing loan. It is possible that the principal balance of the offered certificates may be fully paid prior to the last scheduled distribution date, or may not be fully paid by the last scheduled distribution date.

                                See "The Pooling and Servicing
                                Agreement--Termination" and "Description of the Offered Certificates--Interest--Pass-Through
                                Rates" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT...........

Subordination................   The rights of the holders of the mezzanine
                                certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the senior certificates.

                                In addition, the rights of the holders of mezzanine certificates with higher numerical class designations to receive distributions will be subordinated to the rights of the holders of the mezzanine certificates with lower numerical class designations, and the rights of the holders of the Class C certificates to receive distributions will be subordinated to the rights of the holders of the mezzanine certificates, in each case to the extent described in this prospectus supplement.

                                Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford such certificates protection against realized losses on the loans.

                                See "Description of the Offered Certificates" in this prospectus supplement for additional information.

Excess Interest..............   The loans bear interest each month that in the
                                aggregate is expected to exceed the amount needed to distribute monthly interest on the senior certificates and mezzanine certificates and to pay certain fees and expenses of the trust. The excess interest from the loans each month will be available to absorb realized losses on the loans and to maintain overcollateralization at required levels as described in the pooling and servicing agreement.

                                See "Description of the Offered Certificates-- Distribution of Available Funds" and "--Overcollateralization Provisions" in this prospectus supplement for additional information.

Overcollateralization........   As of the closing date, the aggregate principal
                                balance of the loans will exceed the aggregate class principal balance of the senior certificates, the mezzanine certificates and the Class P certificates by approximately
                                $5,585,491, which is approximately equal to the initial class principal balance of the Class C certificates. Such amount represents approximately 0.50% of the aggregate principal balance of the loans as of the cut-off date. On each distribution date, available excess interest, if any, will be used to reduce the aggregate class principal balance of the senior certificates and mezzanine certificates to create the overcollateralization required to be provided under the pooling and servicing agreement. We cannot assure you that sufficient interest will be generated by the loans to create or maintain the required level of overcollateralization.

                                See "Description of the Offered
                                Certificates--Overcollateralization Provisions"
                                in this prospectus supplement for additional information.

Interest Rate Cap Contract...   From and including the distribution date in
                                March 2009 to and including the distribution date in May 2016, the offered certificates will have the benefit of a cap contract to pay amounts in respect of unpaid realized loss accounts and net rate carryovers on such certificates. The cap contract requires the counterparty to make a payment to the extent one-month LIBOR (as set forth in the cap contract) for any accrual period (subject to a ceiling rate) exceeds the rate set forth in the cap contract (and set forth in Annex III to this prospectus supplement, along with the ceiling rate), multiplied by the product of (x) the notional amount set forth in such cap contract
                                (and set forth in Annex III to this prospectus supplement) and (y) 250 and adjusted for the actual number of days in the related accrual period. Cap payments, if any, made by the counterparty will be deposited in the cap account and will be available for distribution in respect of unpaid realized loss amounts and net rate carryovers on the offered certificates, as set forth in this prospectus supplement. Any excess amounts received under the cap contract in excess of amounts required to pay unpaid realized loss amounts and net rate carryover on any distribution date will be distributed to the holders of the Class C Certificates and will not be available for the payment of unpaid realized loss amounts and net rate carryovers on the offered certificates on future distribution dates.

                                See "Description of the Offered
                                Certificates--The Cap Contract," "--The Cap
                                Provider" and "--The Cap Account" in this prospectus supplement for additional information.

Allocation of Losses.........   If, on any distribution date, there is not
                                sufficient excess interest or
                                overcollateralization to absorb realized losses on the loans as described under "Description of the Offered Certificates--Overcollateralization
                                Provisions" in this prospectus supplement, then applied realized loss amounts on the loans first will be allocated to the mezzanine certificates, in reverse numerical order, until the class principal balances thereof are reduced to zero.
                                Any remaining applied realized loss amounts will then be allocated to the senior certificates, pro rata, as follows: (a) with respect to the group 1 certificates, sequentially, to the Class
                                1-A-3, Class 1-A-2 and Class 1-A-1 certificates, in that order, (b) with respect to the group 2 certificates, to the Class 2-A-1 certificates,
                                (c) with respect to the group 3 certificates, sequentially, to the class 3-A-3, Class 3-A-2 and Class 3-A-1 certificates, in that order, and
                                (d) with respect to the group 4 certificates, sequentially, to the Class 4-A-3, Class 4-A-2 and Class 4-A-1 certificates, in that order, and in each case until their respective class principal balances have been reduced to zero.

                                Once applied realized loss amounts are allocated to the mezzanine certificates or senior certificates, such applied realized loss amounts will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any unpaid realized loss amounts allocated to the mezzanine certificates or senior certificates may be distributed to the holders of these certificates according to the priorities set forth under "Description of the Offered Certificates--Distribution of Available Funds," and "Description of the Offered Certificates--The Cap Contract," "--The Cap Provider" and "--The Cap Account" in this prospectus supplement.

                                See "Description of the Offered Certificates-- Applied Realized Loss Amounts; Subordination" in this prospectus supplement for additional information.

REGISTRATION AND
DENOMINATIONS
OF THE CERTIFICATES..........   The offered certificates initially will be
                                issued in book-entry form. The offered
                                certificates will be issued in the minimum denominations set forth in "Description of the Offered Certificates--General" in this prospectus supplement. No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person's interest in the trust fund, except under limited circumstances as described in the prospectus under "Description of the Securities--Book-Entry Registration of
                                Securities." Beneficial owners may elect to hold their interests through The Depository Trust
                                Company, or DTC. Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC. See "Description of the Offered Certificates--General" and "--Book-Entry
                                Certificates" in this prospectus supplement and "Description of the Securities--Book-Entry
                                Registration of Securities" in the prospectus.

TAX STATUS...................   Elections will be made to treat designated
                                portions of the assets of the trust as multiple separate real estate mortgage investment conduits or REMICs for federal income tax purposes. The offered certificates will represent ownership of REMIC regular interests, coupled with certain contractual rights.

                                Each of the Class R and Class R-X certificates will represent ownership of the sole residual interest in one or more REMICS. See "Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

                                See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information.

ERISA CONSIDERATIONS.........   The Class 1-A-1, Class 2-A-1, Class 3-A-1 and
                                Class 4-A-1 certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee
                                Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the
                                "Code") ("Plans") provided the acquisition and holding of such offered certificates is eligible for the exemptive relief available under one of the class exemptions described in this prospectus supplement under "ERISA
                                Considerations".

                                The offered certificates, other than the Class 1-A-1, Class 2-A-1, Class 3-A-1 and Class 4-A-1 certificates, may only be purchased by plan investors that are certain insurance company general accounts as described in "ERISA Considerations" in this prospectus supplement.

                                See "ERISA Considerations" in this prospectus supplement for additional information.

LEGAL INVESTMENT.............   The offered certificates (other than the Class
                                M-4, Class M-5 and Class M-6 and M-7
                                certificates) will constitute "mortgage related securities" for purposes of the Secondary
                                Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, so long as they are rated in one of the two highest rating categories by Standard and Poor's Ratings
                                Services, a division of The McGraw-Hill
                                Companies, Inc., Moody's Investors Service, Inc.
                                or another nationally recognized statistical rating organization.

                                The Class M-4, Class M-5 and Class M-6 and M-7 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

CERTIFICATE RATINGS..........   On the closing date, the offered certificates
                                must have ratings not lower than those set forth in the table entitled "The Series 2006-OA1
                                Certificates" by each of Moody's Investors
                                Service, Inc. and Standard & Poor's Ratings
                                Services, a division of The McGraw-Hill
                                Companies, Inc.

                                A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time. The ratings do not address the frequency of prepayments on the loans, the receipt of any amounts from the carryover reserve fund or the cap account (in each case, with respect to net rate carryovers), or the corresponding effect on yield to investors. See "Ratings" in this prospectus supplement for additional information.

                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the loans. Therefore, you should carefully consider the risk factors relating to the loans.

UNPREDICTABILITY OF PREPAYMENTS AND EFFECT ON YIELDS

     Mortgagors may prepay their loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their loans. A prepayment of a loan generally will result in a prepayment on the certificates.

o If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

o If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

o The rate of prepayments on the loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the loans, the loans are more likely to prepay than if prevailing rates remain above the mortgage rates on such loans. Conversely, if prevailing interest rates rise significantly, the prepayments on the loans may decrease. In addition, the loans are negative amortization loans which limit the increase in the borrower's monthly payment except in the circumstances described in this prospectus supplement. As a result, even if the interest rates on the loans are increasing, the monthly payments made by the borrowers will not change to reflect the higher cost of the increased rate of interest for up to a year after the increase in the interest rate.

o Approximately 67.95% of the loans (by aggregate principal balance as of the cut-off date) require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the loan during a stated period, which may range from 6 to 36 months after the loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the loan during the applicable period.

o The transferor may be required to purchase loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the loans.

o The master servicer may purchase all of the loans on the distribution date when the aggregate principal balance of the loans is less than 1% of the aggregate principal balance of the loans as of the cut-off date.

o If the rate of default and the amount of losses on the loans is higher than you expect, then your yield may be lower than you expect.

o As a result of the absorption of applied realized loss amounts on the loans by excess interest, overcollateralization and amounts received under the cap contract as described herein, liquidations of defaulted loans, whether or not applied realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the senior certificates and the mezzanine certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the loans will influence the yield on the offered certificates.

o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the senior certificates and the mezzanine certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level.

     See "Prepayment and Yield Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the loans.

     YOUR YIELD ON THE CERTIFICATES WILL BE SUBJECT TO ANY NEGATIVE AMORTIZATION ON THE LOANS

     Some of the loans are negative amortization loans. After an introductory period of up to twelve months after origination during which the interest rates on the negative amortization loans are fixed, the interest rates on negative amortization loans will adjust monthly but their monthly payments and amortization schedules adjust annually and, under most circumstances, are subject to payment caps. The interest rates on negative amortization loans during their introductory periods are lower than the sum of the indices applicable at origination and the related margins, and may be as low as 1% per annum. Since the scheduled monthly payments on negative amortization loans for the first year are set at their origination, the scheduled monthly payments are based upon the introductory interest rates. As a result, after the introductory interest rates expire and until the initial annual adjustment to the scheduled monthly payment made by the borrower (unless the fully indexed mortgage rate is a rate at or below the introductory mortgage rate), the scheduled monthly payment made by the borrower will not be sufficient to pay the amount of interest accruing on the loan. Although negative amortization loans provide for scheduled monthly payments, the amount of interest that accrues and is ultimately due on a negative amortization loan is based on the monthly interest rate. If borrowers only make their scheduled monthly payments, a portion of the accrued interest on negatively amortizing loans will become deferred interest. Deferred interest is the excess, if any, of (x) the amount of interest accrued on such loan from the preceding due date to such due date over (y) the monthly payment due for such due date. Deferred interest is added to the principal balance of the negative amortization loan and bears interest at the applicable interest rate for that negative amortization loan. The amount of deferred interest, if any, for a given month will reduce the amount of interest collected on these loans and available to be distributed as a distribution of interest to the certificates.

     YOUR YIELD ON THE CERTIFICATES WILL ALSO BE SUBJECT TO EFFECTS OF ADJUSTMENTS OF SCHEDULED PAYMENTS AND PRINCIPAL BALANCES OF NEGATIVE AMORTIZATION LOANS

     If the interest rates on the loans in a loan group decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of certificates to amortize more quickly. Conversely, if the interest rates on the loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the loan, which may cause the related classes of certificates to amortize more slowly. If the unpaid principal balance of a negative amortization loan exceeds the original balance of the loan by the amount specified in the related mortgage note, the monthly payment due on that negative amortization loan will be recast without regard to the payment cap in order to provide for the outstanding balance of the loan to be paid in full at its maturity. In addition, on the fifth payment adjustment date of a loan, and every fifth payment adjustment date thereafter and the last payment adjustment date prior to the loan's maturity, the monthly payment due on that loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the loan to be paid in full at its maturity by the payment of equal monthly installments. These features may affect the rate at which principal on these loans is paid and may create a greater risk of default if the borrowers are unable to pay the monthly payments on the related increased principal balances.

RIGHTS OF THE NIMS INSURER

     Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of such holders, and the holders of the offered certificates may exercise such rights only with the prior written consent of such NIMS
Insurer: (i) the right to provide notices of master servicer defaults and the right to direct the termination of the rights and obligations of the master servicer under the pooling and servicing agreement in the event of a default by the master servicer; (ii) the right to remove the trust administrator, the trustee or any co-trustee, or custodians pursuant to the pooling and servicing agreement; and (iii) the right to direct the trustee or the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer's consent will be required prior to, among other things, (i) the removal or replacement of the master servicer, any successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any servicer, subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

INVESTORS IN THE OFFERED CERTIFICATES SHOULD NOTE THAT:

o ANY INSURANCE POLICY ISSUED BY THE NIMS INSURER, IF ANY, WILL NOT COVER, AND WILL NOT BENEFIT IN ANY MANNER WHATSOEVER, THE OFFERED CERTIFICATES;

o    THE RIGHTS TO BE GRANTED TO THE NIMS INSURER, IF ANY, ARE EXTENSIVE;

o THE INTERESTS OF THE NIMS INSURER, IF ANY, MAY BE INCONSISTENT WITH, AND ADVERSE TO THE INTERESTS OF THE HOLDERS OF THE OFFERED CERTIFICATES AND THE NIMS INSURER, IF ANY, HAS NO OBLIGATION OR DUTY TO CONSIDER THE INTERESTS OF THE OFFERED CERTIFICATES IN CONNECTION WITH THE EXERCISE OR NONEXERCISE OF SUCH NIMS INSURER'S RIGHTS;

o SUCH NIMS INSURER'S EXERCISE OF THE RIGHTS AND CONSENTS SET FORTH ABOVE MAY NEGATIVELY AFFECT THE OFFERED CERTIFICATES AND THE EXISTENCE OF SUCH NIMS INSURER'S RIGHTS, WHETHER OR NOT EXERCISED, MAY ADVERSELY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES RELATIVE TO OTHER ASSET-BACKED CERTIFICATES BACKED BY COMPARABLE LOANS AND WITH COMPARABLE PAYMENT PRIORITIES AND RATINGS; AND

o THERE MAY BE MORE THAN ONE SERIES OF NOTES INSURED BY THE NIMS INSURER AND THE NIMS INSURER WILL HAVE THE RIGHTS SET FORTH HEREIN SO LONG AS ANY SUCH SERIES OF NOTES REMAIN OUTSTANDING.

THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT

     In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state or local law will apply. A significant number of the loans have mortgage interest rates that exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing certificates, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the transferor, the underwriter, the master servicer, the trust administrator, the trustee, the custodian or any other party has taken any action to determine whether any of the loans would be affected by such interest rate limitation. See "Description of the Offered Certificates--Interest" and "--Applied Realized Loss Amounts" in this prospectus supplement and "Certain Legal Aspects of Residential Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT FOR THE OFFERED CERTIFICATES

     The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the senior certificates, and to a limited extent, the holders of the mezzanine certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the loans. If delinquencies or defaults occur on the loans, none of the servicers nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the loans, you may suffer losses.

     A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement, is not enough to protect your certificates from these losses.

INTEREST GENERATED BY THE LOANS MAY BE INSUFFICIENT TO MAINTAIN
OVERCOLLATERALIZATION

     The weighted average of the mortgage rates on the loans (net of certain fees and expenses) is expected to be higher than the pass-through rates on the senior certificates and mezzanine certificates. The loans are expected to generate more interest than is needed to distribute interest owed on the senior certificates and mezzanine certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the loans will then be used to absorb losses that occur on the loans. After these financial obligations of the trust are covered, the available excess interest generated by the loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the loans will generate:

o Every time a loan is prepaid in full, liquidated or written off, excess interest may be reduced because the loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

o If the rates of delinquencies, defaults or losses on the loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the senior certificates and the mezzanine certificates.

o All of the loans have mortgage rates that will adjust based on an index. As a result, the pass-through rate on the offered certificates may increase relative to the mortgage rates on the loans. This would require that more of the interest generated by the loans be applied to cover interest on the offered certificates.

o If prepayments, defaults and liquidations occur more rapidly on the loans with relatively higher mortgage rates than on the loans with relatively lower mortgage rates, the amount of excess interest generated by the loans will be less than would otherwise be the case.

CHANGES TO THE WEIGHTED AVERAGE NET MORTGAGE RATE ON THE LOANS MAY REDUCE THE YIELD WITH RESPECT TO THE CERTIFICATES

     The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3 and mezzanine certificates, referred to in this prospectus supplement as the LIBOR certificates, accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a related limit. The Class 3-A-1, Class 3-A-2 and Class 3-A-3 certificates, referred to in this prospectus supplement as the MTA certificates, accrue interest at pass-through rates based on the one-year MTA index plus specified margins, but are subject to a related limit. The limit on the pass-through rates for the LIBOR certificates (other than the mezzanine certificates) and the MTA certificates is based on the weighted average of the mortgage rates on the loans in the related loan group, net of a pro rata portion of certain fees and expenses of the trust. The limit on the pass-through rate for the mezzanine certificates is based on a weighted average of the limits on the group 1 certificates, group 2 certificates, group 3 certificates and group 4 certificates, respectively, based on their subordinate portion (as described in this prospectus supplement).

     On each distribution date the pass through rates on the certificates will be affected by the weighted average of the net mortgage rates on the related group or groups of loans. Therefore, to the extent that the weighted average of the net mortgage rates on all the loans or group of loans related to such certificates is ever decreased, investors in the certificates may experience a lower yield.

     The mortgage interest rate on each loan will be fixed for an initial period from the date of origination of such loan as described under "Description of the Loans" in this prospectus supplement. Thereafter, each of the loans provides for adjustments to the mortgage interest rate on a monthly basis. The mortgage interest rate on each loan will adjust to equal the sum of a related index and a related gross margin. Mortgage interest rate adjustments may be subject to the limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate may be subject to an initial cap and an overall maximum and minimum lifetime interest rate. See "Description of the Loans" in this prospectus supplement.

     The weighted average net mortgage rate on the loans may decrease, and may decrease significantly, after the mortgage interest rates on the loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the index. If as a result of such interest rate adjustments, the weighted average of the net mortgage rates on all the loans or a group of loans is reduced, investors in some or all of the certificates will experience a lower yield as described above. In addition, if, despite increases in the index, the mortgage interest rate on any loan cannot increase due to a maximum mortgage interest limitation or a periodic cap, the yield on certain certificates could be adversely affected. Finally, because the pass through rate on each class of offered certificates will be based on or affected by the weighted average of the net mortgage rates on one or more groups of loans, disproportionate principal payments on the loans having net mortgage interest rates higher or lower than the then current pass through rate on such certificates will affect the pass through rate for such certificates for future periods and the yield on such certificates. See "Description of the Loans" and "Prepayment and Yield Considerations" in this prospectus supplement.

     If the pass-through rates on the offered certificates are limited for any distribution date, the resulting net rate carry over may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there are sufficient available funds remaining after certain other distributions on the senior certificates and the payment of certain fees and expenses of the trust.

     Amounts distributed on the offered certificates in respect of such shortfalls may be supplemented by amounts received under the cap contract. However, the amount received from the cap provider under the cap contract may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the related rate cap.

CHANGES IN THE RELATED MORTGAGE INDEX MAY REDUCE THE YIELD WITH RESPECT TO THE INTEREST ONLY CERTIFICATES

     As described in this prospectus supplement, the Class X Certificates and the Class XN Certificates will accrue interest at a rate based, among other factors, on the weighted average of the net loan rates on the group 3 loans and group 4 loans, respectively. Except with respect to the hybrid loans during their respective fixed rate periods, the interest rates on the loans will be calculated on the basis of the related index plus the applicable margin, subject to certain limitations, as described in this prospectus supplement. As a result, declines in the indices on which the interest rates on the loans in any loan group are based may result, over time, in lower yields on the related classes of these certificates. The yield on the Class X Certificates and the Class XN Certificates will be particularly sensitive to declines in the indices at which the group 3 loans and group 4 loans, respectively, accrue interest since the pass-through rates of the Class X Certificates and the Class XN Certificates will also be reduced. See "Prepayment and Yield Considerations--Sensitivity of the Class X Certificates and Class XN Certificates" herein. Furthermore, any increase in the indices in any loan group on which the interest rates are based may result in prepayments on the loans and payments of principal on offered certificates then entitled to principal. In addition, prepayments on loans in any loan group with higher interest rates will reduce the weighted average of the interest rates on the loans in such loan group and, consequently, reduce the interest rate of the related classes of these certificates. No prediction can be made as to future levels of any of the indices at which the loans accrue interest.

DIFFERENCE BETWEEN MORTGAGE RATES AND PASS-THROUGH RATES MAY RESULT IN INTEREST SHORTFALLS TO THE CERTIFICATES.

     The mortgage rate on all of the loans will be based on the level of one-year MTA, which is a 12-month average of the monthly yields on U.S. Treasury securities, adjusted to a constant maturity of one year, or Eleventh District COFI, which is the monthly weighted average cost of funds for depository institutions that have home offices located in Arizona, California or Nevada and that are members of the Eleventh District of the Federal Home Loan Bank System as computed from statistics tabulated and published by the Federal Home Loan Bank of San Francisco as most recently available generally as of a day specified in the related note. Therefore, a lack of correlation exists between the level of the index used to determine the pass-through rates on the interest-bearing certificates and the index used to determine the mortgage rates on the loans. Generally, the nature of one-year MTA and Eleventh District COFI will cause it to rise or fall more slowly than one-month LIBOR, and the indices may move in opposite directions. We cannot assure you as to the level, rate or timing of changes in any index.

RISKS ASSOCIATED WITH THE MEZZANINE CERTIFICATES

     The weighted average lives of, and the yields to maturity on, the mezzanine certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the loans. If the actual rate and severity of losses on the loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any amounts received under the cap contract, will reduce the class principal balance of the class of subordinate certificate then outstanding with the highest numerical class designation, prior to reducing the class principal balance of any of the senior certificates. As a result of such reductions, less interest will accrue on such class of mezzanine certificates than would otherwise be the case. Once an applied realized loss amount is allocated to a subordinate certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any unpaid realized loss amounts allocated to the mezzanine certificates may be distributed to the holders of the mezzanine certificates according to the priorities set forth under "Description of the Offered Certificates--Distribution of Available Funds" and "Description of the Offered Certificates--The Cap Contract," "--The Cap Provider" and "--The Cap Account" in this prospectus supplement.

     Unless the aggregate class principal balance of the senior certificates has been reduced to zero, the mezzanine certificates will not be entitled to any principal distributions until at least April 2009 or such other date as provided in this prospectus supplement or during any period in which delinquencies or realized losses on the loans exceed certain levels. As a result, the weighted average lives of the mezzanine certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the mezzanine certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the loans.

     In addition, the multiple class structure of the mezzanine certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class C certificates, amounts received under the cap contract or a class of mezzanine certificates with a higher numerical class designation. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the mezzanine certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

PREPAYMENT INTEREST SHORTFALLS AND RELIEF ACT SHORTFALLS

     When a loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. Each servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on loans serviced by such servicer, but only up to the amount of such servicer's servicing fee for the related calendar month. In addition, certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by any servicer, the master servicer or any other entity.

     On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls to the extent not covered by the servicer will be allocated, first, to the interest distribution amount with respect to the Class C certificates, and thereafter, to the monthly interest distributable amounts with respect to the senior certificates and mezzanine certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the senior certificates and mezzanine certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the senior certificates and mezzanine certificates the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN PRINCIPAL BALANCE OF LOANS

     Substantial delays could be encountered in connection with the liquidation of delinquent loans. Further, reimbursement of servicing advances made on a loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. Approximately 12.07% of the loans (by aggregate principal balance as of the cut-off date) had loan-to-value ratios in excess of 80.00%, but no more than 100.00% at origination. Additionally, the related loan seller's determination of the value of a mortgaged property used in the calculation of the loan-to-values ratios of the loans may differ from the appraised value of such mortgaged properties. See "Underwriting Standards" in this prospectus supplement.

RISKS ASSOCIATED WITH FORTY YEAR LOANS

     Approximately 44.93% of all of the mortgage loans and approximately 47.27%, 41.84%, 43.32% and 51.25% of the loans in group 1, group 2, group 3 and group 4, respectively, have an original term to maturity of 480 months. These loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type. These loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan. It may be difficult to judge prospective defaults on these loans based on examination of the FICO credit score used in determining the credit-worthiness of a prospective borrower because the borrower's credit is subject to a greater possible fluctuation due the extended payment period. Furthermore, a term to maturity of 480 months permits the borrower to have a lower monthly payment than would be the case with the same down payment under a mortgage loan with a 360 month term to maturity.

GEOGRAPHIC CONCENTRATION COULD INCREASE LOSSES ON THE LOANS

     The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the loans in the related loan group. Any concentration of the mortgaged properties securing the loans related to your certificates in particular geographic regions might magnify the effect on the loans in any loan group of adverse economic conditions or of special hazards in these areas, such as earthquakes, hurricanes, windstorms, wildfires or tornadoes, and might increase the rate of delinquencies, defaults and losses on the loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified. See "Description of the Loans" in this prospectus supplement.

     Approximately 40.10% of all of the loans and approximately 48.54%, 34.35%, 31.96% and 53.03% of the group 1, group 2, group 3 and group 4 loans, respectively (in each case, by aggregate cut-off date principal balance for the related loan group), are secured by properties in California. The rate of delinquencies, defaults and losses on the loans may be higher than if fewer of the mortgage loans were concentrated in California because the following conditions in California will have a disproportionate impact on the loans in general:

     o Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn.

     o Weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

     o Declines in the residential real estate market in California may reduce the values of properties, which would result in an increase in the loan-to-value ratios.

     o Properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, and properties in California may be more susceptible to such hazards as hurricanes, floods, wildfires, mudslides and other natural disasters.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

     The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE LOANS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

     The loans are also subject to federal laws, including:

o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the loans;

o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

o the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such loans against either the trust or subsequent holders of the loans.

     The transferor will represent that as of the closing date, each loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the transferor will be obligated to cure such breach or repurchase or replace the affected loan in the manner described under "The Pooling and Servicing Agreement--Assignment of the Loans" in this prospectus supplement.

HIGH COST LOANS

     None of the loans are "High Cost Loans" within the meaning of the Homeownership Act or any state law, ordinance or regulation similar to the Homeownership Act. See "Certain Legal Aspects of Residential
Loans--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders--Homeownership Act and Similar State Laws" in the prospectus.

     In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originator's failure to comply with these laws could subject the trust, and other assignees of the loans, to monetary penalties and could result in the borrowers rescinding such loans against either the trust or subsequent holders of the loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

     Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a loan does not meet the test even if an originator reasonably believed that the test was satisfied. Any determination by a court that a Loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the transferor will be required to purchase such Loan from the Trust.

     See "Certain Legal Aspects of Residential Loans--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" in the prospectus.

THE CERTIFICATES ARE OBLIGATIONS OF THE ISSUING ENTITY ONLY

     The offered certificates represent obligations of the issuing entity only and will not represent an interest in or obligation of the depositor, the master servicer, the trust administrator, the sponsor, the trustee, the custodian or any of their respective affiliates. Neither the certificates nor the loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsor, the master servicer, the trust administrator, the custodian, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the master servicer, the trust administrator, the custodian, the sponsor, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

THE CAP CONTRACT IS SUBJECT TO COUNTERPARTY RISK

     The assets of the trust include the cap contract, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the offered certificates. To the extent that distributions on the offered certificates depend in part on payments to be received by the trust administrator under the cap contract, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the counterparty to the cap contract. Although there is a mechanism in place to facilitate replacement of the cap contract upon the default or credit impairment of the cap contract counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement cap contract. See "Description of the Offered Certificates--The Cap Contract," "--The Cap Provider" and "--The Cap Account" in this prospectus supplement.

     LACK OF LIQUIDITY The underwriter intends to make a secondary market in the classes of certificates actually purchased by it, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK ENTRY SYSTEM

     Ownership of the offered certificates will be registered electronically with The Depository Trust Company. The lack of physical certificates could:

o result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to The Depository Trust Company instead of directly to you;

o make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and

o hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Offered Certificates--Book-Entry Certificates" in this prospectus supplement.

NATURE OF THE LOANS

     The loans in the trust, other than the group 2 loans, were originated without regard to whether such loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these loans than with loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

REDUCTION OR WITHDRAWAL OF RATINGS

     Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

SUITABILITY OF THE OFFERED CERTIFICATES AS INVESTMENTS

     The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                           FORWARD LOOKING STATEMENTS

     In this prospectus supplement and the accompanying prospectus, we use certain forward looking statements. These forward looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement. Forward looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

     (1)  economic conditions and industry competition;

     (2)  political and/or social conditions; and

     (3)  the law and government regulatory initiatives.

     We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                  DEFINED TERMS

     We define and use capitalized terms in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. We define certain capitalized terms we use in this prospectus supplement under the caption "Glossary of Terms" in this prospectus supplement. We define capitalized terms we use in the accompanying prospectus under the caption "Glossary of Terms" in the prospectus.

                            DESCRIPTION OF THE LOANS

GENERAL

     On or about April 20, 2006 (the "Closing Date"), Mortgage Asset Securitization Transactions, Inc., the depositor, will acquire the Loans, having an aggregate scheduled principal balance as of the Cut-Off Date of approximately $1,117,141,591 from UBS Real Estate Securities Inc., which will have previously acquired the Loans under certain purchase and sale agreements from the Loan Sellers. The depositor will then transfer the Loans to the issuing entity pursuant to the Pooling and Servicing Agreement. The issuing entity will be entitled to all scheduled payments of principal and interest in respect of the Loans due after the Cut-Off Date, and all unscheduled payments of principal and interest received after the Cut-Off Date. The "Cut-off Date" for the Loans is March 1, 2006.

     Unless otherwise stated, the statistical information presented in this prospectus supplement relates to the Loans as of the Cut-Off Date, and information as to percentages of Loans is based on the scheduled principal balances of Loans in the applicable Loan Group as of the Cut-Off Date (after taking into account scheduled payments of principal on that date).

     As of the close of business on the Cut-Off Date, none of the Loans were 30 days or more past due in the payment of scheduled principal and interest. The delinquency status of a Loan is determined as of the close of business on the last day of each month in accordance with the MBA method, so that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered to be 30 days delinquent.

     Negative Amortization Loans

     Approximately 98.71% of the Loans, by Cut-Off Date principal balance are "Negative Amortization Loans." The Mortgage Rates for the Negative Amortization Loans are generally fixed for the one or three month period after origination (and the related Mortgage Rate during such time period generally is less than the sum of the applicable Mortgage Index and the related Gross Margin) and then they adjust monthly, but the scheduled payments on the Negative Amortization Loans adjust annually on a date specified in the related mortgage note, subject to the conditions (the "Payment Caps") that:

o the amount of the monthly payment (with the exception of the initial payment recast date and each fifth payment adjustment date thereafter, or the final payment adjustment date) will not increase or decrease by an amount that is more than 7.5% of the monthly payment prior to the adjustment,

o as of the initial payment recast date, and on the same day every fifth year thereafter and on the last payment adjustment date, the monthly payment will be recast without regard to the limitation in the first bullet point above; and

o if the unpaid principal balance exceeds the applicable maximum negative amortization percentage of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in the first bullet point to amortize fully the then unpaid principal balance of the Negative Amortization Loan over its remaining term to maturity.

     Each Loan provides for the adjustment to its mortgage rate (the "Mortgage Rate") at the end of its initial fixed-rate period, if any, and, monthly thereafter (referred to as the "Adjustment Date") in accordance with the terms of the related Mortgage Note to equal the sum of (1) the index (the "Mortgage Index") in the related Mortgage Note and (2) a fixed percentage amount specified in the related mortgage note (the "Gross Margin").

     Since the Mortgage Rates on the Loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Negative Amortization Loan over its then remaining term at the applicable Mortgage Rate. Accordingly, Negative Amortization Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related accrual period at the applicable Mortgage Rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable Mortgage Rate is greater than the entire monthly payment due on the related Due Date (which is referred to as "Deferred Interest")); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable Mortgage Rate and to reduce principal in accordance with a fully amortizing schedule). Any Deferred Interest is added to the principal balance of the applicable Negative Amortization Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due in the immediately preceding Due Period. Adjustments to the Mortgage Rate for each Loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). After the introductory period of one, three, six or twelve months during which the Mortgage Rate is fixed, each Mortgage Loan specifies a lifetime minimum interest rate.

     The Loans are evidenced by Mortgage Notes, secured primarily by mortgages or deeds of trust on the Mortgaged Properties. As of the Cut-Off Date, all of the Loans were secured by first liens on Mortgaged Properties.

     The scheduled monthly payment on each Loan includes a substantially equal payment consisting of interest plus principal in an amount that will amortize the outstanding principal balance of the Loan over its remaining term, except for the following loans that do not provide for any payment of principal prior to 10 years after origination, as applicable: approximately 2.28% of the Group 1 Loans and approximately 1.76% of the Group 2 Loans (in each case based on the Cut-Off Date Pool Balance of the related Loan Group). Substantially all of the Loans provide for payments due as of the first day of each month. The latest scheduled maturity date of any Loans is in March 2046. However, the actual date on which any Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal.

     Approximately 67.95% of the Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, such Loan provides for payment of a prepayment charge on partial prepayments and prepayments in full made within a stated number of months that is between 6 months and 36 months from the date of origination of such Loan. The amount of the prepayment charge is provided in the related mortgage note and is generally equal to six months' interest on any amounts prepaid in excess of 20% of the original Principal Balance of the related Loan in any 12 month period. The holders of the Class P certificates will be entitled to all prepayment charges received on the Loans, other than any prepayment charges to which the related servicer is entitled, and such amounts will not be available for distribution on the other classes of certificates. Under certain circumstances, as described in the Pooling and Servicing Agreement, the related servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the related servicer with respect to the waiver thereof, may have on the prepayment performance of the Loans.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act") permits the collection of prepayment charges and late fees in connection with some types of eligible loans and pre-empts any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted against the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on Loans that provide for the payment of those charges unless otherwise specified in this prospectus supplement. The Office of Thrift Supervision ("OTS") has withdrawn its favorable Parity Act regulations and Chief Counsel Opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges, decisions by the related servicer with respect to the waiver thereof and the amendment of the Parity Act, may have on the prepayment performance of the Loans. See "Certain Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions--Prepayment Penalties" in the prospectus.

     Each Loan with an LTV Ratio at origination of more than 80%, or as required by state law, is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Freddie Mac or Fannie Mae. Each policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the Loan, the accrued interest on the Loan and the related foreclosure expenses.

     Approximately 12.07% of the Loans, by Cut-Off Date Pool Balance of the Loans, had LTV Ratios at origination of greater than 80% and, with respect to each such Loan, the related borrowers were required to obtain primary mortgage insurance. No primary mortgage insurance policy will be required on any Loan after the date on which the LTV Ratio is below a certain level that varies from state to state or if maintaining the policy is prohibited by law.

     No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sale date. If residential real estate values decline generally or in a particular geographic area decline, the LTV Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Loans.

     Group 1 Loans

     Each Group 1 Loan has a fixed Mortgage Interest Rate for the first 1, 3 or 6 months or 1 or 10 years after the origination of such Group 1 Loans. Each Group 1 Loan provides for adjustments to its Mortgage Interest Rate at the end of the initial fixed rate period and semi-annually or annually thereafter. On each adjustment date, the Mortgage Interest Rate of Group 1 Loans will adjust to the sum of (i) One-Year MTA (as defined below) or COFI (as defined below) and
(ii) the number of basis points specified in the applicable Mortgage Note, rounded up to the nearest one eighth of one percent, subject to the limitation that adjustments to the Mortgage Interest Rate for each Group 1 Loan are subject to a lifetime maximum interest rate cap. Approximately 97.72% of the Group 1 Loans are Negative Amortization Loans. See "Description of the Loans--General--Negative Amortizing Loans" in this prospectus supplement.

     Group 2 Loans

     Each Group 2 Loan has a fixed Mortgage Interest Rate for the first 1, 3 or 6 months or 1 or 10 years after the origination of such Group 2 Loans. Each Group 2 Loan provides for adjustments to its Mortgage Interest Rate at the end of the initial fixed rate period and semi-annually or annually thereafter. On each adjustment date, the Mortgage Interest Rate of Group 2 Loans will adjust to the sum of (i) One-Year MTA (as defined below) and (ii) the number of basis points specified in the applicable Mortgage Note, rounded up to the nearest one eighth of one percent, subject to the limitation that adjustments to the Mortgage Interest Rate for each Group 2 Loan are subject to a lifetime maximum interest rate cap. Approximately 98.24% of the Group 2 Loans are Negative Amortization Loans. See "Description of the Loans--General--Negative Amortizing Loans" in this prospectus supplement.

     Each Group 2 Loan has an original principal balance that conforms to the limits of Freddie Mac.

     Group 3 Loans

     Each Group 3 Loan has a fixed Mortgage Interest Rate for the 1 or 3 months or 1 year after the origination of such Group 3 Loans. Each Group 3 Loan provides for adjustments to its Mortgage Interest Rate at the end of the initial fixed rate period and annually thereafter. On each adjustment date, the Mortgage Interest Rate of Group 3 Loans will adjust to the sum of (i) One-Year MTA (as defined below) and (ii) the number of basis points specified in the applicable Mortgage Note, rounded up to the nearest one eighth of one percent, subject to the limitation that adjustments to the Mortgage Interest Rate for each Group 3 Loan are subject to a lifetime maximum interest rate cap. All of the Group 3 Loans are Negative Amortization Loans. See "Description of the Loans--General--Negative Amortizing Loans" in this prospectus supplement.

     Group 4 Loans

     Each Group 4 Loan has a fixed Mortgage Interest Rate for the first month after the origination of such Group 4 Loans. Each Group 4 Loan provides for adjustments to its Mortgage Interest Rate at the end of the initial fixed rate period and annually thereafter. On each adjustment date, the Mortgage Interest Rate of Group 4 Loans will adjust to the sum of (i) One-Year MTA (as defined below) and (ii) the number of basis points specified in the applicable Mortgage Note, rounded up to the nearest one eighth of one percent, subject to the limitation that adjustments to the Mortgage Interest Rate for each Group 4 Loan are subject to a lifetime maximum interest rate cap. All of the Group 4 Loans are Negative Amortization Loans. See "Description of the Loans--General--Negative Amortizing Loans" in this prospectus supplement.

     "One-Year MTA" generally means a per annum rate equal to the twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519).

     "COFI" generally means the weighted average cost of funds of depository institutions, headquartered in Arizona, California or Nevada and members of the Eleventh District of the Federal Home Loan Bank System, as computed from statistics tabulated and published by the FHLB of San Francisco.

     Listed below are historical values of One-Year MTA available as of the dates shown below. The values shown are intended only to provide an historical summary of the movements in One-Year MTA and may not be indicative of future rates. The source of the values shown below is the Bloomberg L.P.

                                                      ONE-YEAR MTA
                  -------------------------------------------------------------------------------------
     DATE           2006       2005       2004       2003       2002       2001       2000       1999
---------------   --------   --------   --------   --------   --------   --------   --------   --------
January .......      4.011%     2.022%     1.234%     1.935%     3.260%     5.999%     5.212%     4.991%
February ......      3.888%     2.171%     1.229%     1.858%     3.056%     5.871%     5.338%     4.940%
March .........      4.011%     2.347%     1.225%     1.747%     2.912%     5.711%     5.458%     4.889%
April .........                 2.504%     1.238%     1.646%     2.787%     5.530%     5.580%     4.832%
May ...........                 2.633%     1.288%     1.548%     2.668%     5.318%     5.703%     4.783%
June ..........                 2.737%     1.381%     1.449%     2.553%     5.102%     5.793%     4.757%
July ..........                 2.865%     1.463%     1.379%     2.414%     4.897%     5.880%     4.729%
August ........                 3.019%     1.522%     1.342%     2.272%     4.671%     5.962%     4.728%
September .....                 3.163%     1.595%     1.302%     2.180%     4.395%     6.035%     4.773%
October .......                 3.326%     1.677%     1.268%     2.123%     4.088%     6.083%     4.883%
November ......                 3.478%     1.773%     1.256%     2.066%     3.763%     6.128%     4.968%
December ......                 3.618%     1.887%     1.244%     2.002%     3.481%     6.108%     5.078%

     Listed below are historical values of COFI available as of the dates shown below. The values shown are intended only to provide an historical summary of the movements in COFI and may not be indicative of future rates. The source of the values shown below is the Bloomberg L.P.

                                                          COFI
                  -------------------------------------------------------------------------------------
     DATE           2006       2005       2004       2003       2002       2001       2000       1999
---------------   --------   --------   --------   --------   --------   --------   --------   --------
January .......      3.347%     2.183%     1.811%     2.308%     2.823%     5.514%     4.901%     4.608%
February ......      3.604%     2.317%     1.841%     2.257%     2.744%     5.426%     4.967%     4.562%
March .........                 2.400%     1.815%     2.210%     2.653%     5.198%     5.002%     4.519%
April .........                 2.515%     1.802%     2.208%     2.723%     4.946%     5.078%     4.490%
May ...........                 2.622%     1.708%     2.130%     2.772%     4.745%     5.196%     4.480%
June ..........                 2.676%     1.758%     2.113%     2.847%     4.498%     5.357%     4.504%
July ..........                 2.757%     1.816%     2.018%     2.821%     4.274%     5.456%     4.500%
August ........                 2.870%     1.875%     1.946%     2.763%     4.106%     5.509%     4.562%
September .....                 2.972%     1.931%     1.923%     2.759%     3.974%     5.548%     4.608%
October .......                 3.074%     1.960%     1.909%     2.708%     3.628%     5.589%     4.666%
November ......                 3.190%     2.025%     1.821%     2.537%     3.368%     5.607%     4.773%
December ......                 3.296%     2.118%     1.902%     2.375%     3.074%     5.617%     4.852%

POOL DELINQUENCY AND LOSS EXPERIENCE

     No Loan has been Delinquent 30 or more days since origination.

STATISTICAL INFORMATION

     Statistical information regarding characteristics of the Loans in the aggregate, as well as by Loan Group, as of the Cut-Off Date is set forth in Annex A to this prospectus supplement. Annex A is hereby incorporated into, and made a part of, this prospectus supplement.

     Before the Closing Date, the depositor may remove any of the Loans identified as of the date of this prospectus supplement or may substitute comparable loans for any of the Loans identified as of the date of this prospectus supplement. However, the aggregate principal balance of the substituted Loans will not vary by more than plus or minus 5% of the Loans, by the aggregate Cut-Off Date Principal Balance. As a result, the statistical information presented in Annex A to this prospectus supplement regarding the characteristics of the Loans identified for inclusion in the trust may vary in some respects from comparable information based on the actual composition of the Loans included in the trust on the Closing Date. In addition, after the Cut-Off Date, the characteristics of the Loans may materially vary from the information below due to a number of factors. These factors include prepayments of the Loans after the Cut-Off Date and the substitution or repurchase of Loans after the Closing Date.

                            STATIC POOL INFORMATION

     The depositor shall make available any of the sponsor's material static pool information as required under the SEC's rules and regulations. The static pool information material to this offering of certificates is located at www.ubs.com/regulationab.

     The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                                 THE ORIGINATORS

     The originators of the Loans are American Home Mortgage Corp. ("American Home") with respect to 95.42% of the Cut-Off Date Principal Balance of all of the Loans and other unaffiliated originators, each of which represents less than 10% of the Cut-Off Date Principal Balance of the Loans.

AMERICAN HOME MORTGAGE CORP.

     American Home is a New York corporation. American Home conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by American Home 's call center. American Home operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. American Home has been originating mortgage loans since its incorporation in 1998, and has been originating hybrid mortgage loans since such date. The principal executive offices of American Home are located at 538 Broadhollow Road, Melville, New York 11747.

     The following table reflects American Home's originations of "short reset" adjustable-rate mortgage ("ARM") loans (which include one-month to three-month ARM loans, six-month ARM loans, one-year ARM loans, 2/1 hybrid ARM loans, 3/1 hybrid ARM loans and negative amortization loans) for the past three years:

                           YEAR ENDED         YEAR ENDED        YEAR ENDED
SHORT RESET ARM LOANS  DECEMBER 31, 2003  DECEMBER 31, 2004  DECEMBER 31, 2005
---------------------  -----------------  -----------------  -----------------
  Number of Loans                  9,652             21,858             28,177
  Principal Balance    $   2,019,187,747  $   5,258,161,603  $   9,538,959,441

     American Home is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Certificates.

     For the underwriting guidelines of American Home, see "Underwriting Standards-- American Home Mortgage Corp." in this prospectus supplement.

                             UNDERWRITING STANDARDS

GENERAL

     The Loans have either been originated by a Loan Seller or purchased by a Loan Seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with that Loan Seller) and other mortgage loan originators and purchasers of mortgage loans in the secondary market, and were originated generally in accordance with the underwriting criteria described in this section "--General," or the following section pertaining to American Home Mortgage Corp. and its related Loans.

     A majority of the Loans (other than the Group 2 Loans) are "conventional non-conforming mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Department of Veteran Affairs or which do not qualify for sale to Fannie Mae or Freddie Mac and are negative amortization loans secured by second liens on one- to four-family residential properties).

     The underwriting standards applicable to the Loans (other than the Group 2 Loans) typically differ from, and are, with respect to a substantial number of such Loans, generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described in this prospectus supplement are made in the event that compensating factors are demonstrated by a prospective borrower.

     Generally, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the borrower from other sources. With respect to mortgaged properties consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective borrower's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan-to-value ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the borrower after origination.

     Certain of the Loans have been originated under alternative documentation, streamlined documentation, reduced documentation, "lite" documentation, stated income, low/limited or "Express" documentation, no stated income, no ratio, "NIV" or no documentation programs, which require less documentation and verification than do traditional full documentation programs. Generally, under an alternative documentation program, the borrower provides alternate forms of documentation to verify employment, income and assets. Under a streamlined documentation program, a borrower's income and assets that have been previously documented are re verified, and any additional documentation and verification is limited. Under a reduced documentation program, verification of either a borrower's stated income or stated assets, but not both, is undertaken by the originator. Under a "lite" documentation, "stated income" or "NIV" program, a borrower is required to state both their income and assets, but the originator only undertakes to verify such borrower's assets. Under low/limited or "Express" documentation program, the amount of documentation required to document a borrower's income and assets is limited. Under a no stated income program or a no ratio program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a no documentation program, the borrower is not required to state either their income or assets, and accordingly no verification of such borrower's income or assets is undertaken by the originator. The underwriting for such Loans may be based primarily or entirely on other factors, such as an appraisal of the mortgaged property, the loan-to-value ratio at origination and the borrower's credit score and previous mortgage payment history.

     The adequacy of the mortgaged property as security for repayment of the related Loan will generally have been determined by an appraisal in accordance with pre established appraisal procedure standards for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre established appraisal procedure standards established by the originator. The appraisal procedure standards generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on the current cost of constructing or purchasing a similar property.

AMERICAN HOME MORTGAGE CORP.

     The following information generally describes American Home's underwriting guidelines with respect to mortgage loans originated pursuant to its "conforming" or "prime" underwriting guidelines and its Alt-A underwriting guidelines.

     The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the U.S. Department of Veterans Affairs
(VA), the U.S. Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by American Home. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

     American Home's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac, but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the U.S. Department of Veterans Affairs.

     American Home's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to the underwriting standards may be permitted where compensating factors are present. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes and vacation properties, no income derived from the property will have been considered for underwriting purposes. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

     American Home underwrites a borrower's creditworthiness based solely on information that American Home believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

     Non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac, in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products, the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products, the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

     American Home obtains a credit report for each borrower that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by American Home non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For American Home Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last twelve months.

     In addition to reviewing the borrower's credit history and credit score, American Home underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over 30 days after the due date for the most recent twelve months. In general, for Alt-A loans, the borrower may have no more than one payment that was made over 30 days after the due date for the most recent twelve months.

     In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter, Freddie Mac's Loan Prospector automated underwriting systems, a customized form of Fannie Mae's Desktop Underwriter called Custom Desktop Underwriter, or they have been manually underwritten by American Home's underwriters. American Home's Alt-A loan products generally have been approved manually by contract underwriters provided by certain mortgage insurance companies or by American Home's senior underwriters. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense, the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

     Every mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on-site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties and a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by American Home's vendor management company or an underwriter of American Home or a mortgage insurance company contract underwriter.

     The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property, this ratio is based on the lower of the sales price of the property and the appraised value. American Home sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, American Home requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction, loans on second homes or loans on investment properties. A lower loan-to-value ratio requires a borrower to have more equity in the property, which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all loans in which the loan-to-value ratio exceeds 80%, American Home requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

     American Home realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to American Home's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

     American Home is an affiliate of American Home Mortgage Servicing, Inc., one of the servicers.

                                   THE SPONSOR

     Unless otherwise specified in the prospectus supplement, UBSRES will act as sponsor of the trust fund. Any other entity that acts as sponsor instead of UBSRES will be described in the related prospectus supplement.

GENERAL

     UBS Real Estate Securities, Inc. ("UBSRES") is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713 2000.

SECURITIZATION PROGRAM

     UBSRES has been engaged in the securitization of a variety of assets since 1983. During the 2003, 2004 and 2005 fiscal years, UBSRES securitized approximately $26,586,046,432, $23,715,469,420 and $9,044,655,402 of financial assets.

     The following table describes size, composition and growth of UBSRES's total portfolio of assets it has securitized as of the dates indicated.

                    DECEMBER 31, 2003              DECEMBER 31, 2004             DECEMBER 31, 2005
               ----------------------------   ---------------------------   ---------------------------
                        TOTAL PORTFOLIO OF             TOTAL PORTFOLIO OF            TOTAL PORTFOLIO OF
 LOAN TYPE     NUMBER         LOANS           NUMBER         LOANS          NUMBER         LOANS
------------   ------   -------------------   ------   ------------------   ------   ------------------
Alt-A ARM       1,831   $    704,818,691.15   15,172   $ 4,196,433,786.47    7,319   $ 2,141,793,872.88
Alt-A Fixed    30,014   $  4,808,312,278.14   33,732   $ 5,578,131,022.96   12,658   $ 2,301,424,102.78
Prime ARM       5,510   $  2,097,734,162.54   12,527   $ 5,574,915,529.55    3,447   $ 1,201,231,043.87
Prime Fixed    29,586   $ 14,090,593,768.16   10,566   $ 4,822,540,192.90    2,831   $ 1,072,342,586.00
Reperforming        0                  None      162   $    24,426,327.00      142   $    16,680,656.00
Scratch&Dent        0                  None    1,133   $   188,828,039.00    2,411   $   337,609,459.00
Seconds             0                  None        0                 None    4,788   $   247,087,151.00
SubPrime       27,665   $  4,327,714,923.39   20,424   $ 2,603,908,932.00    5,489   $   982,036,702.30
Seasoned        1,174   $    556,872,608.80    1,724   $   726,285,590.60    2,444   $   744,449,828.62

     Through the use of subservicers, UBSRES may contract for the servicing of loans. As specified in the related prospectus supplement, the trust fund may include loans subserviced on behalf of UBSRES as owner of the related servicing rights.

     UBSRES typically acquires loans from third party originators. Employees of UBSRES or its affiliates will structure securitization transactions in which loans are sold to the depositor. In consideration for the sale of loans, the depositor will cause the issuance of the securities that are entitled to the cashflows from such loans and enter into an arrangement with one or more underwriters for the purchase of such securities.

     Pursuant to the agreement conveying assets from UBSRES to the depositor, UBSRES may make representations and warranties relating to certain characteristics of such assets. As specified in the related prospectus supplement, breaches of such representations and warranties that materially affect the value of the related loan or the interests of the related securityholders in such loan will result in an obligation on the part of UBSRES to cure, repurchase or substitute for such loan. In certain situations, rather than making such representations and warranties itself, UBSRES may assign its interest under the related purchase agreement pursuant to which it acquired the loans from the related originator.

                                  THE DEPOSITOR

     Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713 2000.

     The depositor has been engaged in the securitization of loans since its incorporation in 1987. The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans. The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

     The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

     After the issuance of the securities, the depositor will have limited or no obligations with respect to the securities and the related trust fund. Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the related assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

     The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

     Since the depositor's main securitization experience is in connection with securitization of assets sold by the sponsor to the depositor, the depositor's portfolio of assets securitized are similar to the securitization experience described above under "The Sponsor--Securitization Program".

                     THE MASTER SERVICER AND THE SERVICERS

GENERAL

     Wells Fargo Bank, N.A. ("Wells Fargo"), will act as the master servicer of the Loans pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the "Pooling and Servicing Agreement"), among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo, as master servicer, trust administrator and custodian, and U.S. Bank National Association, as trustee.

     Primary servicing of the Loans will be provided for by American Home Mortgage Servicing, Inc. which will service approximately 95.42% of the Cut-Off Date Principal Balance of all of the Loans, and certain other servicers, each of which will service less than 10% of the Cut-Off Date Principal Balance of all of the Loans, in accordance with the applicable Servicing Agreements. Each servicer will be responsible for the servicing of those Loans subject to the related Servicing Agreement, and the master servicer will be required to supervise, monitor and oversee the performance of each servicer. In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required to enforce any remedies against the servicer, and will either find a successor servicer or will assume the primary servicing obligations for the related Loans.

THE MASTER SERVICER

     Wells Fargo will act as master servicer, trust administrator and custodian under the Pooling and Servicing Agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and customer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, the sellers and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

     As master servicer, Wells Fargo is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of their respective Servicing Agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any Servicing Agreement, the master servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting servicer. In particular, upon the failure of any servicer to make a required advance of delinquent monthly payments on the Loans, the master servicer will be required to terminate the defaulting servicer and to make such advance to the extent that the master servicer determines such advance is recoverable from subsequent payments or recoveries on the related mortgage loan. As of November 30, 2005, Wells Fargo was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

     Under the terms of the Pooling and Servicing Agreement, Wells Fargo also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D; annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo has been engaged in the business of trust administration since June 30, 1995. As of November 30, 2005, Wells Fargo was acting as trust administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

     Wells Fargo will act as custodian of the Loan files pursuant to the Pooling and Servicing Agreement. In such capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Loan files on behalf of the trustee and the certificateholders. Wells Fargo maintains each loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files. As of November 30, 2005, Wells Fargo was acting as custodian of more than nine million files.

     Wells Fargo serves or has served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

     Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

THE SERVICERS

     Information relating to the servicing activities of American Home Mortgage Servicing, Inc. is summarized below.

  American Home Mortgage Servicing, Inc.

     American Home Mortgage Servicing, Inc. ("American Home Servicing") is a Maryland corporation. American Home Servicing is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. American Home Servicing has been servicing mortgage loans since its incorporation in 1972. American Home Servicing may use subservicers with respect to all or a portion of the Loans that it services, although American Home Servicing is not using any subservicers as of the Cut-off Date.

     American Home Servicing will send statements to borrowers and process the payments as received by depositing them within two business days into a custodial account. If the borrower is delinquent, American Home Servicing will attempt to contact the borrower in an effort to make the borrower current. If the borrower is delinquent for 90 days or more, American Home Servicing will begin the foreclosure process with respect to the borrower. As part of the foreclosure process, a sale of the property may occur in which American Home Servicing may take possession of the property as "real estate owned" property, commonly known as an REO property. American Home Servicing will manage any REO property in an attempt to maximize the proceeds from the sale to a third party.

     The following table shows the size, composition, and growth of American Home Servicing's portfolio of "short reset" adjustable-rate mortgage ("ARM") loans (which include one-month to three-month ARM loans, six-month ARM loans, one-year ARM loans, 2/1 hybrid ARM loans, 3/1 hybrid ARM loans and negative amortization loans) for the past three years:

                           YEAR ENDED         YEAR ENDED        YEAR ENDED
SHORT RESET ARM LOANS  DECEMBER 31, 2003  DECEMBER 31, 2004  DECEMBER 31, 2005
---------------------  -----------------  -----------------  -----------------
Number of Loans                    6,328             20,751             36,698
Principal Balance      $   1,103,705,297  $   4,762,653,643  $  11,109,065,096

     American Home Servicing is not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer, or a sub-servicer. American Home Servicing is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. American Home Servicing outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by American Home Servicing.

     American Home Servicing is an affiliate of American Home Mortgage Investment Corp., also referred to in this section as AHMIC, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol "AHM". American Home Servicing is a "taxable REIT subsidiary" of AHMIC.

     Collections on the Loans serviced by American Home Servicing will be maintained in a payment clearing account for two days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

     American Home Servicing will generally only have the ability to modify Loans that it is servicing in the case the related borrower is in default. If American Home Servicing reduces the borrower's monthly payment, the amount payable to the trust may be reduced.

     American Home Servicing does not have any custodial responsibility for the assets. The custodian has sole responsibility pursuant to the Pooling and Servicing Agreement.

     American Home Servicing is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

     American Home Servicing is an affiliate of American Home Mortgage Corp., one of the originators.

                       AFFILIATES AND RELATED TRANSACTIONS

     The sponsor and the depositor are affiliated entities and wholly owned subsidiaries of UBS Americas Inc. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between either of the sponsor or the depositor that was entered into outside the ordinary course of business of either such party or on terms other than would be obtained in an arm's length transaction with unaffiliated entities.

     Wells Fargo is the master servicer, the trust administrator and the custodian.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the offered certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The trust will issue (i) the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 2-A-1, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class X and Class XN certificates, (ii) the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates, (iii) the Class C certificates, (iv) the Class P certificates, (v) the Class R certificates and
(vi) the Class R-X Certificates.. Each class of certificates, other than the Class C, Class P, Class R and Class R-X certificates, is offered hereby.

     When describing the certificates in this prospectus supplement, we use the following terms:

DESIGNATION                       CLASSES OF CERTIFICATES
------------------------------    ------------------------------------------------------------
Group 1 Certificates .........    Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates

Group 2 Certificates .........    Class 2-A-1 Certificates

Group 3 Certificates .........    Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates

Group 4 Certificates .........    Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates

Senior Certificates ..........    Group 1 Certificates, Group 2 Certificates, Group 3
                                  Certificates, Group 4 Certificates, Class X Certificates and
                                  Class XN Certificates

Mezzanine Certificates .......    Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
                                  M-6 and Class M-7 Certificates

Subordinate Certificates .....    Mezzanine Certificates and Class C Certificates

Interest Only Certificates ...    Class X Certificates and Class XN Certificates

LIBOR Certificates ...........    Group 1 Certificates, Group 4 Certificates and Mezzanine
                                  Certificates

MTA Certificates .............    Group 3 Certificates

Delay Certificates ...........    Class 2-A-1 Certificates, the MTA Certificates and the
                                  Class X Certificates

No Delay Certificates ........    The LIBOR Certificates and the Class XN Certificates

Offered Certificates .........    Senior Certificates and Mezzanine Certificates

Residual Certificates ........    Class R Certificates and Class R-X Certificates

Private Certificates .........    Class C, Class P, Class R and Class R-X Certificates

     The Senior Certificates and the Mezzanine Certificates will have the Original Class Principal Balances specified in the chart entitled "The Series 2006-OA1 Certificates" beginning on page S-5 of this prospectus supplement, subject to a permitted variance of plus or minus five percent. The Class C certificates will have an Original Class Principal Balance equal to approximately $5,585,491 (which is approximately equal to the excess of the aggregate Cut-off Date Principal Balance of the Loans over the aggregate of the Original Class Principal Balances of the Senior Certificates, the Mezzanine Certificates and the Class P certificates). The Class P certificates will have an Original Class Principal Balance of $100 and will not bear interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the Loans, other than any prepayment charges to which the related servicer is entitled, and such amounts will not be available for distribution to the holders of the Offered Certificates. The Residual Certificates will not have Original Class Principal Balances and will not bear interest.

     The offered certificates will be issued in book-entry form as described below. The offered certificates, other than the Residual Certificates, will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof; provided that offered certificates must be purchased in minimum total investments of $100,000 per class. The last scheduled maturity date for the offered certificates is the Distribution Date in April 2046.

     Distributions on the offered certificates will be made by the trust administrator on each Distribution Date, to the persons in whose names such certificates are registered at the close of business on the Record Date.

CALCULATION OF CLASS PRINCIPAL BALANCE

     The "CLASS PRINCIPAL BALANCE" of any class of offered certificates (other than the Interest Only Certificates) as of any Distribution Date is the initial Class Principal Balance of the class reduced by the sum of:

     o all amounts previously distributed to holders of certificates of the class as scheduled and unscheduled payments of principal; and

     o    the Applied Realized Loss Amounts allocated to the class;

provided, however, that the Class Principal Balance of the classes to which Applied Realized Loss Amounts have been allocated will be increased sequentially in the order of payment priority from highest to lowest, by the amount of Subsequent Recoveries on the Loans in the related loan group distributed as principal to any class of related certificates, but not by more than the amount of Applied Realized Loss Amounts previously allocated to reduce the Class Principal Balance of that class of certificates. See "The Pooling and Servicing Agreement - Realization Upon Defaulted Loans" in the prospectus.

     Although Subsequent Recoveries, if any, will be allocated to increase the Class Principal Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount for the applicable loan group and will be distributed in the priority set forth below under "--Principal," and therefore such Subsequent Recoveries may not to be used to make any principal payments on the class or classes of certificates for which the Class Principal Balance have been increased by allocation of Subsequent Recoveries as described above. Additionally, holders of such certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Principal Balance for any accrual period preceding the Distribution Date on which such increase occurs.

     If the Overcollateralization Amount is zero and there is a realized loss on a Mortgage Loan, the Class Principal Balance of the class of mezzanine certificates then outstanding with the lowest distribution priority (beginning with the Class M-7 Certificates) will be reduced if and to the extent that the aggregate of the Class Principal Balances of all the classes of certificates in the related certificate group, following all distributions on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that Due Date).

NOTIONAL AMOUNT CERTIFICATES

     The Class X Certificates and Class XN Certificates are Interest Only Certificates. The Notional Amount of the Class X Certificates for any Distribution Date will equal the aggregate Class Principal Balance of the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, immediately prior to the Distribution Date. The Notional Amount of the Class XN Certificates for any Distribution Date will equal the aggregate Class Principal Balance of the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, immediately prior to the Distribution Date.

BOOK-ENTRY CERTIFICATES

     The offered certificates will be book-entry certificates. Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company ("DTC"), or indirectly through organizations which are participants in that system. The book-entry certificates of each class will be issued in one or more certificates which equal the aggregate Class Principal Balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described in the prospectus under "Description of the Securities--Book-Entry Registration of Securities," no person acquiring a Book-Entry certificate will be entitled to receive a physical certificate. Unless and until physical certificates ("Definitive Certificates") are issued, it is anticipated that the only certificateholder of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC. For a discussion of DTC, see "Description of the Securities--Book-Entry Registration of Securities" in the prospectus. For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICs--Taxation of Certain Foreign Investors--Regular Securities" and "--REMICs--Backup Withholding" in the prospectus.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trust administrator on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the applicable Record Date. The "RECORD DATE," with respect to any Distribution Date and the Delay Certificates, is the last business day of the month immediately preceding the month in which the Distribution Date occurs. With respect to any Distribution Date and the No Delay Certificates, the Record Date is the business day immediately preceding each Distribution Date. Payments on each Distribution Date, including the first Distribution Date, will be made only to Certificateholders of record as of the related Record Date.

     Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of any certificateholder who has so notified the trust administrator in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the corporate trust office of the trust administrator.

     "PREPAYMENT INTEREST EXCESS" means with respect to any Mortgage Loan and principal prepayment received by the master servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the cut-off date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

INTEREST

     On each Distribution Date, the interest distributable with respect to the offered certificates is the interest which has accrued on the Class Principal Balances or Notional Amount, as applicable, thereof immediately prior to that Distribution Date at the then applicable related Pass-Through Rate during the applicable Accrual Period.

     For any Distribution Date, the "ACCRUAL PERIOD" with respect to the Delay Certificates is the calendar month preceding the month in which such Distribution Date occurs. With respect to the first Distribution Date and the No Delay Certificates, the Accrual Period is the period from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date.

     Interest Entitlement. Interest on the Delay Certificates will be calculated on the basis of a 360 day year divided into twelve 30 day months. Interest on the No Delay Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Accrual Period.

     "CURRENT INTEREST," with respect to each class of Offered Certificates and each Distribution Date, is the interest accrued at the applicable Pass-Through Rate for the applicable Accrual Period on the Class Principal Balance or Notional Amount, as applicable, of such class immediately prior to such Distribution Date.

     The "INTEREST REMITTANCE AMOUNT" for any Distribution Date and Loan Group is equal to:

          (a)  the sum, without duplication, of:

               (1) all scheduled interest on the Loans in that Loan Group due on the related Due Date that are received on or prior to the related Determination Date, less the related Servicing Fees,

               (2) all interest on prepayments on the Loans in that Loan Group, other than Prepayment Interest Excess,

               (3) all Advances relating to interest in respect of the Loans in that Loan Group,

               (4) amounts paid by any servicer or the master servicer in respect of Compensating Interest for that Loan Group, and

               (5) liquidation proceeds on the Loans in that Loan Group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

     minus

          (b) all non-recoverable Advances in respect of the Loans in that Loan Group relating to interest and certain expenses reimbursed since the prior Due Date.

     "INTEREST CARRY FORWARD AMOUNT," with respect to each class of Offered Certificates and each Distribution Date, is the excess of:

          (a) Current Interest for such class with respect to prior Distribution Dates, over

          (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

     PASS-THROUGH RATES. The classes of certificates will have the respective pass-through rates described below (each, a "PASS-THROUGH RATE").

     LIBOR Certificates and MTA Certificates.

     The Pass-Through Rate with respect to each Accrual Period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

     (1) One-Month LIBOR for such Accrual Period (calculated as described below under "--Calculation of One-Month LIBOR") plus the Pass-Through Margin for such class and Accrual Period, and

     (2)  the applicable Net Rate Cap for such class for such Distribution Date.

     The Pass-Through Rate with respect to each Accrual Period, other than the first Distribution Date, and each class of MTA Certificates will be a per annum rate equal to the lesser of:

     (1) One-Year MTA for such Accrual Period (calculated as described below under "-- Calculation of One-Year MTA") plus the Pass-Through Margin for such class and Accrual Period, and

     (2)  the applicable Net Rate Cap for such class for such Distribution Date;

provided, that the Pass-Through Rate on the first Distribution Date with respect to the MTA Certificates will be a per annum rate equal to the related Net Rate Cap.

     The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates and MTA Certificates is as follows:

  CLASS OF CERTIFICATES     PASS-THROUGH MARGIN
-------------------------   -------------------
                              (1)        (2)
                            --------   --------
Class 1-A-1 .............      0.210%     0.420%
Class 1-A-2 .............      0.250%     0.500%
Class 1-A-3 .............      0.310%     0.620%
Class 3-A-1 .............      0.940%     0.940%
Class 3-A-2 .............      0.940%     0.940%
Class 3-A-3 .............      0.940%     0.940%
Class 4-A-1 .............      0.210%     0.420%
Class 4-A-2 .............      0.250%     0.500%
Class 4-A-3 .............      0.310%     0.620%
Class M-1 ...............      0.410%     0.615%
Class M-2 ...............      0.450%     0.675%
Class M-3 ...............      0.500%     0.750%
Class M-4 ...............      0.650%     0.975%
Class M-5 ...............      0.750%     1.125%
Class M-6 ...............      2.000%     3.000%
Class M-7 ...............      2.800%     4.200%

----------
(1) For the Accrual Period related to any Distribution Date occurring on or prior to the related Optional Termination Date.
(2) For the Accrual Period related to any Distribution Date occurring after the related Optional Termination Date.

Class 2-A-1 Certificates.

The Pass-Through Rate on the first Distribution Date with respect to this class of certificates will be per annum rate equal to the related Net Rate Cap, and on any Distribution Date thereafter with respect to this class of certificates will be a per annum rate equal to the excess, if any, of:

(1)  the related Net Rate Cap for the Group 2 Certificates over

(2)  0.23% per annum.

Class X Certificates.

The Pass-Through Rate for the Class X Certificates will be a per annum rate equal to the excess, if any, of:

(1)  the related Net Rate Cap for the Group 3 Certificates, over

(2) one-year MTA for the related Accrual Period plus 1.00% per annum (calculated as described below under "--Calculation of One-Year MTA").

Class XN Certificates.

The Pass-Through Rate for the Class XN Certificates will be a per annum rate equal to the excess, if any, of:

(1)  the related Net Rate Cap for the Group 4 Certificates, over

(2)  the sum of:

          (a) One-Month LIBOR for such Accrual Period (calculated as described below under "--Calculation of One-Month LIBOR"); and

          (b) 0.350% for the Accrual Period related to any Distribution Date occurring on or prior to the related Optional Termination Date and 0.700% for the Accrual Period related to any Distribution Date occurring after the related Optional Termination Date.

     "NET MORTGAGE RATE," with respect to any Distribution Date and each Loan, is the Mortgage Rate thereof as of the due date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the prepayment period related to that prior due date) less the related servicing fee rate (expressed as a per annum percentage of its stated principal balance).

     "NET WAC," for any Distribution Date and any Loan Group is the weighted average of the Net Mortgage Rate of each Loan in that Loan Group, weighted on the basis of its Stated Principal Balance as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     "AVAILABLE FUNDS" for any Distribution Date and any Loan Group is equal to the sum of (a) Interest Remittance Amount for that Loan Group and Distribution Date and (b) the Principal Remittance Amount for that Loan Group and Distribution Date.

     "AVAILABLE FUNDS RATE CAP" for any Distribution Date and the following classes of certificates is:

     (a)  with respect to the Senior Certificates, the product of:

          (i)   the Available Funds for the related Loan Group, and

          (ii) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Loans in that Loan Group as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), and

     (b) with respect to the Mezzanine Certificates, the sum of the following for each Loan Group, the product of:

          (i)   the Available Funds for the related Loan Group,

          (ii) a fraction, the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Loans in that Loan Group as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), and

          (iii) a fraction:

               (x) the numerator of which is the related Subordinated Portion immediately prior to that Distribution Date; and

               (y)  the denominator of which is the greater of:

                    (1)  such Subordinated Portion; and

                    (2)  the excess of:

                         (A) the aggregate Stated Principal Balance of all of the Loans as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due
                              Date), over

                         (B) the aggregate Class Principal Balance of all of the Senior Certificates (other than the Interest Only Certificates) immediately prior to that Distribution Date.

     The "NET RATE CAP" for each Distribution Date and the following classes of certificates is:

     (a) with respect to any class of No Delay Certificates (other than the Mezzanine Certificates), the product of:

          (i)  the lesser of:

               (x)  the Net WAC for the related Loan Group, and

               (y)  the related Available Funds Rate Cap, and

          (ii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period,

     (b)  with respect to any class of Delay Certificates, the lesser of:

          (i)   the Net WAC for the related Loan Group, and

          (ii)  the related Available Funds Rate Cap,

     (c)  with respect to the Mezzanine Certificates, the product of:

          (i)   the lesser of

               (x) the sum of the following for each Loan Group: the product of:

                    (1)  the Net WAC for the related Loan Group; and

                    (2)  a fraction:

                         (A) the numerator of which is the related Subordinated Portion immediately prior to that Distribution Date; and

                         (B)  the denominator of which is the greater of:

                              1.   such Subordinated Portion; and

                              2.   the excess of:

                                   a.   the aggregate Stated Principal Balance
                                        of all of the Loans as of the Due Date
                                        in the prior month (after giving effect
                                        to principal prepayments in the
                                        Prepayment Period related to that prior
                                        Due Date), over

                                   b. the aggregate Class Principal Balance of all of the Senior Certificates (other than the Interest Only Certificates) immediately prior to that Distribution Date; and

               (y)  the related Available Funds Rate Cap, and

          (ii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days that elapsed in the related Accrual Period.

     The "SUBORDINATED PORTION" for any Distribution Date and any Loan Group will be an amount equal to the aggregate Stated Principal Balance of the Loans in the related Loan Group as of the Due Date in the prior month (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) minus the aggregate Class Principal Balance of the related Senior Certificates (other than the Interest Only Certificates) immediately prior to such Distribution Date.

     The "NET RATE CARRYOVER" For each class of Offered Certificates (other than the Interest Only Certificates) on any Distribution Date is equal to the sum of:

     (a)  the excess, if any, of:

          (i) the amount of interest that such class would have accrued for such Distribution Date had the Pass- Through Rate for that class and the related Accrual Period not been calculated based on the related Net Rate Cap, over

          (ii) the amount of interest such class accrued on such Distribution Date based on the related Net Rate Cap, and

     (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap).

For each class of Interest Only Certificates on any Distribution Date is equal to the sum of:

     (a)  the excess, if any, of:

          (i) the amount of interest that such class would have accrued for such Distribution Date if the related Net Rate Cap had been equal to the Net WAC for the related Loan Group, over

          (ii) the amount of interest such class accrued on such Distribution Date based on the actual related Net Rate Cap, and

     (b) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the Net WAC for the related Loan Group).

DEFERRED INTEREST

     With respect to each Mortgage Loan and each related Due Date, "Deferred Interest" will be the excess, if any, of the amount of interest accrued on such Loan from the preceding Due Date to such Due Date over the monthly payment due for such Due Date. Such excess may occur because the mortgage rates of the Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the payment caps, in either case, resulting in negative amortization.

THE CAP CONTRACT

     From and including the distribution date in March 2009 to and including the distribution date in May 2016 (the "CAP CONTRACT TERMINATION DATE"), each class of Offered Certificates will have the benefit of the Cap Contract to pay Unpaid Realized Loss Amounts and Net Rate Carryovers on such certificates. The Cap Contract requires the Cap Provider to make a payment to the extent one-month LIBOR (as set forth in the Cap Contract) for any interest accrual period (subject to a ceiling rate) exceeds the rate set forth in the Cap Contract (and set forth in Annex III to this prospectus supplement, along with the ceiling rate), multiplied by the notional amount set forth in the Cap Contract (and set forth in Annex III to this prospectus supplement) and adjusted for the actual number of days in the related Accrual Period.

     Pursuant to the Cap Contract, the terms of an ISDA Master Agreement were incorporated into the confirmation of the Cap Contract, as if such an ISDA Master Agreement had been executed by the trust administrator and the Cap Provider on the date the Cap Contract was executed. The Cap Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     On or prior to the Cap Contract Termination Date, the amount payable by the Cap Contract Counterparty under the Cap Contract will equal the product of:

     (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Cap Contract Counterparty) and (B) the related Cap Contract Ceiling Rate for such Distribution Date over (y) the related Cap Contract Strike Rate for such Distribution Date,

     (ii) the product of (a) the applicable Cap Contract Notional Balance for such Distribution Date and (b) 250, and

     (iii) (x) the number of days in the related Accrual Period divided by (y) 360.

     On or prior to the Cap Contract Termination Date, amounts (if any) received under the Cap Contract by the trust administrator, as trustee of the Supplemental Interest Trust, will be used to cover any Net Rate Carryovers and Unpaid Realized Loss Amount on the Offered Certificates. Amounts received by the trust administrator, as trustee of the Supplemental Interest Trust, in excess of the amount necessary to cover the Net Rate Carryovers and Unpaid Realized Loss Amounts on any Distribution Date will not be available to cover the Net Rate Carryovers or Unpaid Realized Loss Amount on future Distribution Dates but will instead be distributed to the Class C Certificates.

     The "CAP CONTRACT NOTIONAL BALANCE", the "CAP CONTRACT STRIKE RATE" and the "CAP CONTRACT CEILING RATE" are as described in the table in Annex III attached hereto.

     The Cap Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Cap Provider or the issuing entity, the failure by the Cap Provider (within one business day after notice of the failure is received by the Cap Provider) to make a payment due under the Cap Contract and the Cap Contract becoming illegal or subject to certain kinds of taxation.

     If the Cap Contract is terminated early, the Cap Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Cap Counterparty will be paid to the trust administrator, as trustee of the Supplemental Interest Trust, and will be deposited by the trust administrator in the Cap Account and applied on future Distribution Dates to pay any Net Rate Carryovers and Unpaid Realized Loss Amount on the Offered Certificates, until the Cap Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the trust administrator, as trustee of the Supplemental Interest Trust.

     The significance percentage for the Cap Contract is less than 10%. The "significance percentage" for the Cap Contract is the percentage that the significance estimate of the Cap Contract represents of the Class Principal Balance of the Offered Certificates. The "significance estimate" of the Cap Contract is determined based on a reasonable good-faith estimate of the maximum possible exposure of the Cap Contract, made in substantially the same manner as that used in the sponsor's internal risk management process in respect of similar instruments.

THE CAP PROVIDER

     Bear Stearns Financial Products Inc. ("BSFP"), will be the Cap Provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's Investors Service evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Request for information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, 36th Floor, New York, New York 10179. BSFP is an affiliate of Bear, Stearns & Co. Inc.

PRINCIPAL

     The "PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date, is the excess, if any, of:

     (a) the aggregate Class Principal Balance of the certificates (other than the Interest Only Certificates) immediately prior to such Distribution Date, over

     (b) the excess, if any, of (a) the aggregate Stated Principal Balance of the Loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period), over (b) the Overcollateralization Target Amount for such Distribution Date.

     The "PRINCIPAL REMITTANCE AMOUNT," for any Distribution Date and Loan Group is equal to:

     (a)  the sum, without duplication, of:

          (1) the scheduled principal collected or advanced on the Loans in that Loan Group with respect to the related Due Date,

          (2) prepayments on the Loans in that Loan Group collected in the related Prepayment Period,

          (3) the Stated Principal Balance of each Loan in that Loan Group that was repurchased by a seller or purchased by the master servicer with respect to that Distribution Date,

          (4) any Substitution Adjustment Amounts in respect of Loans in that Loan Group, and

          (5) all liquidation proceeds in respect of Loans in that Loan Group (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Loans in that Loan Group received during the related Prepayment Period, minus

     (b) all non-recoverable Advances relating to principal on the Loans in that Loan Group and certain expenses reimbursed since the prior Due Date.

     The "GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 3 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 3 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 4 PRINCIPAL DISTRIBUTION AMOUNT," with respect to each Distribution Date is equal to the product of (i) the Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 4 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     "GROUP PRINCIPAL DISTRIBUTION AMOUNT" means any of the Group 1 Principal Distribution Amount, the Group 2 Principal Distribution Amount, the Group 3 Principal Distribution Amount and the Group 4 Principal Distribution Amount, as applicable.

     "STATED PRINCIPAL BALANCE" means for any Loan and Due Date, the unpaid principal balance of the Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Loan through the last day of the related Prepayment Period and (iii) any Deferred Interest added to the principal balance of that Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The Stated Principal Balance of a Liquidated Loan is zero.

     "PREPAYMENT PERIOD" means, with respect to any prepayment of a Loan serviced by American Home Servicing and any Distribution Date, the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs and to and including the 15th day of the month in which such Distribution Date occurs, and with respect to any other servicer and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date, will equal the excess of:

          (a) the aggregate Class Principal Balance of the Senior Certificates (other than the Interest Only Certificates) immediately prior to such Distribution Date, over

          (b) the lesser of (A) the product of (i) (x) approximately 76.8955634662% on any Distribution Date on or after the Stepdown Date and prior to the Distribution Date in April 2012 or (y) approximately 81.5164507730% on any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in April 2012 and (ii) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor.

     The "GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 3 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 3 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     The "GROUP 4 SENIOR PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date is equal to the product of (i) the Senior Principal Distribution Amount and (ii) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 4 for that Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for all of the Loan Groups for that Distribution Date.

     "GROUP SENIOR PRINCIPAL DISTRIBUTION AMOUNT" means any of the Group 1 Senior Principal Distribution Amount, the Group 2 Senior Principal Distribution Amount, the Group 3 Senior Principal Distribution Amount and the Group 4 Senior Principal Distribution Amount, as applicable.

     "MEZZANINE PRINCIPAL DISTRIBUTION AMOUNT" for any class of Mezzanine Certificates and Distribution Date will equal the excess of:

     (1)  the sum of:

          (a) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for such Distribution Date),

          (b) the aggregate Class Principal Balance of any class(es) of Mezzanine Certificates that are senior to the subject class (in each case, after taking into account the distribution of the applicable Mezzanine Principal Distribution Amount(s) for such more senior class(es) of certificates for such Distribution
               Date), and

          (c) the Class Principal Balance of such class of Mezzanine Certificates immediately prior to such Distribution Date, over

     (2) the lesser of (a) the product of (x) 100% minus the applicable Stepdown Target Subordination Percentage for the subject class of Mezzanine Certificates for that Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (b) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) minus the OC Floor;

provided, however, that if the Class Principal Balance of each class of Senior Certificates has been reduced to zero, and such class of Mezzanine Certificates is the only class of Mezzanine Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Principal Balance is reduced to zero.

     The "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET SUBORDINATION PERCENTAGE" with respect to each class of Mezzanine Certificates will equal the respective percentages indicated in the following table:

                   INITIAL TARGET   STEPDOWN TARGET   STEPDOWN TARGET
                   SUBORDINATION     SUBORDINATION     SUBORDINATION
                     PERCENTAGE      PERCENTAGE (1)    PERCENTAGE (2)
---------------   ---------------   ---------------   ---------------
Class M-1 .....      6.1608759811%    15.4021899527%    12.3217519621%
Class M-2 .....      4.5147999467%    11.2869998667%     9.0295998933%
Class M-3 .....      3.7633285067%     9.4083212668%     7.5266570135%
Class M-4 .....      2.5106672405%     6.2766681012%     5.0213344809%
Class M-5 .....      1.6007557233%     4.0018893082%     3.2015114465%
Class M-6 .....      1.0000261422%     2.5000653554%     2.0000522843%
Class M-7 .....      0.5000000000%     1.2500000000%     1.0000000000%

----------
(1) For any Distribution Date occurring on or after the Distribution Date in April 2009 and prior to the Distribution Date occurring in April 2012.
(2) For any Distribution Date occurring on or after the Distribution Date in April 2012.

     The Initial Target Subordination Percentages will not be used to calculate distributions on the Mezzanine Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Mezzanine Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Mezzanine Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Principal Balance of any class(es) of certificates subordinate to the subject class plus the initial related Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date.

     "OC FLOOR" means an amount equal to 0.50% of the aggregate Stated Principal Balance of the Loans as of the cut-off date.

     "OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Loans as of the Cut-off Date and
(b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date on or after the Stepdown Date but prior to the Distribution Date in April 2012, an amount equal to 1.25% of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and
(y) for any Distribution Date on or after the Stepdown Date and on or after the Distribution Date in April 2012, an amount equal to 1.00% of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor;

provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

     "STEPDOWN DATE" is the earlier to occur of:

          (1) the Distribution Date following the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates (other than the Interest Only Certificates) is reduced to zero, and

          (2)  the later to occur of (x) the Distribution Date in April 2009 and
     (y) the first Distribution Date on which a fraction, the numerator of which is the excess of the aggregate Stated Principal Balance of the Loans as of the Due Date in the month preceding the month in which that Distribution Date occurs (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) over the aggregate Class Principal Balance of the Senior Certificates (other than the Interest Only Certificates) immediately prior to that Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Loans as of the Due Date in the month of the current Distribution Date (after giving effect to principal prepayments received in the Prepayment Period related to that Due Date) is greater than or equal to (a) approximately 23.1044365338% on any Distribution Date prior to the Distribution Date in April 2012 and (b) approximately 18.4835492270% on any Distribution Date on or after the Distribution Date in April 2012.

     A "TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

     A "DELINQUENCY TRIGGER EVENT" is in effect with respect to a Distribution Date on or after the Stepdown Date if the Rolling Sixty Day Delinquency Rate for the outstanding Loans equals or exceeds the product of (i) 30.30% and the Senior Enhancement Percentage for any Distribution Date prior to the Distribution Date in April 2011 and (ii) 37.80% and the Senior Enhancement Percentage for any Distribution Date on or after the Distribution Date in April 2011.

     The "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

          (1)  the numerator of which is the excess of:

               (a) the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date over

               (b) (i) before the aggregate Class Principal Balance of the Senior Certificates (other than the Interest Only Certificates) has been reduced to zero, the aggregate Class Principal Balance of the Senior Certificates (other than the Interest Only Certificates), or
          (y) after such time, the Class Principal Balance of the most senior class of Mezzanine Certificates outstanding, as of the Business Day immediately preceding the Distribution Date in the calendar month prior to the month of such Distribution Date, and

          (2) the denominator of which is the aggregate Stated Principal Balance of the Loans for the preceding Distribution Date.

     A "CUMULATIVE LOSS TRIGGER EVENT" is in effect with respect to any Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Loans from (and including) the cut-off date for each such Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the cut-off date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for such Distribution Date, of the aggregate Stated Principal Balance of the Loans, as set forth below:

DISTRIBUTION DATE             PERCENTAGE
---------------------------   -----------------------------------------------------------------------------
April 2008 - March 2009       0.20% with respect to April 2008, plus an additional 1/12th of 0.30% for each month thereafter through March 2009

April 2009 - March 2010       0.50% with respect to April 2009, plus an additional 1/12th of 0.35% for each month thereafter through March 2010

April 2010 - March 2011       0.85% with respect to April 2010, plus an additional 1/12th of 0.40% for each month thereafter through March 2011

April 2011 - March 2012       1.25% with respect to April 2011, plus an additional 1/12th of 0.45% for each month thereafter through March 2012

DISTRIBUTION DATE             PERCENTAGE
---------------------------   -----------------------------------------------------------------------------
April 2012 - March 2013       1.70% with respect to April 2012, plus an additional 1/12th of 0.10% for each month thereafter through March 2013

April 2013 and thereafter     1.85%

     "UNPAID REALIZED LOSS AMOUNT" means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Principal Balance of that class due to the allocation of Subsequent Recoveries to the Class Principal Balance of that class.

     The "ROLLING SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date is the average of the Sixty-Day Delinquency Rates for the two immediately preceding Distribution Dates.

     The "SIXTY-DAY DELINQUENCY RATE," with respect to any Distribution Date on or after the Stepdown Date, is a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for such Distribution Date of all Loans that were 60 or more days Delinquent as of the close of business on the last day of the calendar month preceding such Distribution Date (including Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for such Distribution Date of the Loans as of the related Due Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     A "REALIZED LOSS" with respect to any Distribution Date and any defaulted Loan, is the excess of the Stated Principal Balance of such defaulted Loan over the liquidation proceeds allocated to principal that have been received with respect to such Loan on or at any time prior to the Due Date after such Loan has been liquidated.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries received after the determination by the related servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the related servicer in connection with the liquidation of any Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

OVERCOLLATERALIZATION PROVISIONS

     The Net WAC for the Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the classes of certificates. As a result, interest collections on the Loans net of Deferred Interest are expected to be generated in excess of the amount of interest payable to the holders of the related certificates and the related fees and expenses payable by the issuing entity. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

DISTRIBUTION OF AVAILABLE FUNDS

     On each Distribution Date, the aggregate Available Funds for all Loan Groups will be distributed in the following amounts and order of priority:

          (1) first, to each class of Interest Only Certificates, the Current Interest and the Interest Carry Forward Amount for such class and such Distribution Date;

          (2) second, concurrently, to the classes of Senior Certificates (other than the Interest Only Certificates), pro rata, the Current Interest and the Interest Carry Forward Amount for each such class and such Distribution Date;

          (3) third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Current Interest for each such class and such Distribution Date;

          (4) fourth, (A) for each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in the following order of priority:

               (1) first, in an amount up to the Principal Distribution Amount for that Distribution Date, concurrently, to the following classes of certificates, pro rata on the basis of the related Group Principal Distribution Amount:

                    (a) in an amount up to the Group 1 Principal Distribution Amount for such Distribution Date, sequentially:

                         (i) first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                         (ii) second, concurrently, to the Class 2-A-1, Class
                    3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Principal Distribution Amount), pro rata, until their respective Class Principal Balances are reduced to zero;

                    (b) in an amount up to the Group 2 Principal Distribution Amount for such Distribution Date, sequentially:

                         (i) first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

                         (ii) second, concurrently, to the Class 1-A-1, Class
                    1-A-2, Class 1-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Principal Distribution Amount), pro rata, until their respective Class Principal Balances are reduced to zero;

                    (c) in an amount up to the Group 3 Principal Distribution Amount for such Distribution Date, sequentially:

                         (i) first, concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                         (ii) second, concurrently, to the Class 1-A-1, Class
                    1-A-2, Class 1-A-3, Class 2-A-1, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Principal Distribution Amount), pro rata, until their respective Class Principal Balances are reduced to zero;

                    (d) in an amount up to the Group 4 Principal Distribution Amount for such Distribution Date, sequentially:

                         (i) first, concurrently, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                         (ii) second, concurrently, to the Class 1-A-1, Class
                    1-A-2, Class 1-A-3, Class 2-A-1, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Principal Distribution Amount), pro rata, until their respective Class Principal Balances are reduced to zero; and

               (2) second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

          (B) on each Distribution Date on or after the Stepdown Date so long as a Trigger Event is not in effect, in the following order of priority:

               (1) first, in an amount up to the Senior Principal Distribution Amount for that Distribution Date, concurrently, to the following classes of certificates, pro rata on the basis of the related Group Senior Principal Distribution Amount:

                    (a) in an amount up to the Group 1 Senior Principal Distribution Amount for such Distribution Date, sequentially:

                         (i) first, concurrently, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                         (ii) second, concurrently, to the Class 2-A-1, Class
                    3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Senior Principal Distribution Amount), pro rata, until their respective Class Principal Balances are reduced to zero;

                    (b) in an amount up to the Group 2 Senior Principal Distribution Amount for such Distribution Date, sequentially:

                         (i) first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

                         (ii) second, concurrently, to the Class 1-A-1, Class
                    1-A-2, Class 1-A-3, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Senior Principal Distribution Amount), pro rata, until their respective Class Principal Balances are reduced to zero;

                    (c) in an amount up to the Group 3 Senior Principal Distribution Amount for such Distribution Date, sequentially:

                         (i) first, concurrently, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                         (ii) second, concurrently, to the Class 1-A-1, Class
                    1-A-2, Class 1-A-3, Class 2-A-1, Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Senior Principal Distribution Amount), pro rata, until their respective Class Principal Balances are reduced to zero;

                    (d) in an amount up to the Group 4 Senior Principal Distribution Amount for such Distribution Date, sequentially:

                         (i) first, concurrently, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero; and

                         (ii) second, concurrently, to the Class 1-A-1, Class
                    1-A-2, Class 1-A-3, Class 2-A-1, Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates (in each case, after any payments to any of such certificates from the related Group Senior Principal Distribution Amount), pro rata, until their respective Class Principal Balances are reduced to zero; and

               (2) second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Mezzanine Principal Distribution Amount for each such class, until their respective Class Principal Balances are reduced to zero; and

          (5) fifth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, the Interest Carry Forward Amount for each such class and such Distribution Date;

          (6) sixth, concurrently, pro rata based on the aggregate Unpaid Realized Loss Amount for the Senior Certificates (other than the Interest Only Certificates) related to each Loan Group, as follows:

                    (a) in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 1 Certificates, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

                    (b) in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 2 Certificates, to the Class 2-A-1 Certificates, in an amount up to the Unpaid Realized Loss Amount for such class;

                    (c) in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 3 Certificates, sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

                    (d) in an amount up to the aggregate Unpaid Realized Loss Amount for the Group 4 Certificates, sequentially, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

          (7) seventh, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the Unpaid Realized Loss Amount for each such class;

          (8) eighth, concurrently, to the Class X and Class XN Certificates, pro rata, in an amount up to the amount of Net Rate Carryover for each such class;

          (9) ninth, concurrently, to the classes of Senior Certificates (other than the Interest Only Certificates), pro rata, in an amount up to the amount of Net Rate Carryover for each such class;

          (10) tenth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of Net Rate Carryover for each such class; and

          (11) eleventh, to the Class C, Class P, Class R and Class R-X Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement;

provided that any distributions pursuant to clauses (6) through (10) above will be made prior to any distributions from the Carryover Reserve Fund and the Cap Account.

     Any Interest Carry Forward Amounts, Unpaid Realized Loss Amounts or Net Rate Carryovers that remains after the Class Principal Balance of the related certificates is reduced to zero will be extinguished.

CALCULATION OF ONE-MONTH LIBOR

     On the first interest determination date, One-Month LIBOR will be equal to 4.82875% per annum. On each subsequent interest determination date, which is the second LIBOR business day preceding the commencement of each Accrual Period with respect to the offered certificates, the trust administrator will determine One-Month LIBOR. One-Month LIBOR is the London interbank offered rate for one-month United States dollar deposits as this rate appears on the Telerate Page 3750, as of 11:00 a.m. London time on the LIBOR Determination Date. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Telerate Page 3750" means the display page currently so designated on the Telerate Service or other page as may replace that page on that service for the purpose of displaying comparable rates or prices. If that rate does not appear on that page, the trust administrator will determine One-Month LIBOR, in the manner set forth in the Pooling and Servicing Agreement, on the basis of the rates at which one month United States dollar deposits are offered by three major banks in the London interbank market as of 11:00 a.m. London time on the interest determination date.

     The establishment of One-Month LIBOR on each interest determination date by the trust administrator and the trust administrator's calculation of the rate of interest applicable to the LIBOR Certificates for the related Accrual Period will, absent manifest error, be final and binding.

CALCULATION OF ONE-YEAR MTA

     On each interest determination date, MTA will be equal to a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release "Selected Interest Rates (H.15)", determined by averaging the monthly yields for the most recent twelve months. The MTA used for each interest accrual period will be the most recent MTA figure available as of fifteen days prior to the commencement of that interest accrual period.

     If MTA is no longer available, the trust administrator will choose a new index for the MTA certificates that is based on comparable information. When the trust administrator chooses a new index for the MTA certificates, it will increase or decrease the related margin by the difference between MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The related margin will be increased by that difference if the average MTA is greater than the average replacement index and the related margin will be decreased by that difference if the replacement index is greater than the average MTA. The trust administrator will have no liability for the selection of such alternative index (and will be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the trust administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the trust fund's expense) that the selection of such index will not cause any REMIC to lose its classification as a REMIC for federal income tax purposes.

     The establishment of MTA on each interest determination date by the trust administrator and the trust administrator's calculation of the rate of interest applicable to the MTA Certificates for the related Accrual Period will, absent manifest error, be final and binding.

CARRYOVER RESERVE FUND

     The pooling and servicing agreement establishes an account (the "Carryover Reserve Fund"), which is held in trust by the trust administrator, on behalf of the holders of the Offered Certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

     In addition to the $1,000 deposit described in the preceding paragraph, on the closing date the depositor shall cause to be deposited in the Carryover Reserve Fund an amount, approximately equal to $1,179,425, that is expected to be sufficient to cover any Net Rate Carryover on the Offered Certificates with respect to the first Distribution Date. On the first Distribution Date, such amount will be distributed, sequentially, as follows:

     o first, to the Class X and Class XN Certificates, pro rata, in an amount up to the amount of Net Rate Carryover for each such class,

     o second, to all of the classes of Senior Certificates (other than the Interest Only Certificates), pro rata, based upon the amount of any Net Rate Carryover with respect to each such class of certificates and

     o third, sequentially, to all of the classes of Mezzanine Certificates, beginning with the class of Mezzanine Certificates with the highest distribution priority in each Loan Group, in each case based upon the amount of any Net Rate Carryover with respect to each such class of certificates.

     Any such amount deposited by the depositor as described above that remains after payment of any Net Rate Carryover to the certificates on the first Distribution Date will be distributed to UBS Securities LLC and will not be available to cover any Net Rate Carryover on subsequent Distribution Dates.

CAP ACCOUNT

     The pooling and servicing agreement will require the trust administrator to establish an account (the "Cap Account"), which will be held in trust in the Supplemental Interest Trust by the trust administrator, as trustee of the Supplemental Interest Trust, on behalf of the holders of the Offered Certificates. On the Closing Date, the depositor will deposit or cause to be deposited $1,000 in the Cap Account. The Cap Account will not be an asset of the issuing entity or of any REMIC.

     On each Distribution Date, the trust administrator will deposit in the Cap Account any amounts received in respect of the Cap Contract for the related Accrual Period. On each Distribution Date, such amounts received in respect of the Cap Contract will be distributed to the Offered Certificates to the extent necessary and to the extent not previously distributed in the following order of priority:

          (1) first, concurrently, pro rata based on the aggregate remaining Unpaid Realized Loss Amount for the Senior Certificates (other than the Interest Only Certificates) related to each Loan Group:

               (a) in an amount equal to the aggregate remaining Unpaid Realized Loss Amount for the Group 1 Certificates, sequentially, to the Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class,

               (b) in an amount equal to the aggregate remaining Unpaid Realized Loss Amount for the Group 2 Certificates, to the Class 2-A-1 Certificates, in an amount up to the remaining Unpaid Realized Loss Amount for such class;

               (c) in an amount equal to the aggregate remaining Unpaid Realized Loss Amount for the Group 3 Certificates, sequentially, to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class, and

               (d) in an amount equal to the aggregate remaining Unpaid Realized Loss Amount for the Group 4 Certificates, sequentially, to the Class 4-A-1, Class 4-A-2 and Class 4-A-3 Certificates, in that order, in an amount up to the remaining Unpaid Realized Loss Amount for each such class, and

          (2) second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Unpaid Realized Loss Amount for each such class;

          (3) third, concurrently, to the Class X and Class XN Certificates, pro rata, in an amount up to the amount of any remaining Net Rate Carryover for each such class;

          (4) fourth, concurrently, to the classes of Senior Certificates (other than the Interest Only Certificates), pro rata, in an amount up to the amount of any remaining Net Rate Carryover for each such class;

          (5) fifth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, in that order, in an amount up to the amount of any remaining Net Rate Carryover for each such class; and

          (6)  sixth, to the Class C Certificates, any remaining amount.

APPLIED REALIZED LOSS AMOUNTS

     After the credit enhancement provided by excess cashflow, funds in the Cap Account and overcollateralization (if any) has been exhausted, collections otherwise payable to the Mezzanine Certificates will comprise the sole source of finds from which credit enhancement is provided to the related Senior Certificates.

     If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Principal Balance of the certificates (other than the Interest Only Certificates) exceeds the aggregate Stated Principal Balance of the Loans, the amount of such excess will be applied, first, to reduce the Class Principal Balances of the Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until their respective Class Principal Balances are reduced to zero and, second, pro rata, to the Senior Certificates related to each Loan Group (other than the Interest Only Certificates) (a) to reduce the Class Principal Balances of the Class 1-A-3, Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Principal Balances are reduced to zero, (b) to reduce the Class Principal Balance of the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero, (c) to reduce the Class Principal Balances of the Class 3-A-3, Class 3-A-2 and Class 3-A-1 Certificates, in that order, until their respective Class Principal Balances are reduced to zero, and
(d) to reduce the Class Principal Balances of the Class 4-A-3, Class 4-A-2 and Class 4-A-1 Certificates, in that order, until their respective Class Principal Balances are reduced to zero. Any such reduction described in this paragraph is an "Applied Realized Loss Amount."

     Interest on any class of certificates, the Class Principal Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above will accrue for the related class of certificates on the Class Principal Balance as so reduced unless the Class Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Principal Balance of such class as described in the definition of Class Principal Balance above.

FEES AND EXPENSES OF THE TRUST FUND

     In consideration of their duties on behalf of the trust fund, the master servicer, the servicers, the credit risk manager, the trust administrator, the custodian and the trustee will receive from the assets of the trust fund certain fees as set forth in the following table:

                       FREQUENCY                                                                HOW AND WHEN
  FEE PAYABLE TO:     OF PAYMENT:                    AMOUNT OF FEE:                             FEE IS PAID:
-------------------   -----------   -------------------------------------------------   ----------------------------
MASTER SERVICER         monthly     A monthly fee equal to the investment earnings      Deducted by the master
                                    on amounts on deposit in the Collection Account.    servicer from the
                                                                                        Collection Account before
                                                                                        remittance to the
                                                                                        Distribution Account for
                                                                                        payment of any amounts to
                                                                                        Certificateholders.

SERVICER                monthly     A monthly fee paid to each servicer out of          Deducted by the applicable
                                    interest collections received from the related      servicer from interest
                                    Loan calculated on the outstanding principal        collections in respect of
                                    balance of each Loan at a rate ranging from         each Loan serviced by that
                                    0.375% to 0.425% per annum.                         servicer, before remittance
                                                                                        to the Distribution Account
                                                                                        for payment of any amounts
                                                                                        to Certificateholders.

                       FREQUENCY                                                                HOW AND WHEN
  FEE PAYABLE TO:     OF PAYMENT:                    AMOUNT OF FEE:                             FEE IS PAID:
-------------------   -----------   -------------------------------------------------   ----------------------------
CREDIT RISK MANAGER     monthly     A monthly  fee paid to the  credit  risk  manager   Deducted by the trust
                                    out of  interest  collections  received  from the   administrator from interest
                                    related  Loan   calculated  on  the   outstanding   collections before
                                    principal  balance  of each Loan at a rate  equal   remittance to the
                                    to 0.011% per annum.                                Distribution Account for
                                                                                        payment of any amounts to
                                                                                        Certificateholders.

TRUST ADMINISTRATOR     monthly     A monthly fee equal to the investment earnings      Deducted by the trust
                                    on amounts on deposit in the Distribution Account   administrator before
                                                                                        payment of any amounts to
                                                                                        Certificateholders.

TRUSTEE                 annually    An annual fee paid to the trustee by the trust      Paid by the trust
                                    administrator out of the trust administrator's      administrator before
                                    fee.                                                payment of any amounts to
                                                                                        Certificateholders.

CUSTODIAN               monthly     A monthly fee paid to the custodian by the trust    Paid by the trust
                                    administrator out of the trust administrator's      administrator before
                                    fee.                                                payment of any amounts to
                                                                                        Certificateholders.

     None of the fees set forth in table above may be changed without amendment of the Pooling and Servicing Agreement as described under "The Pooling and Servicing Agreement--Amendment".

     Expenses of the master servicer, each servicer, the custodian, the trustee and the trust administrator will be reimbursed before payments are made on the Certificates.

EXAMPLE OF DISTRIBUTIONS

     The following sets forth an example of collection of payments from borrowers on the Loans, transfer of amounts among the Trust Accounts, and distributions on the Certificates for the Distribution Date in May 2006:

April 1 through April 15....   Collection Period for         Principal payments received by the related servicer during
                               principal payments on Loans   the related Collection Period and principal prepayments
                               and Prepayment Period for     received by the related servicer, other than American Home
                               principal prepayments on      Servicing, during the related Prepayment Period (April 1 to
                               Loans, other than Loans       April 30) will be deposited into the related servicer's
                               serviced by American Home     Collection Account for remittance to the master servicer on
                               Servicing.                    the Servicer Remittance Date.

April 16 through May 15.....   Prepayment Period for         Principal prepayments received by American Home Servicing
                               prepayments on Loans          during the related Prepayment Period (April 16 through
                               serviced by American Home     May 15) will be deposited into such servicer's Collection
                               Servicing:                    Account for remittance to the master servicer on the
                                                             Servicer Remittance Date.

May 18......................   Servicer Remittance Date:     Each Servicer will remit collections, advances and
                                                             recoveries in respect of the related Loans to the master
                                                             servicer for deposit into the Collection Account as
                                                             specified in the related servicing agreement.

April 30 or May 24..........   Record Date:                  Distributions will be made to Certificateholders of record for all applicable classes as of the last business day of
                                                             the month preceding the distribution date or as of the
                                                             business day immediately before the related Distribution
                                                             Date, as applicable.

May 25......................   Distribution Date:            On the 25th day of each month (or if the 25th day is not a business day, the next business day), the Trust
                                                             Administrator will make distributions to Certificateholders from amounts on deposit in the Distribution Account.

     Succeeding months follow the same pattern.

                       PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     Generally, distributions to the Senior Certificates relate to payments on the Loans in the related Loan Group. The effective yield on the certificates will depend upon, among other things, the price at which the certificates are purchased and the rate and timing of payments of principal (including both scheduled and unscheduled payments) on the Loans in the related Loan Group in the case of the Senior Certificates, or on all of the Loan Groups in the case of the Mezzanine Certificates. If significant principal distributions are made on your certificates, you may not be able to reinvest those distributions in a comparable alternative investment having a comparable yield. No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments. The final distribution of principal on your certificates could occur significantly earlier than you anticipated. You will bear entirely any reinvestment risk resulting from the rate of prepayments on the Loans.

     The negative amortization feature of the Loans may affect the yields on the certificates. As a result of the negative amortization of the Loans, the pass-through rates on the Offered Certificates, may be limited by the Net Rate Cap as described in this prospectus supplement under "Description of the Certificates-- Distributions." During periods in which the outstanding principal balance of a Loan is increasing due to the addition of Deferred Interest thereto, such increasing principal balance of that Loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, each Loan provides for the payment of any remaining unamortized principal balance of such Loan (due to the addition of Deferred Interest, if any, to the principal balance of such
Loan) in a single payment at the maturity of the Loan. Because the borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with the Loans is greater than that associated with fully amortizing mortgage loans.

     In addition, because the mortgage rates on the Loans adjust at a different time than the monthly payments thereon, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the Loans over its then remaining term at the applicable Mortgage Rate. Accordingly, the Loans may be subject to reduced amortization (if the monthly payment due on a Due Date is sufficient to pay interest accrued during the related Accrual Period at the applicable mortgage rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a Due Date is greater than the amount necessary to pay interest accrued during the related interest accrual period at the applicable mortgage rate and to reduce principal in accordance with a fully amortizing schedule). In the event of negative amortization, Deferred Interest is added to the principal balance of such Loan and, if such Deferred Interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding Due Date.

     Prepayments, liquidations and purchases of the Loans in a Loan Group will result in distributions on the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of these Loans. This includes any optional repurchase by the related seller of a defaulted Loans and any optional purchase of the remaining Loans in connection with the termination of the issuing entity, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Loans. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related Loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield.

     The rate of principal payments (including prepayments) on pools of Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Loans included in the mortgage pool as described under "Description of the Loans" and "Underwriting Standards" in this prospectus supplement. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Loans, the Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Loans in stable or changing interest rate environments.

     The effective yield to the holders of the Class X Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings on them for the delay).

     The rate of prepayment may affect the pass-through rates on the Offered Certificates. Prepayments of Loans with Mortgage Rates in excess of the then-current Net Rate Cap may limit the pass-through rate on the related classes of offered certificates. Loans with higher Mortgage Rates may prepay at faster rates than Loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates.

     The timing of changes in the rate of prepayments on the Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

SENSITIVITY OF THE CLASS X CERTIFICATES AND CLASS XN CERTIFICATES

     THE YIELDS TO INVESTORS IN THE CLASS X CERTIFICATES AND CLASS XN CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE GROUP 3 LOANS AND GROUP 4 LOANS, RESPECTIVELY, (PARTICULARLY THOSE WITH HIGH NET MORTGAGE RATES), WHICH GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE STRUCTURING ASSUMPTIONS AND THE PRICES BELOW, THE YIELDS TO MATURITY ON THE CLASS X CERTIFICATES AND CLASS XN CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS OF THE GROUP 3 LOANS AND GROUP 4 LOANS, RESPECTIVELY, WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 31% CPR FOR THE CLASS X CERTIFICATES AND 28% CPR FOR THE CLASS XN CERTIFICATES AND LIBOR WERE TO BE 4.901% AND MTA WERE TO BE 3.890%. IF THE ACTUAL PREPAYMENT RATE OF THE GROUP 3 LOANS AND GROUP 4 LOANS WERE TO EXCEED THE FOREGOING LEVELS FOR AS LITTLE AS ONE MONTH WHILE EQUALING THE LEVELS FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS X CERTIFICATES AND CLASS XN CERTIFICATES, RESPECTIVELY, WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     As described under "Description of the Certificates--General," the pass-through rate of the Class X Certificates in effect from time to time is calculated by reference to the Net Mortgage Rates of the Group 3 Loans and the pass-through rate of the Class XN Certificates in effect from time to time is calculated by reference to the Net Mortgage Rates of the Group 4 Loans.

     The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Class X Certificates and Class XN Certificates (expressed as a percentage of its initial notional amount) is as follows:

            CLASS               PRICE*
          --------              ------
          Class X                 5.00%
          Class XN                3.00%

          ----------
          * The price does not include accrued interest. Accrued interest has been added to the price in calculating the yields set forth in the table below.

    SENSITIVITY OF THE CLASS X CERTIFICATES TO PREPAYMENTS AND CHANGES IN MTA
                          (PRE-TAX YIELDS TO MATURITY)

                              PERCENTAGES OF CPR
                  ------------------------------------------
     MTA (%)        15%      20%      25%      35%      50%
---------------   ------   ------   ------   ------   ------
 1.89 .........     23.5     16.1      8.5     (7.9)   (40.6)
 2.89 .........     24.4     16.9      9.2     (7.3)   (39.7)
 3.89 .........     25.2     17.7     10.0     (6.6)   (38.9)
 4.89 .........     26.0     18.5     10.7     (5.8)   (38.1)
 5.89 .........     26.7     19.1     11.4     (5.0)   (37.2)

  SENSITIVITY OF THE CLASS XN CERTIFICATES TO PREPAYMENTS AND CHANGES IN LIBOR
                          (PRE-TAX YIELDS TO MATURITY)

                                        PERCENTAGES OF CPR
                            ------------------------------------------
  LIBOR (%)      MTA (%)      15%      20%      25%      35%      50%
------------   ----------   ------   ------   ------   ------   ------
2.901 ......   1.89 .....     19.7     12.6      5.4    (10.1)   (41.1)
3.901 ......   2.89 .....     20.1     12.9      5.7    (10.0)   (40.9)
4.901 ......   3.89 .....     20.4     13.2      5.9     (9.8)   (40.7)
5.901 ......   4.89 .....     20.7     13.5      6.1     (9.6)   (40.4)
6.901 ......   5.89 .....     20.8     13.6      6.2     (9.5)   (40.2)

     It is unlikely that the Group 3 Loans or Group 4 Loans will have the precise characteristics described in this prospectus supplement or that the Group 3 Loans or Group 4 Loans will all prepay at the same rate until maturity or that all of the Group 3 Loans or Group 4 Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X Certificates and Class XN Certificates are likely to differ from those shown in the table above, even if all of the Group 3 Loans or Group 4 Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Group 3 Loans or Group 4 Loans for any period or over the lives of the Class X Certificates and Class XN Certificates or as to the yields on those certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X Certificates and Class XN Certificates.

PREPAYMENTS AND DEFAULTS AND LIBOR

     The rate of principal distributions on each class of offered certificates, the aggregate amount of each interest distribution on each class and the yield to maturity on each class will be directly related to and affected by:

     (1)  the amortization schedules of the Loans;

     (2)  the prepayment experience of the Loans; and

     (3) under some circumstances, the rates of delinquencies, defaults or losses experienced on the Loans.

     Approximately 67.95% of the Loans (by aggregate Principal Balance of the Loans as of the Cut-off Date) provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. The holders of the Class P certificates will be entitled to all prepayment charges received on the Loans, other than any prepayment charges to which the related servicer is entitled, and such amounts will not be available for distribution on the other classes of offered certificates. Under certain circumstances, as described in the Pooling and Servicing Agreement, the servicers may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicers with respect to the waiver thereof, may have on the prepayment performance of the Loans. The depositor makes no representations as to the effect that the prepayment charges, and decisions by the servicers with respect to the waiver thereof, may have on the prepayment performance of the Loans.

     Each of the Loans is subject to a due on sale clause. See "Certain Legal Aspects of Residential Loans" in the prospectus. Additionally, repurchases by the transferor of any Loan as to which there has been a material breach of representation or warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute loan therefor) or any optional clean-up call of the Loans will have the same effect as a prepayment and result in distributions on the offered certificates which would otherwise be distributed over the remaining terms of the Loans.

     The rate of principal prepayments on the Loans will be influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors, and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among the Loans at any time because of specific factors relating to the Loans. These factors include:

     (1)  the age of the Loans;

     (2) the geographic location of the related properties and the extent of the related borrowers' equity in those properties; and

     (3) changes in the borrowers' housing needs and employment and job transfers.

     Furthermore, because the characteristics of the Loans in each Loan Group differ, the Loans of each Loan Group as a whole may be expected to prepay at different rates.

     In general, if prevailing interest rates for loans similar to the Loans fall significantly below the interest rates at the time of origination, Loans may be subject to higher prepayment rates than if prevailing interest rates for loans similar to the Loans remain at or above those at the time those loans were originated. Conversely, if prevailing interest rates for loans similar to the Loans rise appreciably above the interest rates at the time of origination, Loans may experience a lower prepayment rate than if prevailing interest rates for loans similar to the Loans remained at or below those existing at the time those Loans were originated. We cannot make assurances as to the prepayment rate of the Loans. In addition, we cannot make assurances that the Loans will conform to the prepayment experience of other loans or to any past prepayment experience or any published prepayment forecast.

     The Loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their adjustable-rate Loans with a fixed-rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and maximum rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the Loans may be subject to delinquency and loss experience because the amount of the monthly payments on the Loans are subject to adjustment on each adjustment date. The Loans may be subject to greater rates of prepayments as they approach their initial adjustment dates as mortgagors seek to avoid changes in their monthly payments.

     In general, if an offered certificate is purchased at a premium over its face amount and payments of principal on the Loans in the related Loan Group occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount from its face amount and payments of principal on the Loans in the related Loan Group or Loan Groups occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

     The rate and timing of defaults on the Loans will also affect the rate and timing of principal payments on the Loans and thus the yield on the offered certificates. We cannot make assurances as to the rate of losses or delinquencies on any of the Loans. To the extent that any losses are incurred on any of the Loans, the certificateholders of the offered certificates will bear the risk of losses resulting from default by borrowers. See "Risk Factors" in this prospectus supplement and in the prospectus.

     The weighted average life of the offered certificates will be influenced by, among other factors, the rate of principal payments on the Loans.

     The last scheduled Distribution Date for the offered certificates is in April 2046. Such date represents the Distribution Date occurring in the month following the month in which the maturity date of the latest maturing Loan in the related Loan Group or Groups occurs. It is possible that the Class Principal Balance of the certificates may be fully paid prior to the last scheduled Distribution Date, or may not be fully paid by such date.

     The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed under "Description of the Offered Certificates--Reports to Certificateholders" in this prospectus supplement. These statements will include information as to the outstanding Class Principal Balance of the certificates. We cannot assure that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

THE MEZZANINE CERTIFICATES

     The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Mezzanine Certificates will be affected by the rate of prepayments on the Loans in all of the Loan Groups, as well as the rate of borrower defaults resulting in Realized Losses, by the severity and timing of those losses. See "Description of the Offered Certificates--Applied Realized Loss Amounts" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the certificates. If the purchaser of a Mezzanine Certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Loans.

     The yields to maturity on the classes of Mezzanine Certificates with higher alphanumerical designations will be more sensitive to losses due to liquidations of defaulted Loans than will the yields on such classes with lower numerical designations, and the yields to maturity on all of the Mezzanine Certificates will be more sensitive to such losses than will the yields on the other classes of certificates. The yields to maturity on the Class M-1 certificates will be more sensitive to losses due to liquidations of defaulted Loans than will the yields on the Senior Certificates and less sensitive than the yields on the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates. The Mezzanine Certificates will be more sensitive to losses due to liquidations of defaulted Loans (other than Excess Losses) because the entire amount of such losses will be allocable to such certificates in reverse order of priority, either directly or through the allocation of the Subordinate Certificate Writedown Amount, except as provided in this prospectus supplement. To the extent not covered by a servicer's or the master servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the Loans may also have a relatively greater effect:

     (A) on the yields to investors in the Mezzanine Certificates with higher alphanumerical designations than on the yields to investors in those Mezzanine Certificates with lower alphanumerical designations; and

     (B) on the yields to investors in the Mezzanine Certificates than on the yields to investors in the Senior Certificates.

     As described above under "Description of the Offered Certificates--Distribution of Available Funds" and "--Applied Realized Loss Amounts; Subordination" in this prospectus supplement, amounts otherwise distributable to holders of any class of Mezzanine Certificates will be made available to protect the holders of the more senior ranking classes of the certificates against interruptions in distributions due to certain borrower delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Mezzanine Certificates.

     To the extent that a Mezzanine Certificate is being purchased at a discount from its initial Class Principal Balance, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

     To the extent the related Net Rate Cap is applied to the Senior Certificates and Mezzanine Certificates, a shortfall in interest equal to the Net Rate Carryover will occur. Such shortfall will only be distributable from the proceeds received from excess interest and overcollateralization, and only in the priorities described under "Description of the Offered Certificates--Distribution of Available Funds" in this prospectus supplement and from amounts received under the Cap Contract, but only in the priorities described under "Description of the Offered Certificates--The Cap Contract", "--The Cap Provider" and "--The Cap Account" in this prospectus supplement.

     The related Net Rate Cap for the Senior Certificates (other than the Group 2, Group 3 and Class X Certificates) and Mezzanine Certificates will be lower for Accrual Periods that are longer than 30 days, and the Pass-Through Rates on such certificates are more likely to be capped at the related Net Rate Cap than they would if all Accrual Periods were 30 days long. For a discussion of other factors that could cause the Pass-Through Rate on the Offered Certificates to be capped at the related Net Rate Cap, see "Risk Factors--Effect of Mortgage Rates on the Offered Certificates" in this prospectus supplement.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an offered certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Principal Balance of the certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Principal Balance of the class of certificates referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Loans, see "--Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

     In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the Loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Principal" in this prospectus supplement.

     The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective initial Class Principal Balances or initial notional amount, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant percentages of CPR, see the decrement tables under the next heading.

     The model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Loans to be included in the trust.

     Each of the prepayment scenarios in the table below assumes the respective percentages of CPR.

     The tables entitled "Percent of Original Class Principal Balance or Notional Amount Outstanding" were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Loans. Any such discrepancy may have an effect upon the percentages of Original Class Principal Balances or Notional Amount outstanding and weighted average lives of the offered certificates set forth in the tables. In addition, since the actual Loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the offered certificates may be made earlier or later than indicated in the table.

     The percentages and weighted average lives in the tables entitled "Percent of Original Class Principal Balance or Notional Amount Outstanding" were determined assuming the following structuring assumptions:

     (i) the Loans have the characteristics under "--Assumed Loan Characteristics" in this prospectus supplement;

     (ii) the closing date for the offered certificates occurs on March 31, 2006 and the offered certificates were sold to investors on such date;

     (iii) distributions on the certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing in April 2006, in accordance with the allocation of Available Funds set forth above under "Description of the Offered Certificates-- Distribution of Available Funds;"

     (iv) the prepayment rates are the percentages of CPR set forth in the "Prepayment Scenarios" table below;

     (v)  prepayments include thirty days' interest thereon;

     (vi) the transferor is not required to substitute or repurchase any of the Loans pursuant to the Mortgage Loan Purchase Agreement and no optional termination is exercised; (vii) the Overcollateralization Target Amount conforms to the definition for such amount set forth in this prospectus supplement;

     (viii) scheduled payments for all Loans are received on the first day of each month commencing in April 2006, the principal portion of such payments is computed prior to giving effect to prepayments received in the previous month and there are no losses or delinquencies with respect to such Loans;

     (ix) that One-Year MTA remains constant at 3.890%, COFI remains constant at 3.604% and One-Month LIBOR remains constant at 4.901%;

     (x) all Loans prepay at the same rate and all such payments are treated as prepayments in full of individual Loans, with no shortfalls in collection of interest and such prepayments are received on the last day of each month commencing in the month of the closing date;

     (xi) the scheduled monthly payments for each mortgage loan is based on its outstanding principal balance, mortgage rate and remaining term to maturity so that the mortgage loan will amortize in amounts sufficient for its repayment over its remaining term to maturity (taking into account any interest-only periods);

     (xii) the Pass-Through Rates for the offered certificates are as set forth in this prospectus supplement;

     (xiii) the Class Principal Balance of the Class P certificates is equal to zero;

     (xiv) the amount deposited in the Carryover Reserve Fund on the Closing Date is equal to $1,179,425; and

     (xv) no Loan has an initial periodic rate cap or a subsequent periodic rate cap.

                          ASSUMED LOAN CHARACTERISTICS

                                     GROUP 1

                                                                                        ORIGINAL
                    ORIGINAL                          MORTGAGE           NET            TERM TO
    INDEX          PRINCIPAL        PRINCIPAL         INTEREST         MORTGAGE         MATURITY
  IDENTIFIER       BALANCE ($)      BALANCE ($)       RATE (%)         RATE (%)         (MONTHS)
--------------   --------------   --------------   --------------   --------------   --------------
ONE-YEAR MTA       5,154,750.00     5,149,473.52      1.182088119      0.796088119        360
ONE-YEAR MTA      64,668,050.00    64,513,333.75      1.141286659      0.755286659        360
ONE-YEAR MTA      63,371,172.00    63,204,154.24      1.131160730      0.745160730        480
ONE-YEAR MTA       6,871,150.00     6,842,084.66      5.125545063      4.739545063        360
ONE-YEAR MTA       3,541,000.00     3,538,702.10      5.040374586      4.654374586        480
ONE-YEAR MTA       1,626,000.00     1,626,000.00      5.109901599      4.723901599        360
ONE-YEAR MTA       1,475,000.00     1,475,000.00      4.950000000      4.564000000        480
ONE-YEAR MTA      22,423,700.00    22,375,186.72      1.783078302      1.397078302        360
ONE-YEAR MTA       9,302,900.00     9,290,017.32      1.929314925      1.543314925        480
ONE-YEAR MTA       2,212,400.00     2,212,400.00      1.750000000      1.364000000        360
ONE-YEAR MTA         520,000.00       520,000.00      1.750000000      1.364000000        480
ONE-YEAR MTA         588,000.00       587,555.94      4.450000000      4.064000000        480
ONE-YEAR MTA       9,328,250.00     9,325,006.55      6.262408538      5.876408538        360
ONE-YEAR MTA       3,302,600.00     3,309,365.97      6.228130641      5.842130641        480
COFI               5,246,533.00     5,261,662.83      7.508204155      7.072204155        360
COFI                 457,600.00       456,941.05      7.125000000      6.689000000        480
ONE-YEAR MTA       8,288,222.00     8,273,300.66      2.059348430      1.673348430        360
ONE-YEAR MTA      23,327,000.00    23,296,173.62      2.056954712      1.670954712        480
ONE-YEAR MTA         989,200.00       988,638.30      6.064700647      5.678700647        360
ONE-YEAR MTA         607,000.00       607,539.74      6.200000000      5.814000000        480
ONE-YEAR MTA       1,227,600.00     1,227,714.95      6.848088169      6.462088169        360
ONE-YEAR MTA       2,001,200.00     1,999,400.00      1.542587776      1.156587776        360
ONE-YEAR MTA      49,481,854.00    49,386,036.95      1.090346340      0.704346340        360
ONE-YEAR MTA      62,452,323.00    62,369,552.72      1.104269753      0.718269753        480
ONE-YEAR MTA       1,220,000.00     1,218,520.51      4.950000000      4.564000000        360
ONE-YEAR MTA       3,065,000.00     3,062,893.85      5.121507914      4.735507914        480
ONE-YEAR MTA       1,942,500.00     1,942,500.00      5.600000000      5.214000000        360
ONE-YEAR MTA       1,391,000.00     1,391,000.00      4.950000000      4.564000000        480
ONE-YEAR MTA       1,413,500.00     1,412,780.34      6.250000000      5.864000000        360
ONE-YEAR MTA       9,313,726.00     9,317,269.72      6.316473501      5.930473501        480
COFI               1,184,200.00     1,179,406.47      1.933142967      1.497142967        360
COFI                 608,000.00       606,714.63      1.750000000      1.314000000        360
COFI                 386,272.00       386,272.00      1.750000000      1.314000000        360
COFI               4,466,827.00     4,481,843.24      6.961395574      6.525395574        360
COFI                 891,000.00       896,148.25      6.875000000      6.439000000        480
COFI               1,543,720.00     1,554,590.37      7.218651031      6.782651031        360
ONE-YEAR MTA      11,665,100.00    11,645,286.05      2.021744876      1.635744876        360
ONE-YEAR MTA       9,508,385.00     9,497,888.40      1.988635705      1.602635705        480
ONE-YEAR MTA         800,000.00       799,669.03      6.250000000      5.864000000        360
ONE-YEAR MTA       1,028,000.00     1,029,163.34      6.544576663      6.158576663        480
ONE-YEAR MTA       1,185,000.00     1,185,000.00      1.000000000      0.614000000        360
COFI                 331,600.00       334,963.16      7.250000000      6.814000000        360
ONE-YEAR MTA       1,068,950.00     1,068,920.00      1.371953701      0.985953701        360
COFI               1,156,000.00     1,156,000.00      1.162197232      0.726197232        360
COFI               9,483,140.00     9,463,328.63      7.117508967      6.681508967        360
COFI               1,267,960.00     1,266,545.91      7.365893185      6.929893185        480

                    REMAINING
                  AMORTIZATION                        MONTHS TO          RATE
                     TERM TO                          NEXT RATE       ADJUSTMENT
    INDEX           MATURITY          GROSS          ADJUSTMENT       FREQUENCY       LIFETIME CAP       LIFETIME
  IDENTIFIER        (MONTHS)        MARGIN (%)          DATE           (MONTHS)           (%)            FLOOR (%)
--------------   --------------   --------------   --------------   --------------   --------------   --------------
ONE-YEAR MTA          359            2.490660480          1               1            10.132088119      2.490660480
ONE-YEAR MTA          359            2.642554310          1               1            10.022122684      2.642554310
ONE-YEAR MTA          479            2.766804823          1               1            10.023239752      2.766804823
ONE-YEAR MTA          359            2.975545063         11               1            10.058027731      2.975545063
ONE-YEAR MTA          479            2.990374586         11               1            10.040374586      2.990374586
ONE-YEAR MTA          360            2.679212792         12               1            10.109901599      2.679212792
ONE-YEAR MTA          480            2.900000000         12               1             9.950000000      2.900000000
ONE-YEAR MTA          359            2.706406384          2               1             9.959188398      2.706406384
ONE-YEAR MTA          479            2.908519262          2               1            10.031270573      2.908519262
ONE-YEAR MTA          360            2.700000000          3               1             9.950000000      2.700000000
ONE-YEAR MTA          480            2.800000000          3               1             9.950000000      2.800000000
ONE-YEAR MTA          479            2.650000000          5               1             9.950000000      2.650000000
ONE-YEAR MTA          358            2.762408538          1               1            10.096820396      2.762408538
ONE-YEAR MTA          478            2.728130641          1               1            10.009907460      2.728130641
COFI                  357            4.185358974          1               1             9.950000000      4.185358974
COFI                  479            3.800000000          1               1             9.950000000      3.800000000
ONE-YEAR MTA          359            2.711750651          1               1             9.999639836      2.711750651
ONE-YEAR MTA          479            2.702170578          1               1            10.014684479      2.702170578
ONE-YEAR MTA          358            2.564700647          1               1             9.950000000      2.564700647
ONE-YEAR MTA          478            2.700000000          1               1             9.950000000      2.700000000
ONE-YEAR MTA          358            3.208782276          1               1             9.950000000      3.208782276
ONE-YEAR MTA          359            2.974924477          1               1            10.166364909      2.974924477
ONE-YEAR MTA          359            2.765686325          1               1             9.995786488      2.765686325
ONE-YEAR MTA          479            2.883084663          1               1             9.996776156      2.883084663
ONE-YEAR MTA          359            2.950000000         11               1             9.950000000      2.950000000
ONE-YEAR MTA          479            3.221507914         11               1            10.066943584      3.221507914
ONE-YEAR MTA          360            3.750000000         12               1            10.350000000      3.750000000
ONE-YEAR MTA          480            3.050000000         12               1             9.950000000      3.050000000
ONE-YEAR MTA          358            2.750000000          1               1             9.950000000      2.750000000
ONE-YEAR MTA          478            2.816473501          1               1             9.950000000      2.816473501
COFI                  358            4.464827408          1               1             9.950000000      4.464827408
COFI                  359            4.100000000          2               1             9.950000000      4.100000000
COFI                  360            4.475000000          3               1             9.950000000      4.475000000
COFI                  355            3.709732575          1               1             9.950000000      3.709732575
COFI                  476            3.625000000          1               1             9.950000000      3.625000000
COFI                  355            3.968651031          1               1             9.950000000      3.968651031
ONE-YEAR MTA          359            2.794131799          1               1            10.000564052      2.794131799
ONE-YEAR MTA          479            2.750229141          1               1             9.995516028      2.750229141
ONE-YEAR MTA          358            2.750000000          1               1             9.950000000      2.750000000
ONE-YEAR MTA          478            3.044576663          1               1            10.144576663      3.044576663
ONE-YEAR MTA          359            2.850000000          1               1             9.950000000      2.850000000
COFI                  354            3.963355452          1               1             9.241538744      3.963355452
ONE-YEAR MTA          359            3.400632227          1               1            10.081517794      3.400632227
COFI                  360            4.178676471          1               1             9.950000000      4.178676471
COFI                  356            3.798391324          1               1             9.950000000      3.798391324
COFI                  479            4.040893185          1               1             9.950000000      4.040893185

                                                     MONTHS TO
                   INTEREST                            NEXT            PAYMENT
                     ONLY            PERIODIC         PAYMENT         ADJUSTMENT        NEGATIVE         ORIGINAL
    INDEX          REMAINING         PAYMENT         ADJUSTMENT       FREQUENCY       AMORTIZATION        RECAST
  IDENTIFIER         TERM             CAP (%)           DATE           (MONTHS)           CAP            (MONTHS)
--------------   --------------   --------------   --------------   --------------   --------------   --------------
ONE-YEAR MTA          119              N/A                1                1              N/A              N/A
ONE-YEAR MTA            0              7.5               12               12              122               60
ONE-YEAR MTA            0              7.5               12               12              124               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               13               12              121               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
COFI                    0              7.5               10               12              115               60
COFI                    0              7.5               12               12              115               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               59               12              110               60
ONE-YEAR MTA            0              7.5               59               12              110               60
ONE-YEAR MTA            0              7.5               11               12              110               60
ONE-YEAR MTA          119              N/A                1                1              N/A              N/A
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               11               12              122               60
COFI                    0              7.5               11               12              115               60
COFI                    0              7.5               12               12              115               60
COFI                    0              7.5               13               12              115               60
COFI                    0              7.5                8               12              115               60
COFI                    0              7.5                9               12              115               60
COFI                    0              7.5                8               12              115               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               59               12              110               60
ONE-YEAR MTA            0              7.5               59               12              110               60
ONE-YEAR MTA          119              N/A                1                1              N/A              N/A
COFI                    0              7.5                7               12              115               60
ONE-YEAR MTA          119              N/A                1                1              N/A              N/A
COFI                    0              7.5               13               12              115               60
COFI                    0              7.5                9               12              115               60
COFI                    0              7.5               12               12              115               60

                                     GROUP 2

                                                                                        ORIGINAL
                    ORIGINAL                          MORTGAGE          NET             TERM TO
    INDEX          PRINCIPAL        PRINCIPAL         INTEREST        MORTGAGE          MATURITY
  IDENTIFIER       BALANCE ($)      BALANCE ($)       RATE (%)        RATE (%)          (MONTHS)
--------------   --------------   --------------   --------------   --------------   --------------
ONE-YEAR MTA       2,608,954.00     2,608,827.41      1.267530921      0.881530921        360
ONE-YEAR MTA         291,500.00       291,500.00      6.520569468      6.134569468        360
ONE-YEAR MTA      49,216,915.00    49,124,956.04      1.214768616      0.828768616        360
ONE-YEAR MTA      30,769,899.00    30,717,828.86      1.258876957      0.872876957        480
ONE-YEAR MTA       1,220,012.00     1,218,566.02      5.078338015      4.692338015        360
ONE-YEAR MTA       2,232,000.00     2,230,623.21      5.241144087      4.855144087        480
ONE-YEAR MTA       1,121,000.00     1,121,000.00      3.742239072      3.356239072        360
ONE-YEAR MTA       1,491,450.00     1,491,450.00      5.026167488      4.640167488        480
ONE-YEAR MTA       5,176,600.00     5,165,548.21      1.834385085      1.448385085        360
ONE-YEAR MTA       1,863,250.00     1,860,818.31      2.205450284      1.819450284        480
ONE-YEAR MTA       3,200,675.00     3,200,675.00      1.750000000      1.364000000        360
ONE-YEAR MTA         408,000.00       408,000.00      1.750000000      1.364000000        480
ONE-YEAR MTA         255,000.00       254,614.13      4.450000000      4.064000000        480
ONE-YEAR MTA         313,600.00       313,183.27      4.450000000      4.064000000        360
ONE-YEAR MTA         572,000.00       571,568.53      4.450000000      4.064000000        480
ONE-YEAR MTA       3,343,000.00     3,340,421.30      6.188711845      5.802711845        360
ONE-YEAR MTA       3,673,300.00     3,674,850.97      6.190325785      5.804325785        480
ONE-YEAR MTA       8,128,119.00     8,115,009.34      2.097841188      1.711841188        360
ONE-YEAR MTA       8,536,859.00     8,527,576.82      2.024952479      1.638952479        480
ONE-YEAR MTA         995,750.00       996,363.65      6.209875098      5.823875098        480
ONE-YEAR MTA       1,711,740.00     1,711,740.00      1.377204482      0.991204482        360
ONE-YEAR MTA      44,469,948.00    44,380,881.73      1.208649832      0.822649832        360
ONE-YEAR MTA      38,084,863.00    38,036,886.28      1.220491927      0.834491927        480
ONE-YEAR MTA         364,000.00       363,193.81      5.450000000      5.064000000        360
ONE-YEAR MTA         378,500.00       377,808.99      4.950000000      4.564000000        480
ONE-YEAR MTA         590,800.00       590,445.70      3.252133872      2.866133872        360
ONE-YEAR MTA       1,032,600.00     1,031,859.04      5.085207565      4.699207565        480
ONE-YEAR MTA         667,000.00       667,000.00      4.950000000      4.564000000        360
ONE-YEAR MTA         408,000.00       408,000.00      4.950000000      4.564000000        480
ONE-YEAR MTA         225,000.00       224,543.36      2.000000000      1.614000000        360
ONE-YEAR MTA         195,000.00       194,734.49      2.000000000      1.614000000        480
ONE-YEAR MTA         616,000.00       616,000.00      1.750000000      1.364000000        360
ONE-YEAR MTA         123,000.00       122,848.07      4.850000000      4.464000000        360
ONE-YEAR MTA       2,877,106.00     2,874,562.05      6.333744900      5.947744900        360
ONE-YEAR MTA       2,053,400.00     2,055,849.58      6.413998257      6.027998257        480
ONE-YEAR MTA       9,112,690.00     9,098,723.75      2.153300229      1.767300229        360
ONE-YEAR MTA       6,576,520.00     6,568,366.50      1.998480648      1.612480648        480
ONE-YEAR MTA       1,869,350.00     1,866,466.56      6.303195833      5.917195833        360
ONE-YEAR MTA       1,232,210.00     1,232,679.36      6.643465562      6.257465562        480
ONE-YEAR MTA         408,000.00       407,351.80      1.133545500      0.747545500        360
ONE-YEAR MTA      17,716,327.00    17,678,331.14      1.135963829      0.749963829        360
ONE-YEAR MTA      13,675,110.00    13,662,849.02      1.227000031      0.841000031        480
ONE-YEAR MTA         952,250.00       951,177.95      5.350000000      4.964000000        360
ONE-YEAR MTA         654,000.00       653,840.23      6.355054042      5.969054042        360
ONE-YEAR MTA         655,300.00       655,712.73      6.450000000      6.064000000        480
ONE-YEAR MTA       1,714,800.00     1,709,303.93      7.018686135      6.632686135        360
ONE-YEAR MTA       6,716,930.00     6,706,542.27      2.044538977      1.658538977        360
ONE-YEAR MTA       4,362,520.00     4,358,179.14      2.029684014      1.643684014        480
ONE-YEAR MTA         721,750.00       721,464.77      6.285185552      5.899185552        360

                   REMAINING
                  AMORTIZATION                        MONTHS TO          RATE
                     TERM TO                          NEXT RATE       ADJUSTMENT
    INDEX           MATURITY          GROSS          ADJUSTMENT       FREQUENCY       LIFETIME CAP       LIFETIME
  IDENTIFIER        (MONTHS)        MARGIN (%)          DATE           (MONTHS)           (%)            FLOOR (%)
--------------   --------------   --------------   --------------   --------------   --------------   --------------
ONE-YEAR MTA          359            2.722658388          1               1            10.017156608      2.722658388
ONE-YEAR MTA          358            3.020569468          1               1            10.195214408      3.020569468
ONE-YEAR MTA          359            2.754272937          1               1            10.119382190      2.754272937
ONE-YEAR MTA          479            2.858822195          1               1            10.114465200      2.858822195
ONE-YEAR MTA          359            2.898568636         11               1            10.078338015      2.898568636
ONE-YEAR MTA          479            3.022016839         11               1            10.082532938      3.022016839
ONE-YEAR MTA          360            2.856735058         12               1            10.074174844      2.856735058
ONE-YEAR MTA          480            2.958258741         12               1            10.026167488      2.958258741
ONE-YEAR MTA          359            2.804007206          2               1            10.034385085      2.804007206
ONE-YEAR MTA          479            2.855815835          2               1            10.005815835      2.855815835
ONE-YEAR MTA          360            2.700000000          3               1             9.950000000      2.700000000
ONE-YEAR MTA          480            2.800000000          3               1             9.950000000      2.800000000
ONE-YEAR MTA          478            2.850000000          4               1             9.950000000      2.850000000
ONE-YEAR MTA          359            2.750000000          5               1             9.950000000      2.750000000
ONE-YEAR MTA          479            2.850000000          5               1             9.950000000      2.850000000
ONE-YEAR MTA          358            2.688711845          1               1            10.080557928      2.688711845
ONE-YEAR MTA          478            2.690325785          1               1            10.045506407      2.690325785
ONE-YEAR MTA          359            2.796897388          1               1            10.118135824      2.796897388
ONE-YEAR MTA          479            2.736173293          1               1            10.074952479      2.736173293
ONE-YEAR MTA          478            2.709875098          1               1            10.159455068      2.709875098
ONE-YEAR MTA          359            2.870216271          1               1            10.188573615      2.870216271
ONE-YEAR MTA          359            2.872169771          1               1            10.121903093      2.872169771
ONE-YEAR MTA          479            2.989376271          1               1            10.112403878      2.989376271
ONE-YEAR MTA          358            3.250000000         10               1             9.950000000      3.250000000
ONE-YEAR MTA          478            3.050000000         10               1             9.950000000      3.050000000
ONE-YEAR MTA          359            2.973135718         11               1            10.066932324      2.973135718
ONE-YEAR MTA          479            3.170102541         11               1            10.085207565      3.170102541
ONE-YEAR MTA          360            2.950000000         12               1             9.950000000      2.950000000
ONE-YEAR MTA          480            3.050000000         12               1             9.950000000      3.050000000
ONE-YEAR MTA          359            3.100000000          2               1             9.950000000      3.100000000
ONE-YEAR MTA          479            3.200000000          2               1             9.950000000      3.200000000
ONE-YEAR MTA          360            2.850000000          3               1             9.950000000      2.850000000
ONE-YEAR MTA          359            2.950000000          5               1            10.350000000      2.950000000
ONE-YEAR MTA          358            2.833744900          1               1            10.078705396      2.833744900
ONE-YEAR MTA          478            2.913998257          1               1            10.075939949      2.913998257
ONE-YEAR MTA          359            2.849005689          1               1            10.117420857      2.849005689
ONE-YEAR MTA          479            2.789565531          1               1            10.021227974      2.789565531
ONE-YEAR MTA          358            2.803195833          1               1            10.006547615      2.803195833
ONE-YEAR MTA          478            3.143465562          1               1            10.212524120      3.143465562
ONE-YEAR MTA          359            2.933465938          1               1            10.083545500      2.933465938
ONE-YEAR MTA          359            2.872279307          1               1            10.067055096      2.872279307
ONE-YEAR MTA          479            3.002869502          1               1            10.106236459      3.002869502
ONE-YEAR MTA          359            3.450000000         11               1            10.350000000      3.450000000
ONE-YEAR MTA          358            2.855054042          1               1            10.212388015      2.855054042
ONE-YEAR MTA          478            2.950000000          1               1             9.950000000      2.950000000
ONE-YEAR MTA          358            3.365463548          1               1             9.950000000      3.365463548
ONE-YEAR MTA          359            2.942856041          1               1            10.094538977      2.942856041
ONE-YEAR MTA          479            2.878241307          1               1            10.049516376      2.878241307
ONE-YEAR MTA          358            2.785185552          1               1            10.011953129      2.785185552

                                                     MONTHS TO
                   INTEREST                            NEXT            PAYMENT
                     ONLY            PERIODIC         PAYMENT         ADJUSTMENT        NEGATIVE         ORIGINAL
    INDEX          REMAINING         PAYMENT         ADJUSTMENT       FREQUENCY       AMORTIZATION        RECAST
  IDENTIFIER         TERM             CAP (%)           DATE           (MONTHS)           CAP            (MONTHS)
--------------   --------------   --------------   --------------   --------------   --------------   --------------
ONE-YEAR MTA          119              N/A                1                1              N/A              N/A
ONE-YEAR MTA          118              N/A                1                1              N/A              N/A
ONE-YEAR MTA            0              7.5               12               12              124               60
ONE-YEAR MTA            0              7.5               12               12              124               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               59               12              110               60
ONE-YEAR MTA          119              N/A                1                1              N/A              N/A
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               13               12              125               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               11               12              124               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               59               12              110               60
ONE-YEAR MTA            0              7.5               59               12              110               60
ONE-YEAR MTA          119              N/A                1                1              N/A              N/A
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               12               12              124               60
ONE-YEAR MTA            0              7.5               12               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               11               12              125               60
ONE-YEAR MTA            0              7.5               11               12              110               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               60               12              110               60
ONE-YEAR MTA            0              7.5               59               12              110               60

                                     GROUP 3

                                                                                        ORIGINAL
                    ORIGINAL                          MORTGAGE          NET             TERM TO
    INDEX          PRINCIPAL        PRINCIPAL         INTEREST        MORTGAGE          MATURITY
  IDENTIFIER       BALANCE ($)      BALANCE ($)       RATE (%)        RATE (%)          (MONTHS)
--------------   --------------   --------------   --------------   --------------   --------------
One-Year MTA     126,125,523.25   125,880,697.77      1.144275983      0.758275983        360
One-Year MTA     104,808,581.00   104,667,563.60      1.178613174      0.792613174        480
One-Year MTA       4,933,500.00     4,927,214.34      4.950000000      4.564000000        360
One-Year MTA         220,000.00       219,853.94      4.950000000      4.564000000        480
One-Year MTA         425,000.00       425,000.00      4.950000000      4.564000000        360
One-Year MTA       2,648,500.00     2,648,500.00      5.214017368      4.828017368        480
One-Year MTA         870,400.00       868,574.46      1.800741262      1.414741262        360
One-Year MTA         220,000.00       220,000.00      2.150000000      1.764000000        360
One-Year MTA         151,920.00       151,920.00      1.750000000      1.364000000        480
One-Year MTA       7,964,640.00     7,962,079.58      6.790430301      6.404430301        360
One-Year MTA       7,476,061.00     7,484,697.42      7.069047474      6.683047474        480
One-Year MTA       3,960,500.00     3,951,140.18      1.054358030      0.668358030        360
One-Year MTA      12,223,150.00    12,225,150.20      7.062739161      6.676739161        360
One-Year MTA         980,000.00       981,682.47      7.140843714      6.754843714        360
One-Year MTA      34,914,187.00    34,857,903.07      2.000019787      1.614019787        360
One-Year MTA      30,385,670.00    30,350,727.76      2.093572287      1.707572287        480
One-Year MTA       3,179,850.00     3,177,888.50      6.802911868      6.416911868        360
One-Year MTA       3,869,150.00     3,861,594.13      7.037051164      6.651051164        480

                   REMAINING
                  AMORTIZATION                        MONTHS TO          RATE
                     TERM TO                          NEXT RATE       ADJUSTMENT
    INDEX           MATURITY          GROSS          ADJUSTMENT       FREQUENCY       LIFETIME CAP       LIFETIME
  IDENTIFIER        (MONTHS)        MARGIN (%)          DATE           (MONTHS)           (%)            FLOOR (%)
--------------   --------------   --------------   --------------   --------------   --------------   --------------
One-Year MTA          359            3.399134176          1               1            10.026896909      3.399134176
One-Year MTA          479            3.551576838          1               1            10.012875043      3.551576838
One-Year MTA          359            3.650000000         11               1             9.950000000      3.650000000
One-Year MTA          479            3.750000000         11               1             9.950000000      3.750000000
One-Year MTA          360            3.650000000         12               1             9.950000000      3.650000000
One-Year MTA          480            3.655606947         12               1             9.950000000      3.655606947
One-Year MTA          359            3.600741262          2               1            10.000741262      3.600741262
One-Year MTA          360            2.900000000          3               1            10.350000000      2.900000000
One-Year MTA          480            3.650000000          3               1             9.950000000      3.650000000
One-Year MTA          358            3.290430301          1               1            10.019550216      3.290430301
One-Year MTA          478            3.569047474          1               1            10.034015761      3.569047474
One-Year MTA          359            3.581736701          1               1             9.950000000      3.581736701
One-Year MTA          358            3.426047521          1               1             9.950000000      3.426047521
One-Year MTA          478*           3.487744960          1               1             9.950000000      3.487744960
One-Year MTA          359            3.328653341          1               1            10.004416625      3.328653341
One-Year MTA          479            3.530258596          1               1            10.023892926      3.530258596
One-Year MTA          358            3.302911868          1               1             9.950000000      3.302911868
One-Year MTA          478            3.537051164          1               1            10.136769147      3.537051164

                                                     MONTHS TO
                   INTEREST                            NEXT            PAYMENT
                     ONLY            PERIODIC         PAYMENT         ADJUSTMENT        NEGATIVE         ORIGINAL
    INDEX          REMAINING         PAYMENT         ADJUSTMENT       FREQUENCY       AMORTIZATION        RECAST
  IDENTIFIER         TERM             CAP (%)           DATE           (MONTHS)           CAP            (MONTHS)
--------------   --------------   --------------   --------------   --------------   --------------   --------------
One-Year MTA           0               7.5               12               12              125               60
One-Year MTA           0               7.5               12               12              124               60
One-Year MTA           0               7.5               12               12              125               60
One-Year MTA           0               7.5               12               12              125               60
One-Year MTA           0               7.5               13               12              125               60
One-Year MTA           0               7.5               13               12              125               60
One-Year MTA           0               7.5               12               12              125               60
One-Year MTA           0               7.5               13               12              125               60
One-Year MTA           0               7.5               13               12              125               60
One-Year MTA           0               7.5               11               12              125               60
One-Year MTA           0               7.5               11               12              124               60
One-Year MTA           0               7.5               12               12              110               60
One-Year MTA           0               7.5               11               12              110               60
One-Year MTA           0               7.5               11               12              110               60
One-Year MTA           0               7.5               60               12              110               60
One-Year MTA           0               7.5               60               12              110               60
One-Year MTA           0               7.5               59               12              110               60
One-Year MTA           0               7.5               59               12              110               60

                                     GROUP 4

                                                                                        ORIGINAL
                    ORIGINAL                          MORTGAGE           NET            TERM TO
    INDEX          PRINCIPAL        PRINCIPAL         INTEREST         MORTGAGE         MATURITY
  IDENTIFIER       BALANCE ($)      BALANCE ($)       RATE (%)         RATE (%)         (MONTHS)
--------------   --------------   --------------   --------------   --------------   --------------
ONE-YEAR MTA      22,619,316.00    22,577,925.59      1.100935959      0.714935959        360
ONE-YEAR MTA      26,273,328.00    26,238,566.14      1.055908736      0.669908736        480
ONE-YEAR MTA       2,452,500.00     2,450,218.49      6.272877929      5.886877929        360
ONE-YEAR MTA       1,200,000.00     1,199,878.15      6.352396389      5.966396389        480
ONE-YEAR MTA       2,349,000.00     2,342,333.66      1.000000000      0.614000000        360
ONE-YEAR MTA       1,191,000.00     1,191,246.47      7.187545177      6.801545177        360
ONE-YEAR MTA         452,000.00       452,092.46      7.375000000      6.989000000        360
ONE-YEAR MTA       6,519,000.00     6,508,391.36      1.934780019      1.548780019        360
ONE-YEAR MTA      10,695,116.00    10,686,327.08      2.070037066      1.684037066        480
ONE-YEAR MTA         740,000.00       739,755.38      6.350000000      5.964000000        360

                   REMAINING
                  AMORTIZATION                        MONTHS TO          RATE
                     TERM TO                          NEXT RATE       ADJUSTMENT
    INDEX           MATURITY          GROSS          ADJUSTMENT       FREQUENCY       LIFETIME CAP       LIFETIME
  IDENTIFIER        (MONTHS)        MARGIN (%)          DATE           (MONTHS)           (%)            FLOOR (%)
--------------   --------------   --------------   --------------   --------------   --------------   --------------
ONE-YEAR MTA          359            2.797349746          1               1             9.978686186      2.797349746
ONE-YEAR MTA          479            2.932645831          1               1             9.988245337      2.932645831
ONE-YEAR MTA          358            2.772877929          1               1            10.029306332      2.772877929
ONE-YEAR MTA          478            2.852396389          1               1             9.950000000      2.852396389
ONE-YEAR MTA          359            3.721447458          1               1             9.950000000      3.721447458
ONE-YEAR MTA          358            3.565025299          1               1             9.950000000      3.565025299
ONE-YEAR MTA          478*           3.750000000          1               1             9.950000000      3.750000000
ONE-YEAR MTA          359            2.733273136          1               1             9.984780019      2.733273136
ONE-YEAR MTA          479            3.006157900          1               1             9.988259277      3.006157900
ONE-YEAR MTA          358            2.850000000          1               1             9.950000000      2.850000000

                                                      MONTHS TO
                   INTEREST                             NEXT           PAYMENT
                     ONLY            PERIODIC         PAYMENT         ADJUSTMENT        NEGATIVE         ORIGINAL
    INDEX          REMAINING         PAYMENT         ADJUSTMENT       FREQUENCY       AMORTIZATION        RECAST
  IDENTIFIER         TERM             CAP (%)           DATE           (MONTHS)           CAP            (MONTHS)
--------------   --------------   --------------   --------------   --------------   --------------   --------------
ONE-YEAR MTA           0               7.5               12               12              125              60
ONE-YEAR MTA           0               7.5               12               12              125              60
ONE-YEAR MTA           0               7.5               11               12              125              60
ONE-YEAR MTA           0               7.5               11               12              125              60
ONE-YEAR MTA           0               7.5               12               12              110              60
ONE-YEAR MTA           0               7.5               11               12              110              60
ONE-YEAR MTA           0               7.5               11               12              110              60
ONE-YEAR MTA           0               7.5               60               12              110              60
ONE-YEAR MTA           0               7.5               60               12              110              60
ONE-YEAR MTA           0               7.5               59               12              110              60

* The remaining term to maturity is 358 months.

                             PREPAYMENT SCENARIOS(1)

      SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
      ----------   -----------   ------------   -----------   ----------
         15%           20%           25%            35%           50%

----------
(1)  Percentage of CPR.

     Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of the offered certificates, and set forth the percentages of the Original Class Principal Balance of such certificates that would be outstanding after each of the dates shown under various prepayment scenarios.

             PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                             CLASS 1-A-1, CLASS 1-A-2 AND CLASS I-A-3
                                                       PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......        100            100            100            100            100
March 25, 2007 ...........         86             80             75             63             46
March 25, 2008 ...........         74             65             55             39             19
March 25, 2009 ...........         64             51             41             23              5
March 25, 2010 ...........         54             40             30             17              5
March 25, 2011 ...........         45             32             23             11              3
March 25, 2012 ...........         37             25             17              8              2
March 25, 2013 ...........         32             21             14              5              1
March 25, 2014 ...........         27             17             10              4              0
March 25, 2015 ...........         23             13              8              2              0
March 25, 2016 ...........         19             11              6              1              0
March 25, 2017 ...........         16              9              4              1              0
March 25, 2018 ...........         14              7              3              *              0
March 25, 2019 ...........         11              6              3              0              0
March 25, 2020 ...........         10              4              2              0              0
March 25, 2021 ...........          8              4              1              0              0
March 25, 2022 ...........          7              3              1              0              0
March 25, 2023 ...........          6              2              *              0              0
March 25, 2024 ...........          5              2              0              0              0
March 25, 2025 ...........          4              1              0              0              0
March 25, 2026 ...........          3              1              0              0              0
March 25, 2027 ...........          3              *              0              0              0
March 25, 2028 ...........          2              *              0              0              0
March 25, 2029 ...........          2              0              0              0              0
March 25, 2030 ...........          1              0              0              0              0
March 25, 2031 ...........          1              0              0              0              0
March 25, 2032 ...........          1              0              0              0              0
March 25, 2033 ...........          *              0              0              0              0
March 25, 2034 ...........          0              0              0              0              0
March 25, 2035 ...........          0              0              0              0              0
March 25, 2036 ...........          0              0              0              0              0
Weighted Average Life
(years) to Maturity(1)....       6.07           4.45           3.44           2.25           1.29

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance of such class of certificates.

             PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                           CLASS 2-A-1
                                                       PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......        100            100            100            100            100
March 25, 2007 ...........         86             80             75             63             46
March 25, 2008 ...........         74             65             55             39             19
March 25, 2009 ...........         64             51             41             23              5
March 25, 2010 ...........         54             40             30             17              5
March 25, 2011 ...........         45             32             23             11              3
March 25, 2012 ...........         37             25             17              7              2
March 25, 2013 ...........         32             21             14              5              1
March 25, 2014 ...........         27             17             10              4              0
March 25, 2015 ...........         23             13              8              2              0
March 25, 2016 ...........         19             11              6              1              0
March 25, 2017 ...........         16              9              4              1              0
March 25, 2018 ...........         14              7              3              *              0
March 25, 2019 ...........         11              5              3              0              0
March 25, 2020 ...........         10              4              2              0              0
March 25, 2021 ...........          8              4              1              0              0
March 25, 2022 ...........          7              3              1              0              0
March 25, 2023 ...........          6              2              *              0              0
March 25, 2024 ...........          5              2              0              0              0
March 25, 2025 ...........          4              1              0              0              0
March 25, 2026 ...........          3              1              0              0              0
March 25, 2027 ...........          3              *              0              0              0
March 25, 2028 ...........          2              *              0              0              0
March 25, 2029 ...........          2              0              0              0              0
March 25, 2030 ...........          1              0              0              0              0
March 25, 2031 ...........          1              0              0              0              0
March 25, 2032 ...........          *              0              0              0              0
March 25, 2033 ...........          *              0              0              0              0
March 25, 2034 ...........          0              0              0              0              0
March 25, 2035 ...........          0              0              0              0              0
March 25, 2036 ...........          0              0              0              0              0
Weighted Average Life
(years) to Maturity(1)....       6.05           4.45           3.44           2.25           1.29

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance of such class of certificates.

   PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OR NOTIONAL AMOUNT OUTSTANDING

                                         CLASS 3-A-1, CLASS 3-A-2, CLASS 3-A-3 AND CLASS X
                                                       PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......        100            100            100            100            100
March 25, 2007 ...........         86             80             75             63             46
March 25, 2008 ...........         74             64             55             39             19
March 25, 2009 ...........         63             51             40             22              4
March 25, 2010 ...........         53             40             29             16              4
March 25, 2011 ...........         44             31             22             10              2
March 25, 2012 ...........         36             24             16              6              1
March 25, 2013 ...........         31             20             12              4              0
March 25, 2014 ...........         26             15              9              2              0
March 25, 2015 ...........         21             12              6              1              0
March 25, 2016 ...........         18              9              4              *              0
March 25, 2017 ...........         15              7              3              0              0
March 25, 2018 ...........         12              5              2              0              0
March 25, 2019 ...........         10              4              1              0              0
March 25, 2020 ...........          8              3              *              0              0
March 25, 2021 ...........          6              2              0              0              0
March 25, 2022 ...........          5              1              0              0              0
March 25, 2023 ...........          4              *              0              0              0
March 25, 2024 ...........          3              0              0              0              0
March 25, 2025 ...........          2              0              0              0              0
March 25, 2026 ...........          1              0              0              0              0
March 25, 2027 ...........          1              0              0              0              0
March 25, 2028 ...........          *              0              0              0              0
March 25, 2029 ...........          0              0              0              0              0
March 25, 2030 ...........          0              0              0              0              0
March 25, 2031 ...........          0              0              0              0              0
March 25, 2032 ...........          0              0              0              0              0
March 25, 2033 ...........          0              0              0              0              0
March 25, 2034 ...........          0              0              0              0              0
March 25, 2035 ...........          0              0              0              0              0
March 25, 2036 ...........          0              0              0              0              0
Weighted Average Life
(in years)................       5.71           4.19           3.26           2.16           1.24

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance or Notional Amount on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance or Notional Amount of such class of certificates.

   PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OR NOTIONAL AMOUNT OUTSTANDING

                                        CLASS 4-A-1, CLASS 4-A-2, CLASS 4-A-3 AND CLASS XN
                                                        PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......        100           100            100            100            100
March 25, 2007 ...........         86            80             75             63             46
March 25, 2008 ...........         74            64             55             39             19
March 25, 2009 ...........         63            51             40             23              5
March 25, 2010 ...........         54            40             30             17              5
March 25, 2011 ...........         45            31             23             11              3
March 25, 2012 ...........         36            25             17              7              1
March 25, 2013 ...........         32            21             13              5              *
March 25, 2014 ...........         27            16             10              3              0
March 25, 2015 ...........         22            13              7              2              0
March 25, 2016 ...........         19            10              5              1              0
March 25, 2017 ...........         15             8              4              *              0
March 25, 2018 ...........         13             6              3              0              0
March 25, 2019 ...........         11             5              2              0              0
March 25, 2020 ...........          9             4              1              0              0
March 25, 2021 ...........          7             3              1              0              0
March 25, 2022 ...........          6             2              *              0              0
March 25, 2023 ...........          5             2              0              0              0
March 25, 2024 ...........          4             1              0              0              0
March 25, 2025 ...........          3             1              0              0              0
March 25, 2026 ...........          3             *              0              0              0
March 25, 2027 ...........          2             0              0              0              0
March 25, 2028 ...........          2             0              0              0              0
March 25, 2029 ...........          1             0              0              0              0
March 25, 2030 ...........          1             0              0              0              0
March 25, 2031 ...........          *             0              0              0              0
March 25, 2032 ...........          0             0              0              0              0
March 25, 2033 ...........          0             0              0              0              0
March 25, 2034 ...........          0             0              0              0              0
March 25, 2035 ...........          0             0              0              0              0
March 25, 2036 ...........          0             0              0              0              0
Weighted Average Life
(in years)................       5.91          4.33           3.35           2.21           1.27

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance or Notional Amount on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance or Notional Amount of such class of certificates.

             PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                            CLASS M-1
                                                        PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......         100           100            100            100            100
March 25, 2007 ...........         100           100            100            100            100
March 25, 2008 ...........         100           100            100            100            100
March 25, 2009 ...........         100           100            100            100            100
March 25, 2010 ...........         100           100             88             50             49
March 25, 2011 ...........         100            93             67             33              9
March 25, 2012 ...........         100            73             50             21              0
March 25, 2013 ...........          71            46             29             11              0
March 25, 2014 ...........          59            37             22              5              0
March 25, 2015 ...........          50            29             16              0              0
March 25, 2016 ...........          42            23             12              0              0
March 25, 2017 ...........          35            18              9              0              0
March 25, 2018 ...........          29            14              3              0              0
March 25, 2019 ...........          24            11              0              0              0
March 25, 2020 ...........          20             9              0              0              0
March 25, 2021 ...........          17             4              0              0              0
March 25, 2022 ...........          14             0              0              0              0
March 25, 2023 ...........          11             0              0              0              0
March 25, 2024 ...........           9             0              0              0              0
March 25, 2025 ...........           7             0              0              0              0
March 25, 2026 ...........           2             0              0              0              0
March 25, 2027 ...........           0             0              0              0              0
March 25, 2028 ...........           0             0              0              0              0
March 25, 2029 ...........           0             0              0              0              0
March 25, 2030 ...........           0             0              0              0              0
March 25, 2031 ...........           0             0              0              0              0
March 25, 2032 ...........           0             0              0              0              0
March 25, 2033 ...........           0             0              0              0              0
March 25, 2034 ...........           0             0              0              0              0
March 25, 2035 ...........           0             0              0              0              0
March 25, 2036 ...........           0             0              0              0              0
Weighted Average Life
(in years)................       10.36          8.05           6.46           4.61           4.14

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance of such class of certificates.

             PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                            CLASS M-2
                                                        PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......         100           100            100            100            100
March 25, 2007 ...........         100           100            100            100            100
March 25, 2008 ...........         100           100            100            100            100
March 25, 2009 ...........         100           100            100            100            100
March 25, 2010 ...........         100           100             88             50             17
March 25, 2011 ...........         100            93             67             33              3
March 25, 2012 ...........         100            73             50             21              0
March 25, 2013 ...........          71            46             29             10              0
March 25, 2014 ...........          59            37             22              0              0
March 25, 2015 ...........          50            29             16              0              0
March 25, 2016 ...........          42            23             12              0              0
March 25, 2017 ...........          35            18              2              0              0
March 25, 2018 ...........          29            14              0              0              0
March 25, 2019 ...........          24            11              0              0              0
March 25, 2020 ...........          20             2              0              0              0
March 25, 2021 ...........          17             0              0              0              0
March 25, 2022 ...........          14             0              0              0              0
March 25, 2023 ...........          11             0              0              0              0
March 25, 2024 ...........           4             0              0              0              0
March 25, 2025 ...........           0             0              0              0              0
March 25, 2026 ...........           0             0              0              0              0
March 25, 2027 ...........           0             0              0              0              0
March 25, 2028 ...........           0             0              0              0              0
March 25, 2029 ...........           0             0              0              0              0
March 25, 2030 ...........           0             0              0              0              0
March 25, 2031 ...........           0             0              0              0              0
March 25, 2032 ...........           0             0              0              0              0
March 25, 2033 ...........           0             0              0              0              0
March 25, 2034 ...........           0             0              0              0              0
March 25, 2035 ...........           0             0              0              0              0
March 25, 2036 ...........           0             0              0              0              0
Weighted Average Life
(in years)................       10.20          7.92           6.37           4.52           3.77

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance of such class of certificates.

             PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                            CLASS M-3
                                                       PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......         100           100            100            100            100
March 25, 2007 ...........         100           100            100            100            100
March 25, 2008 ...........         100           100            100            100            100
March 25, 2009 ...........         100           100            100            100            100
March 25, 2010 ...........         100           100             88             50             17
March 25, 2011 ...........         100            93             67             33              0
March 25, 2012 ...........         100            73             50             21              0
March 25, 2013 ...........          71            46             29              0              0
March 25, 2014 ...........          59            37             22              0              0
March 25, 2015 ...........          50            29             16              0              0
March 25, 2016 ...........          42            23              5              0              0
March 25, 2017 ...........          35            18              0              0              0
March 25, 2018 ...........          29            14              0              0              0
March 25, 2019 ...........          24             0              0              0              0
March 25, 2020 ...........          20             0              0              0              0
March 25, 2021 ...........          17             0              0              0              0
March 25, 2022 ...........          14             0              0              0              0
March 25, 2023 ...........           1             0              0              0              0
March 25, 2024 ...........           0             0              0              0              0
March 25, 2025 ...........           0             0              0              0              0
March 25, 2026 ...........           0             0              0              0              0
March 25, 2027 ...........           0             0              0              0              0
March 25, 2028 ...........           0             0              0              0              0
March 25, 2029 ...........           0             0              0              0              0
March 25, 2030 ...........           0             0              0              0              0
March 25, 2031 ...........           0             0              0              0              0
March 25, 2032 ...........           0             0              0              0              0
March 25, 2033 ...........           0             0              0              0              0
March 25, 2034 ...........           0             0              0              0              0
March 25, 2035 ...........           0             0              0              0              0
March 25, 2036 ...........           0             0              0              0              0
Weighted Average Life
(in years)................       10.07          7.81           6.27           4.46           3.62

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance of such class of certificates.

             PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                            CLASS M-4
                                                        PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......        100            100            100            100            100
March 25, 2007 ...........        100            100            100            100            100
March 25, 2008 ...........        100            100            100            100            100
March 25, 2009 ...........        100            100            100            100            100
March 25, 2010 ...........        100            100             88             50             12
March 25, 2011 ...........        100             93             67             33              0
March 25, 2012 ...........        100             73             50             21              0
March 25, 2013 ...........         71             46             29              0              0
March 25, 2014 ...........         59             37             22              0              0
March 25, 2015 ...........         50             29              8              0              0
March 25, 2016 ...........         42             23              0              0              0
March 25, 2017 ...........         35             14              0              0              0
March 25, 2018 ...........         29              2              0              0              0
March 25, 2019 ...........         24              0              0              0              0
March 25, 2020 ...........         20              0              0              0              0
March 25, 2021 ...........         10              0              0              0              0
March 25, 2022 ...........          1              0              0              0              0
March 25, 2023 ...........          0              0              0              0              0
March 25, 2024 ...........          0              0              0              0              0
March 25, 2025 ...........          0              0              0              0              0
March 25, 2026 ...........          0              0              0              0              0
March 25, 2027 ...........          0              0              0              0              0
March 25, 2028 ...........          0              0              0              0              0
March 25, 2029 ...........          0              0              0              0              0
March 25, 2030 ...........          0              0              0              0              0
March 25, 2031 ...........          0              0              0              0              0
March 25, 2032 ...........          0              0              0              0              0
March 25, 2033 ...........          0              0              0              0              0
March 25, 2034 ...........          0              0              0              0              0
March 25, 2035 ...........          0              0              0              0              0
March 25, 2036 ...........          0              0              0              0              0
Weighted Average Life
(in years)................       9.84           7.63           6.14           4.36           3.48

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance of such class of certificates.

             PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                            CLASS M-5
                                                        PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......        100            100            100            100            100
March 25, 2007 ...........        100            100            100            100            100
March 25, 2008 ...........        100            100            100            100            100
March 25, 2009 ...........        100            100            100            100            100
March 25, 2010 ...........        100            100             88             50              0
March 25, 2011 ...........        100             93             67             33              0
March 25, 2012 ...........        100             73             50              3              0
March 25, 2013 ...........         71             46             26              0              0
March 25, 2014 ...........         59             37              5              0              0
March 25, 2015 ...........         50             24              0              0              0
March 25, 2016 ...........         42              8              0              0              0
March 25, 2017 ...........         35              0              0              0              0
March 25, 2018 ...........         25              0              0              0              0
March 25, 2019 ...........         11              0              0              0              0
March 25, 2020 ...........          *              0              0              0              0
March 25, 2021 ...........          0              0              0              0              0
March 25, 2022 ...........          0              0              0              0              0
March 25, 2023 ...........          0              0              0              0              0
March 25, 2024 ...........          0              0              0              0              0
March 25, 2025 ...........          0              0              0              0              0
March 25, 2026 ...........          0              0              0              0              0
March 25, 2027 ...........          0              0              0              0              0
March 25, 2028 ...........          0              0              0              0              0
March 25, 2029 ...........          0              0              0              0              0
March 25, 2030 ...........          0              0              0              0              0
March 25, 2031 ...........          0              0              0              0              0
March 25, 2032 ...........          0              0              0              0              0
March 25, 2033 ...........          0              0              0              0              0
March 25, 2034 ...........          0              0              0              0              0
March 25, 2035 ...........          0              0              0              0              0
March 25, 2036 ...........          0              0              0              0              0
Weighted Average Life (in
years)....................       9.38           7.27           5.85           4.24           3.28

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance of such class of certificates.

             PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                            CLASS M-6
                                                        PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......        100            100            100            100            100
March 25, 2007 ...........        100            100            100            100            100
March 25, 2008 ...........        100            100            100            100            100
March 25, 2009 ...........        100            100            100            100            100
March 25, 2010 ...........        100            100             88             49              0
March 25, 2011 ...........        100             93             67              4              0
March 25, 2012 ...........        100             73             49              0              0
March 25, 2013 ...........         71             40              0              0              0
March 25, 2014 ...........         59             14              0              0              0
March 25, 2015 ...........         49              0              0              0              0
March 25, 2016 ...........         28              0              0              0              0
March 25, 2017 ...........          9              0              0              0              0
March 25, 2018 ...........          0              0              0              0              0
March 25, 2019 ...........          0              0              0              0              0
March 25, 2020 ...........          0              0              0              0              0
March 25, 2021 ...........          0              0              0              0              0
March 25, 2022 ...........          0              0              0              0              0
March 25, 2023 ...........          0              0              0              0              0
March 25, 2024 ...........          0              0              0              0              0
March 25, 2025 ...........          0              0              0              0              0
March 25, 2026 ...........          0              0              0              0              0
March 25, 2027 ...........          0              0              0              0              0
March 25, 2028 ...........          0              0              0              0              0
March 25, 2029 ...........          0              0              0              0              0
March 25, 2030 ...........          0              0              0              0              0
March 25, 2031 ...........          0              0              0              0              0
March 25, 2032 ...........          0              0              0              0              0
March 25, 2033 ...........          0              0              0              0              0
March 25, 2034 ...........          0              0              0              0              0
March 25, 2035 ...........          0              0              0              0              0
March 25, 2036 ...........          0              0              0              0              0
Weighted Average Life
(in years)................       8.59           6.67           5.45           3.91           3.12

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance of such class of certificates.

             PERCENT OF ORIGINAL CLASS PRINCIPAL BALANCE OUTSTANDING

                                                            CLASS M-7
                                                        PREPAYMENT SCENARIO
                             ------------------------------------------------------------------------
DISTRIBUTION DATE             SCENARIO I    SCENARIO II    SCENARIO III    SCENARIO IV    SCENARIO V
--------------------------   ------------   ------------   ------------   ------------   ------------
Initial Percentage .......        100            100            100            100            100
March 25, 2007 ...........        100            100            100            100            100
March 25, 2008 ...........        100            100            100            100            100
March 25, 2009 ...........        100            100            100            100            100
March 25, 2010 ...........        100            100             76              0              0
March 25, 2011 ...........        100             85             34              0              0
March 25, 2012 ...........        100             46              0              0              0
March 25, 2013 ...........         41              0              0              0              0
March 25, 2014 ...........         19              0              0              0              0
March 25, 2015 ...........          0              0              0              0              0
March 25, 2016 ...........          0              0              0              0              0
March 25, 2017 ...........          0              0              0              0              0
March 25, 2018 ...........          0              0              0              0              0
March 25, 2019 ...........          0              0              0              0              0
March 25, 2020 ...........          0              0              0              0              0
March 25, 2021 ...........          0              0              0              0              0
March 25, 2022 ...........          0              0              0              0              0
March 25, 2023 ...........          0              0              0              0              0
March 25, 2024 ...........          0              0              0              0              0
March 25, 2025 ...........          0              0              0              0              0
March 25, 2026 ...........          0              0              0              0              0
March 25, 2027 ...........          0              0              0              0              0
March 25, 2028 ...........          0              0              0              0              0
March 25, 2029 ...........          0              0              0              0              0
March 25, 2030 ...........          0              0              0              0              0
March 25, 2031 ...........          0              0              0              0              0
March 25, 2032 ...........          0              0              0              0              0
March 25, 2033 ...........          0              0              0              0              0
March 25, 2034 ...........          0              0              0              0              0
March 25, 2035 ...........          0              0              0              0              0
March 25, 2036 ...........          0              0              0              0              0
Weighted Average Life
(in years)................       6.97           5.72           4.67           3.28           3.07

----------
*    Represents a number greater than zero but less than 0.50%, if applicable.

(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the Class Principal Balance on each Distribution Date of such class of certificates by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in the Class Principal Balance of such class of certificates.

YIELD SENSITIVITY OF THE MEZZANINE CERTIFICATES

     If the Class Principal Balances of the Class C certificates and each class of Mezzanine Certificates with a lower payment priority have been reduced to zero, the yield to maturity on remaining class of Mezzanine Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Applied Realized Loss Amounts (to the extent not covered by excess interest, overcollateralization or by amounts paid under the Cap Contract and available for that purpose) will be allocated to those certificates prior to any Applied Realized Loss Amounts being allocated to the Senior Certificates. The initial undivided interests in the trust evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 certificates are approximately 3.08%, 1.65%, 0.75%,1.25%, 0.91%, 0.60% and 0.50%, respectively.
Investors in the Mezzanine Certificates should fully consider the risk that Applied Realized Loss Amounts on the Loans could result in the failure of such investors to fully recover their investments. In addition, once Applied Realized Loss Amounts have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Unpaid Realized Loss Amounts may be distributed to the holders of the Mezzanine Certificates from overcollateralization and excess interest in the priorities set forth under "Description of the Offered Certificates--Distribution of Available Funds," and from amounts distributed pursuant to the Cap Contract as described in "Description of the Offered Certificates--The Cap Contract", "The Cap Provider" and "--The Cap Account" in this prospectus supplement.

     Unless the aggregate Class Principal Balance of the Senior Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until the Stepdown Date or during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among the offered certificates. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies, it is possible for the Mezzanine Certificates to receive no principal distributions (unless the aggregate Class Principal Balance of the Senior Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Mortgage Pool. For additional considerations relating to the yield on the Mezzanine Certificates, see "Yield Considerations" in the prospectus.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement requires the master servicer to enforce the servicers' obligations to service the Loans pursuant to the related Servicing Agreements. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor's right, title and interest in the Loans, the related mortgage notes, mortgages and other related documents,
(ii) all payments on or collections in respect of the Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the Cap Account and Carryover Reserve Fund and (vi) the rights of the depositor under the Mortgage Loan Purchase Agreement.

     The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under "Risk Factors--Rights of the NIMS Insurer" in this prospectus supplement.

     The certificates will be transferable and exchangeable at the corporate trust office of the trust administrator.

ASSIGNMENT OF THE LOANS

     On the Closing Date the depositor will transfer to the trust all of its right, title and interest in and to each Loan, the related Mortgage notes, mortgages and other documents, including scheduled payments with respect to each Loan due after the Cut-Off Date and all unscheduled payments with respect to each Loan received after the Cut-Off Date. The trust administrator, concurrently with this transfer, will deliver the certificates to the depositor. Each Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the custodian and the trust administrator pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the principal balance of each Loan as of the Cut-Off Date, its Mortgage Interest Rate as well as other information.

     The Pooling and Servicing Agreement will require that, on or prior to the Closing Date, the depositor will deliver or cause to be delivered to the applicable custodian, on behalf of the trustee, the Mortgage Notes endorsed to the trustee on behalf of the certificateholders or in blank (or in the case of permanently lost or destroyed Mortgage Notes, lost note affidavits), the mortgages and other related documents.

     Assignments of the Loans to the trustee (or its nominee) will be recorded by the applicable servicer in the appropriate public office for real property records, except (i) in states where, in the opinion of counsel addressed to the trustee, such recording is not required to protect the trustee's interests in the Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the transferor, (ii) in states where recordation is not required by either Rating Agency to obtain the initial ratings on the certificates described under "Ratings" in this prospectus supplement or (iii) with respect to any mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, pursuant to each Servicing Agreement the applicable servicer will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. It is not expected that the assignments of mortgages will be required to be recorded in any jurisdiction.

     Within 45 days of the closing date, the custodian will review the Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the transferor, the transferor will be obligated to either (i) substitute for such Loan a qualified substitute Loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Loan at the Purchase Price. The Purchase Price will be required to be remitted to the master servicer for deposit in the Distribution Account on or prior to the next succeeding determination date as set forth in the related Servicing Agreement after such obligation arises. The obligation of the transferor to repurchase or substitute for a Deleted Loan is the sole remedy regarding any defects in the Loans and other related documents available to the trustee or the certificateholders.

     Pursuant to the Pooling and Servicing Agreement, the transferor will make, among others, the following representations and warranties with respect to each Loan as of the Closing Date:

     (1) the information set forth in the mortgage loan schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the mortgage loan schedule;

     (2) immediately prior to the transfer and assignment of the Loans to the depositor, the transferor was the sole owner and holder of the Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

     (3) the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Loan or the use for which the premises were intended and to the best of the transferor's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

     (4) the Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Loan is not usurious;

     (5) the Mortgage Note, the related mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the transferor's knowledge, all parties to the Mortgage Note and the mortgage had legal capacity to execute the Mortgage Note and the mortgage and each Mortgage Note and mortgage has been duly and properly executed by the mortgagor;

     (6) each Loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, all applicable anti-predatory and abusive lending laws;

     (7) no Mortgage Note or mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or mortgage, or the exercise of any right thereunder, render the Mortgage Note or mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (8) the Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority.

     (9) the mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the trustee or to the master servicer with, any Mortgage establishes in the transferor a valid and subsisting first lien on the property described therein and the transferor has full right to sell and assign the same to the trustee;

     (10) neither the transferor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the trustee or the master servicer;

     (11) all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the transferor has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

     (12) the Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the trustee by the transferor;

     (13) except for Loans secured by co-op shares and Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the transferor's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

     (14) to the best of the transferor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

     (15) all payments required to be made up to but not including the Due Date immediately preceding the Cut-off Date for such Loan under the terms of the related Mortgage Note have been made;

     (16) the proceeds of the Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

     (17) the Loan (except any Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Loan and subject to some exceptions;

     (18) the Mortgaged Property securing each Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Loan, (B) the full insurable value of the Mortgaged Property and
(C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

     (19) to the best of the transferor's knowledge no foreclosure action has been commenced or is currently threatened, with respect to the Loan and the transferor has not waived any default, breach, violation or event of acceleration;

     (20) each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Loan over a term of not more than 480 months;

     (21) each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

     (22) to the best of the transferor's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

     (23) each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Loans secured by co-op shares, leases or occupancy agreements;

     (24) the Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

     (25) with respect to each Mortgage where a lost note affidavit has been delivered to the trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

     (26)   in the event that the Mortgagor is an inter vivos "living" trust,
(i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

     (27) if the Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     (28) the Loan was underwritten in accordance with the underwriting guidelines of the related Loan Seller in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

     (29) the Loan Seller used no adverse selection procedures in selecting the Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for sale to the transferor;

     (30) with respect to each Loan, the transferor is in possession of a complete Mortgage File except for the documents which have been delivered to the trustee or which have been submitted for recording and not yet returned;

     (31) as of the Cut-off Date, the range of original Loan-to-Value Ratios of the Loans is 11.82% to 100% and approximately 12.07% of the Loans by aggregate Cut-off Date Principal Balance of the Loans, had Loan-to-Value Ratios at origination in excess of 80%. Each such Loan is subject to a Primary Insurance Policy;

     (32) with respect to each Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

     (33) with respect to each Loan, the related servicing agreement requires the related Servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Loan that are Delinquent at the close of business on the related Determination Date and not previously advanced by such Servicer. The obligation of such Servicer to advance such payments as to such Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless such Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or insurance proceeds with respect to such Loan;

     (34) no Loan is a High Cost Loan or Covered Loan, as applicable, and no Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Loan is in violation of any comparable state or local law; and

     (35) no loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary).

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     Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Loan and related loan documents, the transferor will have a period of 90 days after the earlier of discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period (subject to certain time extensions), the transferor will be obligated to purchase the Loan at the Purchase Price or substitute an eligible substitute loan or loans for the affected Loan. The Purchase Price will be required to be deposited in the collection account on or prior to the date the master servicer is required to remit amounts on deposit in the collection account to the trust administrator for deposit into the Distribution Account in the month after the purchase obligation arises. The obligation of the transferor to purchase or substitute for a defective Loan is the sole remedy regarding breaches of representations and warranties relating to the Loans available to the trustee or the certificateholders.

     In connection with the substitution of a Loan, the transferor will be required to remit any Substitution Adjustment Amount, if applicable.

COLLECTION AND OTHER SERVICING PROCEDURES

     Each servicer will act in accordance with the servicing standard set forth in the applicable Servicing Agreement to ensure that all payments required under the terms and provisions of the Loans that it is servicing are collected, and will be required to follow collection procedures comparable to the collection procedures of mortgage lenders servicing mortgage loans for its own account, to the extent such procedures are consistent with the applicable Servicing Agreement and any primary mortgage insurance policy. Consistent with the foregoing, each servicer may in its discretion waive, modify, or vary or permit to be waived, modified or varied, any term of any Loan that it is servicing, subject to the restrictions set forth in the applicable Servicing Agreement.

     If a Mortgaged Property has been or is about to be conveyed by the borrower and the applicable servicer has knowledge thereof, that servicer will be required to accelerate the maturity of the Loan, to the extent permitted by the terms of the related Mortgage Note and applicable law. If it reasonably believes that the due on sale clause cannot be enforced under applicable law, the applicable servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the borrower, to the extent permitted by applicable law, remains liable thereon. Generally, the servicers will retain any fee collected for entering into an assumption agreement, as additional servicing compensation. In regard to circumstances in which the servicers may be unable to enforce due on sale clauses, see "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" in the prospectus.

     As provided in the Servicing Agreements, the servicers will be required to establish and maintain one or more accounts (each, a "Servicing Account") into which the servicers will deposit and retain all collections from the borrower for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the borrower as provided in the Servicing Agreements. Each Servicing Account and the investment of deposits in those accounts must comply with the requirements of the Servicing Agreements and must meet the requirements of the Rating Agencies. Withdrawals of such amounts from the Servicing Accounts may be made only to remit funds to the master servicer on the applicable Servicer Remittance Date, to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer or servicer for any advances made with respect to such items, to refund to any borrower any sums as may be determined to be overages, to pay interest, if required, to borrowers on balances in the Servicing Accounts, to pay earnings not required to be paid by borrowers to the servicers, or to clear and terminate the Servicing Accounts on or at any time after the termination of the applicable Servicing Agreements.

     The servicers will be required to maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

HAZARD INSURANCE

     Each servicer will be required to maintain and keep, or cause to be maintained and kept, with respect to each Loan that it is servicing, other than a loan secured by a condominium unit, in full force and effect for each Mortgaged Property a hazard insurance policy equal to at least the lesser of the unpaid principal balance of the Loan or the maximum insurable value of the improvements securing such Loan and containing a standard mortgagee clause; provided, however, that the amount of the hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co insurance provision of the related policy. Any amounts collected by the servicers under any such hazard insurance policy

(other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the borrower in accordance with normal servicing procedures) shall be deposited in a Protected Account (as defined below). Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the Loan so permit. Such costs shall be recoverable by the related servicer out of related late payments by the borrower or out of insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account. The right of the servicer to reimbursement for such costs incurred will be prior to the right of the master servicer to receive any related insurance proceeds or liquidation proceeds or any other amounts in the related Protected Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

     Hazard insurance policies covering properties similar to the Mortgaged Properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause typically provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Since the amount of hazard insurance to be maintained on the improvements securing the Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     If the Mortgaged Property securing a Loan is located at the time of origination in a federally designated flood area, the applicable servicer generally will be required to cause to be maintained with respect to such Loan flood insurance to the extent available and in accordance with industry practices. Such flood insurance generally will be in an amount equal to the lesser of (i) the unpaid principal balance of the related Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     The servicers, on behalf of the trustee and certificateholders, will be required to present claims to the insurer under any applicable hazard or flood insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the borrower in accordance with normal servicing procedures are to be deposited in a Protected Account. The servicers are required to deposit in a Protected Account the amount of any deductible under a blanket hazard insurance policy.

REALIZATION UPON DEFAULTED LOANS

     Each servicer will be required to take such action as it deems to be in the best interest of the trust with respect to defaulted Loans that it is servicing and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement or any primary mortgage insurance policy, each servicer will service the property acquired by the trust through foreclosure or deed in lieu of foreclosure and liquidation of the related mortgaged property in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with mortgage servicing practices of mortgage lenders servicing mortgage loans of the same type as the applicable Loans.

     Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the servicers, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted Loan together with accrued interest thereon at its Mortgage Interest Rate.

SERVICING AND MASTER SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The master servicer will be entitled to compensation for its activities under the Pooling and Servicing Agreement equal to the investment earnings on amounts on deposit in the Collection Account. Each of the servicers will be entitled to receive a fee (the "Servicing Fee") as compensation for its activities under the related Servicing Agreement equal to the Servicing Fee Rate multiplied by the outstanding Principal Balance of each Loan it services as of the first Business Day of the month in which the Distribution Date occurs. The "Servicing Fee Rate" for each Loan will generally range from 0.375% to 0.425% per annum, with a weighted average of approximately 0.376% per annum. However, Prepayment Interest Shortfalls on the Loans in any Prepayment Period will be required to be offset by the related servicer (or the master servicer to the extent the related servicer fails to offset) on the related Distribution Date to the extent of Compensating Interest payments required to be made as described in this prospectus supplement.

     In addition to the primary compensation described above, the applicable servicer generally will retain all prepayment premiums, penalties or charges (and to the extent not retained by the applicable servicer, prepayment premiums, penalties and charges will be distributed to the holders of the Class P certificates) and, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from borrowers.

     The applicable servicer will be required to pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in this prospectus supplement).

PROTECTED ACCOUNTS

     Each servicer will be required to establish and maintain one or more accounts (the "Protected Accounts") into which it will deposit daily all collections of principal and interest on any Loans that it is servicing, including principal prepayments, insurance proceeds, liquidation proceeds and the Purchase Price for any Loans repurchased and (less the applicable Servicing
Fee). All Protected Accounts and amounts at any time credited to them must comply with the requirements of the applicable Servicing Agreements and must meet the requirements of the Rating Agencies.

COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The master servicer will be required to establish and maintain an account (the "Collection Account") into which it will deposit amounts received from each servicer and advances (to the extent required to make advances) made from the master servicer's own funds. The Collection Account may be deemed to be a subaccount of the Distribution Account, and both the Collection Account and amounts at any time credited to it must comply with the requirements of the Pooling and Servicing Agreement and must meet the requirements of the Rating Agencies. The master servicer will be required to deposit in the Collection Account at the close of business on the related Servicer Remittance Date, as received, the following amounts:

                 (1) With respect to the Loans, all amounts received from the servicers as of the close of business on the related Servicer Remittance Date including:

                       (a) all payments on account of principal of the Loans, including unscheduled principal prepayments on the Loans;

                       (b) all payments on account of interest on the Loans adjusted to the Net Mortgage Rate;

                       (c) all net insurance proceeds and net proceeds from the liquidation of Loans, including condemnation proceeds, to the extent those proceeds are not to be applied to the restoration or repair of the related Mortgaged Property or released to the related borrower in accordance with the applicable servicer's normal servicing procedures;

                       (d) any amounts deposited in the Collection Account by the master servicer in connection with any losses on the investments permitted by the Pooling and Servicing Agreement;

                       (e) all proceeds of a primary mortgage guaranty insurance policy; and

                       (f) the net monthly rental income from the REO Properties; and

                 (2)   Advance amounts;

                 (3) any amounts payable in connection with the purchase of any Loan and any Substitution Adjustment Amounts.

     On the business day prior to each Distribution Date, the master servicer will withdraw or cause to be withdrawn from the Collection Account and will be required to remit to the trust administrator for deposit in the Distribution Account the Available Funds for such Distribution Date.

     As compensation for its master servicing obligations, the master servicer will be entitled to receive all investment earnings on amounts in the Collection Account.

     The trust administrator will be required to establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account (the "Distribution Account"), into which will be deposited, on the business day prior to each Distribution Date, amounts withdrawn from the Collection Account for distribution to certificateholders on a Distribution Date, any amounts the trust administrator must deposit in connection with any losses on the investments permitted by the Pooling and Servicing Agreement and any other amounts required to be deposited under the Pooling and Servicing Agreement. The Distribution Account will be an account meeting the eligibility requirements of the Pooling and Servicing Agreement. Amounts on deposit in the Distribution Account may be invested for the benefit of the trust administrator in the investments permitted by the Pooling and Servicing Agreement maturing on or before the business day prior to the related Distribution Date unless the investments are invested in obligations of, or obligations managed by, the institution that maintains the Distribution Account, in which case the investments may mature on the related Distribution Date.

     As compensation for its trust administrator obligations, the trust administrator will be entitled to receive all investment earnings on amounts in the Distribution Account.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the trust administrator will be required to prepare and make available to each certificateholder, the parties to the Pooling and Servicing Agreement and any other interested parties, a Distribution Date statement, based in part on information provided by each servicer, which generally will set forth, among other things:

          (1) the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to principal;

          (2) the amount of the distribution on the Distribution Date made to the holders of each class of certificates allocable to interest;

          (3) any unpaid Interest Shortfalls included in such distribution and the aggregate Interest Shortfalls remaining unpaid as of such Distribution Date;

          (4) any Prepayment Interest Shortfalls included in such distribution and the aggregate Prepayment Interest Shortfalls as of such Distribution Date;

          (5) the Class Principal Balance or Notional Amount of each class of certificates after giving effect to distribution of principal on that Distribution Date;

          (6) the number and aggregate Principal Balance of the Loans in each Loan Group for the Distribution Date;

          (7) the aggregate amount of Servicing Fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees with respect to the related Distribution Date;

          (8) the pass-through rate of interest on each class of certificates for that Distribution Date;

          (9) the aggregate amount of Advances included in the distribution for the applicable Distribution Date and the aggregate amount of Advances outstanding as of the Distribution Date;

          (10)   (a)   the number and aggregate unpaid principal balance of
     Loans (exclusive of Loans in foreclosure) delinquent (calculated in accordance with the MBA method):

                       (i)   1 to 30 days;

                       (ii)  31 to 60 days;

                       (iii) 61 to 90 days; and

                       (iv)  91 or more days.

                 (b) the number and aggregate unpaid principal balance of Loans in foreclosure and delinquent;

          (11) with respect to any Loan that became an REO Property during the preceding calendar month, the loan number of the related Loan, the unpaid principal balance of the related Loan and the principal balance of the related Loan as of the date it became an REO Property;

          (12) the book value of any REO Property as of the close of business on the last business day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the close of business of the determination date set forth in the related Servicing Agreement;

          (13) the aggregate Realized Losses, by Loan Group, incurred during the prior calendar month;

          (14) the applicable record dates, accrual periods, determination dates for calculating distributions and actual distribution dates;

          (15) the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

          (16) unless otherwise set forth in the Form 10-D relating to such Distribution Date, material modifications, extensions or waivers to Loan terms, fees, penalties or payments during the distribution period or that have become material over time; and

          (17) unless otherwise set forth in the Form 10-D relating to such Distribution Date, material breaches of Loan representation or warranties or transaction covenants.

     The trust administrator will make the Distribution Date statement available each month via its internet website, initially located at www.ctslink.com. Assistance in using the trust administrator's website can be obtained by calling the trust administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the trust administrator's customer service desk and indicating such. The trust administrator shall have the right to change the way the Distribution Date statement is distributed in order to make such distribution more convenient and/or more accessible and the trust administrator shall provide timely and adequate notification to the certificateholders and the parties to the Pooling and Servicing Agreement regarding any such changes.

     The trust administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date statement and may affix to it any disclaimer it deems appropriate in its reasonable discretion.

     As a condition to access the trust administrator's internet website, the trust administrator may require registration and the acceptance of a disclaimer. The trust administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement and each Servicing Agreement will provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, each party participating in the servicing function will provide to the master servicer, the trust administrator and the depositor a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

     The Pooling and Servicing Agreement and each Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

     The Pooling and Servicing Agreement and each Servicing Agreement will also provide for delivery to the master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year, or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof.

     Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance will be made available on the trust administrator's website. Any securityholder unable to utilize the trust administrator's website may obtain a copy of any such report or statement without charge upon written request to the master servicer. These items will be filed with the issuer's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Pooling and Servicing Agreement will generally provide that the master servicer may resign from its obligations and duties thereunder upon appointment of a successor and receipt by the trustee of confirmation from each Rating Agency that such resignation and appointment will not result in a downgrade of the ratings of any of the certificates or upon determination, evidenced by an opinion of counsel to such effect, that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the trustee or a successor master servicer has assumed the obligations and duties of the master servicer to the extent required under the Pooling and Servicing Agreement. The master servicer also has the right to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that the purchaser or transferee accepting such assignment, sale, transfer or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac and shall satisfy the other requirements listed in the Pooling and Servicing Agreement with respect to the qualifications of such purchaser or transferee. If the master servicer and the trust administrator are the same person and the master servicer resigns as master servicer under the Pooling and Servicing Agreement, the trust administrator shall be removed as trust administrator under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will generally provide that neither the master servicer nor any of its directors, officers, employees and agents shall be under any liability to the trust for taking any action or for refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the master servicer's duties or by reason of reckless disregard of the master servicer's obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the master servicer is under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties and which in its opinion may involve it in any expense or liability. The master servicer may, however, undertake any such action which it may deem necessary or desirable in respect of the Pooling and Servicing Agreement and the rights and duties of the parties to it. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust, and the master servicer will be entitled to be reimbursed therefor from the trust.

     The Servicing Agreements generally provide similar protections to the servicers as are provided to the master servicer under the Pooling and Servicing Agreement described above.

     Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer is a party, or any corporation succeeding to the business of the master servicer will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that any such successor to the master servicer shall be qualified to service loans on behalf of Fannie Mae or Freddie Mac.

     The Pooling and Servicing Agreement will provide that the master servicer, the depositor, the transferor, the custodian and any director, officer, employee or agent of the master servicer, the depositor, the custodian or the transferor will be indemnified by the trust and will be held harmless against any loss, liability or expense (i) that is incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority,
(ii) that is incurred in connection with the performance of their respective duties and obligations and the exercise (or failure to exercise) their respective rights under the Pooling and Servicing Agreement or (iii) that is incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates. The trust shall fulfill such obligation from amounts on deposit in the Collection Account.

EVENTS OF SERVICING TERMINATION

     An Event of Servicing Termination with respect to the master servicer under the Pooling and Servicing Agreement will consist of (i) failure by the master servicer to cause to be deposited in the Distribution Account amounts required to be deposited by the master servicer pursuant to the Pooling and Servicing Agreement, and such failure continues unremedied for one business day, (ii) failure by the master servicer to observe or perform in any material respect any other material covenants and agreements set forth in the Pooling and Servicing Agreement to be performed by it that materially affects the rights of certificateholders and such failure continues unremedied for 60 days after the date on which written notice of such failure has been given to the master servicer, (iii) the entry against the master servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (iv) consent by the master servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the master servicer or substantially all of its property, (v) admission by the master servicer in writing of its inability to pay its debts generally as they become due, filing of a petition to take advantage of any applicable insolvency or reorganization statute, any assignment for the benefit of its creditors, or voluntary suspension of payment of its obligations, or (vi) the assignment or delegation by the master servicer of its duties or rights under the Pooling and Servicing Agreement in contravention of the provisions in the Pooling and Servicing Agreement permitting such assignment or delegation.

     In each and every such case, so long as such Event of Servicing Termination with respect to the master servicer shall not have been remedied, the trustee may, and (i) at the written direction of the holders of certificates aggregating ownership of not less than 25% of the voting rights described below under "--Voting Rights," or (ii) if such Event of Servicing Termination is related to a failure by the master servicer to make any Advance required to be made by it pursuant to the terms of the Pooling and Servicing Agreement, the trustee shall, in each case by notice in writing to the master servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the master servicer under the Pooling and Servicing Agreement and in and to the Loans master serviced by the master servicer and the proceeds thereof. Upon the receipt by the master servicer of such written notice, all authority and power of the master servicer under the Pooling and Servicing Agreement, whether with respect to the certificates, the Loans, the Servicing Agreements, or under any other related agreements (but only to the extent that such other agreements relate to the Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy, insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the trustee. If the master servicer and the trust administrator are the same person and the master servicer is terminated as master servicer under the Pooling and Servicing Agreement, the trust administrator shall likewise be removed as trust administrator under the Pooling and Servicing Agreement.

     Upon receipt by the master servicer of a notice of termination or delivery of an opinion of counsel to the trustee to the effect that the master servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for in the Pooling and Servicing Agreement and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities placed on the master servicer by the terms and provisions of the Pooling and Servicing Agreement; provided, however, that the trustee (i) will be under no obligation to repurchase any Loan and (ii) will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice or of such opinion of counsel. As compensation therefor, the trustee shall be entitled to all funds relating to the Loans and all other compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it is unwilling so to act, or shall, if it is legally unable so to act or is requested in writing to do so by holders of certificates aggregating not less than 25% of the voting rights, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer (and which meets certain other requirements provided in the Pooling and Servicing Agreement) as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided, however, that such compensation may not be in excess of the compensation permitted the master servicer as provided above, and that such successor will be required to undertake and assume the obligations of the master servicer to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement. Notwithstanding the foregoing, in the case of such appointment and assumption, the trustee will be entitled to reimbursement from the master servicer or the trust (provided that the trust will be entitled to reimbursement from the master servicer) for any costs and expenses incurred in connection with the appointment of such successor master servicer.

     Under each Servicing Agreement, an event of default by a servicer will generally occur if: (a) the servicer fails to remit to the master servicer or the trust administrator, as applicable, any payment required to be made under the related Servicing Agreement which continues unremedied for the period specified in the related Servicing Agreement, (b) the servicer fails to duly observe or perform in any material respect any other of the covenants or agreements of the servicer set forth in the related Servicing Agreement which continues unremedied for the period set forth in the related Servicing Agreement or (c) certain insolvency events occur with respect to the servicer.

     In the event of a default by a servicer under the related Servicing Agreement, the master servicer will be required under the Pooling and Servicing Agreement to enforce any remedies against the servicer, and will be required under the Pooling and Servicing Agreement to either find a successor servicer or assume the primary servicing obligations for the related Loans itself as set forth in the applicable Servicing Agreement.

ADVANCES

     If the scheduled payment on a Loan which was due on a related due date is Delinquent (other than as a result of application of the Relief Act), the applicable servicer will be required to remit to the master servicer on its Servicer

Remittance Date, an amount equal to such delinquency, net of the Servicing Fee except to the extent the servicer determines any such Advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the Loan for which such Advance was made. Subject to the foregoing, such Advances will be made by the servicers through the time of liquidation of the related Mortgaged Property. If the applicable servicer fails to remit any required Advance, the master servicer will be required, subject to a recoverability determination, to deposit such Advance in the Distribution Account not later than one business day prior to the related Distribution Date, to the same extent the related servicer is required to make such Advance pursuant to the related Servicing Agreement. Any failure of the master servicer to make such Advances would constitute an Event of Servicing Termination as discussed under "--Events of Servicing Termination" above. The trustee, as successor master servicer, will be required to make any Advance which the master servicer was required to make but failed to so make.

MODIFICATION

     In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or applicable servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor's standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

     Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

TERMINATION

     The Holder of the Class C Certificates will have the right to purchase all of the Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on or after the first date on which the current aggregate Principal Balance of the Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 1% of the aggregate Principal Balance of the Loans as of the Cut-off Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Loans and the appraised value of any REO Properties and
(ii) the fair market value of the Loans and REO Properties, in each case plus accrued and unpaid interest for each Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, any unpaid Servicing Fees allocable to such Loans and REO Properties, any accrued and unpaid Net Rate Carryover. However, this option may only be exercised if the termination price is sufficient to pay (a) all interest accrued on the notes insured by the NIMS Insurer, (b) all amounts necessary to retire the principal balance of the notes insured by the NIMS Insurer and (c) all amounts owed to the NIMS Insurer at the time the option is exercised.

     Proceeds from the purchase will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the Pooling and Servicing Agreement. Any purchase of Loans and REO Properties will result in the early retirement of the certificates.

THE CREDIT RISK MANAGER

     Clayton Fixed Income Services Inc., a Colorado corporation formerly known as The Murrayhill Company, will act as the trust's representative in advising the servicers regarding certain delinquent and defaulted Loans, and in monitoring and reporting to the depositor on the performance of such Loans and the collection of any prepayment charges with respect to the Loans. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicers and/or the master servicer in performing its advisory and monitoring functions.

     The credit risk manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal by a vote of the certificateholders entitled to at least 66 2/3% of the voting rights of the issuing entity.

VOTING RIGHTS

     At all times 98% of all voting rights will be allocated among the holders of the Senior Certificates, the Mezzanine Certificates and the Class C certificates in proportion to the then outstanding Class Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P certificates. At all times 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

AMENDMENT

     The Pooling and Servicing Agreement may be amended under the circumstances set forth under "Description of the Securities--Amendment" in the prospectus but only with the consent of the NIMS Insurer, if any.

THE TRUSTEE

     U.S. Bank National Association ("U.S. Bank") will act as trustee under the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

     U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at EP-MN-WS3D, 60 Livingston Avenue, St. Paul, MN 55107, Attention: Structured Finance/MARM 2006-OA1.

     U.S. Bank has provided corporate trust services since 1924. As of December 31, 2005, U.S. Bank was acting as trustee with respect to 54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

     On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

     As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 575 issuances of prime mortgage-backed securities with on outstanding aggregate principal balance of approximately $215,303,100,000.

     The trustee's duties are limited solely to its express obligations under the Pooling and Servicing Agreement. For information, with respect to the trustee's liability under the pooling and servicing agreement and any indemnification that the trustee will be entitled to from the issuing entity, see "Description of the Securities--Certain Matters Regarding the Master Servicer, the Depositor and the Trustee" in the accompanying prospectus. As compensation for its services, the trustee will be paid as set forth under "Fees and Expenses of the Trust Fund."

THE TRUST ADMINISTRATOR

     Wells Fargo Bank, N.A., a national banking association, will act as trust administrator pursuant to the Pooling and Servicing Agreement. The trust administrator's offices for purposes of presentment of certificates for registration of transfer, exchange or final payment is Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services--MARM 2006-OA1, and for all other purposes is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services-- MARM 2006-OA1. As compensation for the performance of its obligations under the Pooling and Servicing Agreement, the trust administrator will be entitled to receive all investment earnings from the investment of funds on deposit in the Distribution Account. The Pooling and Servicing Agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (i) that is incurred by the trust administrator arising out of or in connection with any legal action relating to the Pooling and Servicing Agreement, the Loans or the certificates;
(ii) that is incurred by the trust administrator arising out of or in connection with the performance of its obligations and duties or the exercise (or failure to exercise) its rights under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator's duties under the Pooling and Servicing Agreement or (iii) that is incurred by reason of any action of the trust administrator taken at the direction of the holders of the certificates. The trust shall fulfill such obligation from amounts on deposit in the Distribution Account.

     In the event the trust administrator is terminated or resigns pursuant to the Pooling and Servicing Agreement, the trustee will perform or a successor trust administrator will be appointed to perform the obligations of the trust administrator. The trustee or successor trust administrator will be entitled to be reimbursed by the master servicer for all reasonable costs and expenses associated with the transfer of the duties of the trust administrator and will be entitled to compensation equal to the compensation received by the trust administrator. If the master servicer and the trust administrator are the same entity and the trust administrator is removed as trust administrator under the Pooling and Servicing Agreement, the master servicer shall likewise be terminated as master servicer under the Pooling and Servicing Agreement.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, insofar as it states conclusions of law, represents the opinion of McKee Nelson LLP, special counsel to the depositor.

     Elections will be made to treat designated portions of the trust as multiple separate REMICs (the "Upper-Tier REMIC" and one or more "Lower-Tier REMICs") for federal income tax purposes. The Upper-Tier REMIC holds REMIC regular interests issued by a Lower-Tier REMIC that will hold either Loans or REMIC regular interests issued by another Lower-Tier REMIC, as set forth in the Pooling and Servicing Agreement. Each of the Class R and Class R-X certificates will represent ownership of the sole class of "residual interest" in one or more REMICS created pursuant to the pooling and servicing agreement.

TAX TREATMENT OF THE CLASS X, CLASS XN, AND CLASS 2-A-1 CERTIFICATES

     For federal income tax purposes, each of the Class X, Class XN, and Class 2-A-1 Certificates will represent ownership of REMIC regular interests as discussed under "Federal Income Tax Considerations--REMICs--Taxation of Owners of Regular Securities" in the prospectus. In addition, the Class X and Class XN Certificates will, and the Class 2-A-1 Certificates may, be issued with original issue discount ("OID"). A beneficial owner of a Class X, Class XN, or Class 2-A-1 Certificate must include any OID with respect to such certificate in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Federal Income Tax Considerations--REMICs --Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR. See "Prepayment and Yield Considerations--Weighted Average Lives" above. No representation is made that the Loans will prepay at such a rate or at any other rate.

TAX TREATMENT OF THE COMPONENT CERTIFICATES

     For federal income tax purposes, a beneficial owner of a LIBOR or MTA Certificate (each a "Component Certificate") will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a notional principal contract (the "Cap Contract"). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds, except that the maximum interest rate of the corresponding REMIC regular interest will equal the related Net Rate Cap, computed for this purpose without regard to any applicable Available Funds Rate Cap. Any amount payable on a Component Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Component Certificate pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Federal Income Tax Considerations--REMICs--Taxation of Owners of Regular Securities" in the prospectus. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Component Certificate.

     ALLOCATIONS. A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Cap Contract component. For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Trust Administrator will assume that the Cap Contract components will have nominal value or such other value as specified in the Pooling and Servicing Agreement. The Cap Contract is difficult to value, and the IRS could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

     Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, See "Federal Income Tax Considerations--REMICs --Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" in the prospectus.

     ORIGINAL ISSUE DISCOUNT. The REMIC regular interest component of a Component Certificate may be issued with OID. A beneficial owner of a Component Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Federal Income Tax Considerations--REMICs --Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 25% CPR. See "Prepayment and Yield Considerations--Weighted Average Lives" above. No representation is made that the Loans will prepay at such a rate or at any other rate.

     THE CAP CONTRACT COMPONENTS. The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Component Certificate.

     Any payments made to a beneficial owner of a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

     A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass through entity" (other than in connection with such individual's trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

     STATUS OF THE COMPONENT CERTIFICATES. The REMIC regular interest components of Component Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Component Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See "Material Federal Income Tax Considerations--Special Tax Attributes--REMIC Certificates" in the prospectus. The Cap Contract components of the Component Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Component Certificates generally will not be a suitable investment for a REMIC.

REMIC TAXES AND REPORTING

     It is not anticipated that the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any such tax is imposed on the trust, such tax will be borne:

          (1) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

          (2) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement;

          (3) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement; and

          (4) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the certificates.

     See "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool--Prohibited Transactions" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the master servicer. See "Federal Income Tax Consequences--REMICs--Administrative Matters" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.

                              STATE AND OTHER TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the offered certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     Any plan fiduciary that proposes to cause any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code (a "Plan") to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan's acquisition and ownership of those certificates. See "ERISA Considerations" in the prospectus. Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of
Section 4975 of the Code.

     Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

APPLICATION OF THE UNDERWRITER'S EXEMPTION

     Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Underwriter's Exemption, which certificate entitles the holder to receive certain payments under the Cap Contract from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

     The U.S. Department of Labor has granted individual administrative exemptions to UBS Securities LLC (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption. Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the mortgage loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust consisting of mortgage loans like the mortgage loans.

     For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see "ERISA Considerations" in the prospectus. It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class 1-A-1, Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates (the "ERISA Eligible Certificates") (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the

Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the mortgage loans included in the trust by aggregate unamortized principal balance of the assets of the trust. The offered certificates (other than the ERISA Eligible Certificates) are not eligible to be purchased under the exemption but may be purchased by Plans that are certain insurance company general accounts as discussed below.

     The rating of a security may change. If a class of ERISA Eligible Certificates is no longer rated at least AA- or its equivalent, ERISA Eligible Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased that certificate when it had a rating of at least AA- or its equivalent would not be required by the Exemption to dispose of it). Consequently, transfers of any ERISA Eligible Certificates rated below AA- or its equivalent or any other offered certificates (collectively, "ERISA Restricted Offered Certificates") will not be registered by the trust administrator unless the trust administrator receives the following:

o a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the trust administrator, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an "insurance company general account," as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the trust administrator that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan's assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the trustee, the trust administrator, the depositor, the transferor or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

     In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is attempted without the requisite opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

ERISA CONSIDERATIONS WITH RESPECT TO THE CAP CONTRACT

     The Underwriter's Exemption may not apply to the acquisition, holding or resale of the right to receive certain payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Cap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold the Class 1-A-1, Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificates otherwise eligible for the Underwriter's Exemption before the termination of the Cap Contract, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers"). Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of a Class 1-A-1, Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Cap Contract, any Class 1-A-1, Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificate whose rating has fallen to below AA- or its equivalent could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Cap Contract.

     If any Class 1-A-1, Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of a Class 1-A-1, Class 2-A-1, Class 3-A-1 and Class 4-A-1 Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the transferor, the trustee, the trust administrator, the master servicer and the servicers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

OTHER FIDUCIARY CONSIDERATIONS

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed "plan assets," the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The offered certificates, other than the Class M-4, Class M-5, Class M-6 and Class M-7 certificates, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by S&P, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization.

     The Class M-4, Class M-5, Class M-6 and Class M-7 certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     Institutions subject to the jurisdiction of the following agencies should review applicable rules, supervisory policies and standards of these agencies before purchasing any of the offered certificates:

          (1)    the Office of the Comptroller of the Currency;

          (2)    the Board of Governors of the Federal Reserve System;

          (3)    the Federal Deposit Insurance Corporation;

          (4)    the Office of Thrift Supervision;

          (5)    the National Credit Union Administration; or

          (6)    state banking, insurance or other regulatory authorities.

     The offered certificates may be deemed to be unsuitable investments under one or more of these rules, policies and standards and certain restrictions may apply to those investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of some entities, in particular, insurance companies, to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for those investors. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

     The depositor intends to use the net proceeds to be received from the sale of the offered certificates to acquire the Loans and to pay other expenses associated with the pooling of the Loans and the issuance of the certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement between the depositor and UBS Securities LLC, an affiliate of the depositor, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor the offered certificates.

     The depositor has been advised by the underwriter that it proposes to offer the offered certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The underwriter is an affiliate of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities Inc.

     Each of Mortgage Asset Securitization Transactions, Inc. and UBS Real Estate Securities Inc. is a wholly owned subsidiary of UBS Americas Inc.

                                     RATINGS

     It is a condition to the issuance of the offered certificates that they receive the ratings set forth in the table entitled "The Series 2006-OA1 Certificates" beginning on page S-5 in this prospectus supplement.

     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the Loans. The rating takes into consideration the characteristics of the Loans and the structural, legal and tax aspects associated with the certificates. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Loans, the payment of any Net Rate Carryovers or the possibility that a holder of an offered certificate might realize a lower than anticipated yield.

     The depositor has not engaged any rating agency other than Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P") to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody's and S&P.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the offered certificates by the rating agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such offered certificates.

     The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                  LEGAL MATTERS

     The validity of the offered certificates and certain federal income tax matters will be passed on for the depositor and the underwriter by McKee Nelson LLP, New York, New York.

                                LEGAL PROCEEDINGS

     There are no material legal proceedings currently pending against any of the sponsor, the depositor or the issuing entity.

                                GLOSSARY OF TERMS

     "Advance" means any of the advances required to be made by the servicer or the master servicer, as applicable, for any Distribution Date in an amount equal to the aggregate of all payments of principal and interest on the Loans, net of the Servicing Fee and the Credit Risk Manager Fee, that were due on the related due date, and that were not received by the related determination date as set forth in the applicable Servicing Agreement.

     "Compensating Interest" for any Distribution Date and any servicer is an amount required to be paid by such servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Loans serviced by such servicer for the related Distribution Date. The amount of such Compensating Interest payments is generally limited to the aggregate Servicing Fees due to the applicable servicer for such Distribution Date. If any servicer fails to make its required Compensating Interest payment on any Distribution Date, the master servicer will be required to make such Compensating Interest payment to the same extent that such servicer was required to make such Compensating Interest payment.

     "Deleted Loan" is a Loan replaced or to be replaced by a Qualified Substitute Loan.

     "Delinquent", for any Loan, means that any monthly payment with respect to such Loan that is due on a Due Date is not made by the close of business on the next scheduled Due Date for such Loan. A Loan is "30 days Delinquent" if such monthly payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such monthly payment was due or, if there was no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month; and similarly for "60 days Delinquent" and "90 days Delinquent," etc.

     "Determination Date" with respect to any Distribution Date is on the 15th day of month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding the 15th day.

     "Due Date" with respect to each Loan is the date on which the scheduled payment is due each month.

     "Due Period" with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     "Group" means either a Certificate Group or Loan Group as the context requires.

     "Homeownership Act" means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

     "Insurance Proceeds" means the proceeds of any title policy, hazard policy or other insurance policy covering a Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the related servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

     "Loan" means any of the loans included in the trust.

     "Loan Group" means any of the Group 1 Loans, Group 2 Loans, Group 3 Loans and Group 4 Loans.

     "Loan Seller" means American Home Mortgage Corp., certain originators under the transferor's conduit origination program as described under "Underwriting Standards" in this prospectus supplement and certain other loan sellers, each of which represents less than 10% of the Cut-Off Date Pool Balance of the Loans. See "Underwriting Standards" in this prospectus supplement.

     "Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase Agreement, dated as of March 1, 2006, between the transferor and the depositor.

     "Mortgage Pool" means the pool of Loans included in the trust.

     "Mortgaged Property" is the property securing a Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

     "NIMS Insurer Default" means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

     "Optional Termination Date" means the first Distribution Date on which the aggregate principal balance of the Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 1% of the aggregate principal balance of the Loans as of the Cut-off Date.

     "Original Class Principal Balance" of the Senior Certificates, Mezzanine Certificates or Class P certificates is the Class Principal Balance thereof on the Closing Date.

     "Pool Balance" as of any date is equal to the aggregate of the Principal Balances of the Loans, or with respect to any Loan Group, of the Loans in such Loan Group.

     "Prepayment Interest Shortfall" means, with respect to any Distribution Date and each Loan with respect to which a prepayment in full or a partial prepayment has occurred during the month preceding such Distribution Date, the difference between (a) one month's interest at the net mortgage rate on the Scheduled Principal Balance of the Loan, if such Loan was prepaid in full, or partial payment, if such Loan was not prepaid in full, as applicable, and (b) the excess of (i) the amount of interest actually received with respect to the portion of such Loan that was prepaid during the related Prepayment Period over
(ii) the product of the servicing fee rate and the Scheduled Principal Balance of the Loan.

     "Principal Balance" of any Loan as of any date is an amount equal to the principal balance of such Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Loan.

     "Qualified Substitute Loan" is a mortgage loan substituted by the originator for a Deleted Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Loan for a Deleted Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Loan;
(ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Loan; (iii) have the same Due Date as the Deleted Loan; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan; (v) comply with each representation and warranty as to the Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vi) have been underwritten or re-underwritten by the related originator in accordance with the same underwriting criteria and guidelines as the Loans being replaced; (vii) be of the same or better credit quality as the Loan being replaced and (viii) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

     "REO Property" is a property acquired on behalf of the certificateholders in respect of a defaulted Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

     "Servicer Remittance Date" means the day of each month that a servicer is required to remit funds to the master servicer pursuant to the related Servicing Agreement. For each servicer the Servicer Remittance Date is generally the 18th day of each month (or, if such day is not a business day, the immediately preceding or immediately following business day, as the case may be).

     "Servicing Advance" with respect to any Distribution Date and Loan is an amount remitted by the related servicer equal to all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the related servicer in connection with its responsibilities under the applicable Servicing Agreement.

     "Servicing Agreements" means those certain sale and/or servicing agreements relating to the Loans sold by the Loan Sellers to the transferor.

     "Servicing Fee" with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words "per annum" in the definition thereof) multiplied by the Principal Balance of the Loans as of the first Business Day of the month in which such Distribution Date occurs.

     "Servicing Fee Rate" means for each servicer the rate described in the applicable Servicing Agreement, as described under the caption "The Pooling and Servicing Agreement--Servicing and Master Servicing Compensation and Payment of Expenses" in this prospectus supplement.

     "Substitution Adjustment Amount" with respect to any Loan that is purchased by the originator is an amount equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Qualified Substitute Loan.

                    (THIS PAGE WAS INTENTIONALLY LEFT BLANK)

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered certificates will be available only in book-entry form. The offered certificates are referred to in this Annex I as Global Securities. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("Clearstream") or the Euroclear System ("Euroclear"). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Clearstream or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that acquire beneficial ownership interests in a book-entry certificate ("Certificate Owners") residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

U.S. FEDERAL INCOME TAX REPORTING PROCEDURE

     The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                    (THIS PAGE WAS INTENTIONALLY LEFT BLANK)

                ANNEX II - MORTGAGE LOAN STATISTICAL INFORMATION

     The information set forth in this Annex II has been based on information provided by each of the loan sellers and tabulated by the depositor. None of the master servicer, the trust administrator, the underwriter or the trustee makes any representation as to the accuracy or completeness of that information. Due to rounding, the totals in the tables below may not reflect the sum of the line items.

                                  GROUP 1 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
     RANGE OF ORIGINAL PRINCIPAL BALANCES           LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
$200,000 or less ..............................          40   $     6,186,829                1.50%
$200,001 - $250,000 ...........................          24         5,520,859                1.34
$250,001 - $300,000 ...........................          30         8,289,751                2.01
$300,001 - $350,000 ...........................          34        10,987,310                2.66
$350,001 - $400,000 ...........................          36        13,678,117                3.31
$400,001 - $450,000 ...........................          82        35,417,659                8.58
$450,001 - $500,000 ...........................         115        55,137,208               13.36
$500,001 - $550,000 ...........................          87        45,917,766               11.13
$550,001 - $600,000 ...........................          73        42,215,320               10.23
$600,001 - $650,000 ...........................          61        38,318,492                9.28
$650,001 - $700,000 ...........................          23        15,662,797                3.79
$700,001 - $750,000 ...........................          20        14,337,167                3.47
$750,001 - $800,000 ...........................          14        10,977,953                2.66
$800,001 - $850,000 ...........................           9         7,391,261                1.79
$850,001 - $900,000 ...........................          12        10,628,231                2.58
$900,001 - $950,000 ...........................           8         7,414,623                1.80
$950,001 - $1,000,000 .........................          11        10,910,002                2.64
$1,000,001 or more ............................          52        73,740,599               17.87
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

     The average original principal balance of the Group 1 Loans was approximately $565,504.

                                  GROUP 1 LOANS

                               LOAN INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         RANGE OF LOAN INTEREST RATES               LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
<= 2.000% .....................................         546   $   318,069,076               77.06%
2.001% - 2.125% ...............................           2         1,658,971                0.40
2.126% - 2.250% ...............................           5         2,825,804                0.68
2.251% - 2.375% ...............................          11         8,086,735                1.96
2.376% - 2.500% ...............................           3         2,565,815                0.62
2.626% - 2.750% ...............................           3         1,809,951                0.44
3.626% - 3.750% ...............................           2           850,082                0.21
3.751% - 3.875% ...............................           8         2,070,933                0.50
4.126% - 4.250% ...............................           2           669,642                0.16
4.376% - 4.500% ...............................           1           587,556                0.14
4.751% - 4.875% ...............................           2           707,508                0.17
4.876% - 5.000% ...............................          24        14,292,879                3.46
5.126% - 5.250% ...............................           1           668,499                0.16
5.251% - 5.375% ...............................           3         2,344,986                0.57
5.501% - 5.625% ...............................           2         3,790,337                0.92
5.751% - 5.875% ...............................           1           325,241                0.08
5.876% - 6.000% ...............................           4         1,693,705                0.41
6.001% - 6.125% ...............................           5         3,279,969                0.79
6.126% - 6.250% ...............................          13         9,622,858                2.33
6.251% - 6.375% ...............................          10         6,094,366                1.48
6.376% - 6.500% ...............................           5         4,718,124                1.14
6.501% - 6.625% ...............................           6         2,531,897                0.61
6.626% - 6.750% ...............................           8         2,516,589                0.61
6.751% - 6.875% ...............................           6         2,415,451                0.59
6.876% - 7.000% ...............................          11         3,818,860                0.93
7.001% - 7.125% ...............................           7         2,545,953                0.62
7.126% - 7.250% ...............................          14         4,574,797                1.11
7.251% - 7.375% ...............................           6         1,105,541                0.27
7.376% - 7.500% ...............................          13         4,757,555                1.15
7.626% - 7.750% ...............................           1           114,508                0.03
7.751% - 7.875% ...............................           4           850,653                0.21
7.876% - 8.000% ...............................           1           272,286                0.07
8.126% - 8.250% ...............................           1           494,818                0.12
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average interest rate of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 2.211% per annum.

                            INTEREST CALCULATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
           INTEREST CALCULATION TYPE                LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Interest Only .................................          16   $     9,402,794                2.28%
Negative Amortization .........................         715       403,329,152               97.72
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                                      INDEX

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                     INDEX                          LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
COFI ..........................................          82   $    27,044,417                6.55%
MTA ...........................................         649       385,687,529               93.45
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                                  GROUP 1 LOANS

                                  GROSS MARGINS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
             RANGE OF GROSS MARGINS                 LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2.001% - 2.125% ...............................           2   $     1,527,166                0.37%
2.126% - 2.250% ...............................           3         1,306,941                0.32
2.251% - 2.375% ...............................          23        16,762,809                4.06
2.376% - 2.500% ...............................          72        39,584,225                9.59
2.501% - 2.625% ...............................          91        45,311,664               10.98
2.626% - 2.750% ...............................         207       122,509,676               29.68
2.751% - 2.875% ...............................         109        66,998,741               16.23
2.876% - 3.000% ...............................          49        32,866,511                7.96
3.001% - 3.125% ...............................          39        24,571,771                5.95
3.126% - 3.250% ...............................          15         9,412,341                2.28
3.251% - 3.375% ...............................          17        10,104,095                2.45
3.376% - 3.500% ...............................          18        11,679,588                2.83
3.501% - 3.625% ...............................          10         3,985,068                0.97
3.626% - 3.750% ...............................          18         6,984,394                1.69
3.751% - 3.875% ...............................           7         2,445,864                0.59
3.876% - 4.000% ...............................          17         5,766,710                1.40
4.001% - 4.125% ...............................           8         2,210,898                0.54
4.126% - 4.250% ...............................          14         4,928,179                1.19
4.376% - 4.500% ...............................           4         1,321,780                0.32
4.501% - 4.625% ...............................           5         1,080,999                0.26
4.626% - 4.750% ...............................           2           877,708                0.21
4.876% - 5.000% ...............................           1           494,818                0.12
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average gross margin of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 2.853% per annum.

                                INITIAL RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                INITIAL RATE CAP                    LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................         731   $   412,731,945              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                          SUBSEQUENT PERIODIC RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         SUBSEQUENT PERIODIC RATE CAP               LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................         731   $   412,731,945              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                             MAXIMUM INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
        RANGE OF MAXIMUM INTEREST RATES             LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
8.376% - 8.500% ...............................           1   $       163,661                0.04%
9.876% - 10.000% ..............................         638       355,221,217               86.07
10.251% - 10.375% .............................          74        51,578,940               12.50
10.501% - 10.625% .............................          18         5,768,127                1.40
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average maximum interest rate of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 10.008% per annum.

                                  GROUP 1 LOANS

                            RATE ADJUSTMENT FREQUENCY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
      RATE ADJUSTMENT FREQUENCY (MONTHS)            LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
1 .............................................         731   $   412,731,945              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                            NEXT RATE ADJUSTMENT DATE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
           NEXT RATE ADJUSTMENT DATE                LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2006-04-01 ....................................         648   $   355,657,098               86.17%
2006-05-01 ....................................          46        32,271,919                7.82
2006-06-01 ....................................           6         3,118,672                0.76
2006-08-01 ....................................           1           587,556                0.14
2007-02-01 ....................................          20        14,662,201                3.55
2007-03-01 ....................................          10         6,434,500                1.56
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
    RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS          LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
50.00% or less ................................          24   $    16,138,739                3.91%
50.01% - 55.00% ...............................          13         9,336,290                2.26
55.01% - 60.00% ...............................          16        11,365,802                2.75
60.01% - 65.00% ...............................          40        26,389,425                6.39
65.01% - 70.00% ...............................          66        53,611,231               12.99
70.01% - 75.00% ...............................         123        74,631,292               18.08
75.01% - 80.00% ...............................         335       178,510,697               43.25
80.01% - 85.00% ...............................           5         2,417,785                0.59
85.01% - 90.00% ...............................          79        31,471,913                7.63
90.01% - 95.00% ...............................          19         5,581,688                1.35
95.01% - 100.00% ..............................          11         3,277,083                0.79
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average original LTV Ratio of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 74.49% per annum.

                                 PROPERTY TYPES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                PROPERTY TYPES                      LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Single Family .................................         479   $   278,110,301               67.38%
Planned Unit Development ......................         148        82,965,799               20.10
Condominium ...................................          89        40,921,896                9.91
Two- to Four-Family ...........................          14        10,133,957                2.46
Coop ..........................................           1           599,992                0.15
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                                  GROUP 1 LOANS

                                  LOAN PURPOSE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                 LOAN PURPOSE                       LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Cash Out Refinance ............................         360   $   216,305,866               52.41%
Purchase ......................................         282       137,916,926               33.42
Rate/Term Refinance ...........................          89        58,509,153               14.18
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                                OCCUPANCY STATUS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               OCCUPANCY STATUS                     LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Primary .......................................         628   $   345,185,459               83.63%
Investor ......................................          71        49,885,987               12.09
Secondary .....................................          32        17,660,500                4.28
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                           REMAINING TERMS TO MATURITY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
 RANGE OF REMAINING TERM TO MATURITY (MONTHS)       LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
341 - 345 .....................................           1   $       453,880                0.11%
351 - 355 .....................................          31        10,229,988                2.48
356 - 360 .....................................         375       206,932,166               50.14
361 >= ........................................         324       195,115,912               47.27
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 416 months.

                                LOAN AGE (MONTHS)

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               LOAN AGE (MONTHS)                    LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
0 .............................................         126   $    61,860,636               14.99%
1 .............................................         499       300,608,005               72.83
2 .............................................          58        33,866,289                8.21
3 .............................................           7         2,527,777                0.61
4 .............................................           8         2,826,021                0.68
5 .............................................          16         5,391,296                1.31
6 .............................................          14         4,583,880                1.11
8 .............................................           2           614,161                0.15
18 ............................................           1           453,880                0.11
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average loan age of the Group 1 Loans was approximately one month.

                                  GROUP 1 LOANS

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            GEOGRAPHIC DISTRIBUTION                 LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
California ....................................         354   $   200,327,595               48.54%
Florida .......................................          92        44,656,153               10.82
Illinois ......................................          48        30,201,500                7.32
New York ......................................          32        26,476,504                6.41
Maryland ......................................          21        12,583,734                3.05
Virginia ......................................          23        12,450,466                3.02
New Jersey ....................................          24        10,271,507                2.49
Arizona .......................................          19         9,231,997                2.24
Nevada ........................................          17         7,539,821                1.83
North Carolina ................................           8         7,389,562                1.79
Massachusetts .................................           8         5,568,293                1.35
Georgia .......................................           8         5,568,137                1.35
Colorado ......................................           6         5,407,616                1.31
South Carolina ................................           9         5,375,340                1.30
Washington ....................................           8         5,113,397                1.24
Rhode Island ..................................           7         4,733,384                1.15
Oregon ........................................           7         3,691,294                0.89
Minnesota .....................................           6         2,115,118                0.51
Pennsylvania ..................................           4         2,045,477                0.50
Connecticut ...................................           3         1,890,532                0.46
Ohio ..........................................           4         1,544,699                0.37
Michigan ......................................           3         1,511,843                0.37
Hawaii ........................................           3         1,283,641                0.31
Alabama .......................................           2         1,042,324                0.25
New Mexico ....................................           4           923,130                0.22
Utah ..........................................           1           709,306                0.17
Delaware ......................................           2           696,755                0.17
District Of Columbia ..........................           1           486,410                0.12
Idaho .........................................           1           420,196                0.10
Mississippi ...................................           1           419,189                0.10
Tennessee .....................................           1           318,755                0.08
New Hampshire .................................           1           276,666                0.07
Texas .........................................           1           233,674                0.06
Oklahoma ......................................           1           114,961                0.03
Missouri ......................................           1           112,970                0.03
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

     No more than approximately 1.00% of the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, will be secured by properties located in any one zip code.

                               DOCUMENTATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
              DOCUMENTATION TYPE                    LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Reduced .......................................         539   $   312,402,998               75.69%
Full ..........................................         122        61,929,287               15.00
Stated Doc ....................................          64        35,759,725                8.66
Limited .......................................           3         1,283,604                0.31
No Doc ........................................           2         1,227,715                0.30
No Ratio ......................................           1           128,616                0.03
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                                  GROUP 1 LOANS

                                  CREDIT SCORES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RANGE OF CREDIT SCORES                  LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
601 - 650 .....................................          53   $    27,621,900                6.69%
651 - 700 .....................................         225       123,992,809               30.04
701- 750 ......................................         229       135,727,655               32.89
751 - 800 .....................................         208       118,433,005               28.69
801 - 850 .....................................          16         6,956,576                1.69
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the non zero weighted average Credit Score of the borrowers with a Credit Score for the Group 1 Loans, by Cut-Off Date Pool Balance of the Group 1 Loans, was approximately 720.

                          PAYMENT ADJUSTMENT FREQUENCY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
     PAYMENT ADJUSTMENT FREQUENCY (MONTHS)          LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
1 .............................................          16   $     9,402,794                2.28%
12 ............................................         715       403,329,152               97.72
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                                  RECAST PERIOD

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RECAST PERIOD (MONTHS)                  LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................          16   $     9,402,794                2.28%
60 ............................................         715       403,329,152               97.72
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                          MAXIMUM NEGATIVE AMORTIZATION

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         MAXIMUM NEGATIVE AMORTIZATION              LOANS         BALANCE       THE GROUP 1 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................          16   $     9,402,794                2.28%
110.00 ........................................         126        76,973,347               18.65
115.00 ........................................          80        26,275,402                6.37
125.00 ........................................         509       300,080,403               72.71
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         731   $   412,731,945              100.00%
                                                  =========   ===============   =================

                                  GROUP 2 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
     RANGE OF ORIGINAL PRINCIPAL BALANCES           LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
$200,000 or less ..............................         444   $    61,036,185               21.40%
$200,001 - $250,000 ...........................         202        45,683,163               16.02
$250,001 - $300,000 ...........................         173        47,660,276               16.71
$300,001 - $350,000 ...........................         171        55,855,707               19.59
$350,001 - $400,000 ...........................         132        49,593,592               17.39
$400,001 - $450,000 ...........................          37        15,373,977                5.39
$450,001 - $500,000 ...........................           9         4,278,521                1.50
$500,001 - $550,000 ...........................           2         1,025,709                0.36
$550,001 - $600,000 ...........................           1           558,918                0.20
$600,001 - $650,000 ...........................           4         2,584,533                0.91
$700,001 - $750,000 ...........................           1           732,000                0.26
$750,001 - $800,000 ...........................           1           778,141                0.27
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

     The average original principal balance of the Group 2 Loans was approximately $242,636.

                               LOAN INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         RANGE OF LOAN INTEREST RATES               LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
<= 2.000% .....................................         961   $   233,297,582               81.81%
2.001% - 2.125% ...............................           3           800,471                0.28
2.126% - 2.250% ...............................           7         2,027,506                0.71
2.251% - 2.375% ...............................          68        13,954,885                4.89
2.626% - 2.750% ...............................           3           859,436                0.30
2.751% - 2.875% ...............................           1           262,952                0.09
3.001% - 3.125% ...............................           1           132,000                0.05
3.626% - 3.750% ...............................           2           339,440                0.12
3.751% - 3.875% ...............................           9         2,014,628                0.71
4.376% - 4.500% ...............................           4         1,139,366                0.40
4.751% - 4.875% ...............................           2           466,317                0.16
4.876% - 5.000% ...............................          19         5,612,230                1.97
5.126% - 5.250% ...............................           1           137,840                0.05
5.251% - 5.375% ...............................          15         2,972,257                1.04
5.376% - 5.500% ...............................           2           808,435                0.28
5.751% - 5.875% ...............................           3           596,044                0.21
5.876% - 6.000% ...............................          10         2,551,832                0.89
6.001% - 6.125% ...............................           7         1,693,737                0.59
6.126% - 6.250% ...............................          18         5,261,881                1.85
6.251% - 6.375% ...............................          11         3,071,769                1.08
6.376% - 6.500% ...............................           9         2,069,682                0.73
6.501% - 6.625% ...............................           6         1,679,323                0.59
6.626% - 6.750% ...............................           7         1,337,779                0.47
6.751% - 6.875% ...............................           1           112,800                0.04
6.876% - 7.000% ...............................           2           694,238                0.24
7.001% - 7.125% ...............................           3           762,348                0.27
7.251% - 7.375% ...............................           1           389,007                0.14
7.376% - 7.500% ...............................           1           114,938                0.04
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average interest rate of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 1.884% per annum.

                                  GROUP 2 LOANS

                            INTEREST CALCULATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
           INTEREST CALCULATION TYPE                LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Interest Only .................................          26   $     5,019,419                1.76%
Negative Amoritization ........................       1,151       280,141,304               98.24
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                                      INDEX

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                    INDEX                           LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
MTA ...........................................       1,177   $   285,160,723              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                                  GROSS MARGINS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RANGE OF GROSS MARGINS                  LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2.001% - 2.125% ...............................           2   $       389,141                0.14%
2.126% - 2.250% ...............................           4         1,186,744                0.42
2.251% - 2.375% ...............................          27         6,713,172                2.35
2.376% - 2.500% ...............................          63        16,308,567                5.72
2.501% - 2.625% ...............................         141        36,433,304               12.78
2.626% - 2.750% ...............................         226        62,296,539               21.85
2.751% - 2.875% ...............................         190        48,122,529               16.88
2.876% - 3.000% ...............................         167        38,396,731               13.46
3.001% - 3.125% ...............................          79        18,974,787                6.65
3.126% - 3.250% ...............................         167        31,707,436               11.12
3.251% - 3.375% ...............................          41        10,118,694                3.55
3.376% - 3.500% ...............................          50         9,565,508                3.35
3.501% - 3.625% ...............................           6         1,688,746                0.59
3.626% - 3.750% ...............................           6         1,556,485                0.55
3.751% - 3.875% ...............................           2           599,466                0.21
3.876% - 4.000% ...............................           6         1,102,873                0.39
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average gross margin of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 2.865% per annum.

                                INITIAL RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               INITIAL RATE CAP                     LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................       1,177   $   285,160,723              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                          SUBSEQUENT PERIODIC RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         SUBSEQUENT PERIODIC RATE CAP               LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................       1,177   $   285,160,723              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                                  GROUP 2 LOANS

                             MAXIMUM INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
        RANGE OF MAXIMUM INTEREST RATES             LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
9.876% - 10.000% ..............................         682   $   182,431,128               63.97%
10.251% - 10.375% .............................         471        97,839,241               34.31
10.501% - 10.625% .............................          24         4,890,354                1.71
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average maximum interest rate of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 10.098% per annum.

                            RATE ADJUSTMENT FREQUENCY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
      RATE ADJUSTMENT FREQUENCY (MONTHS)            LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
1 .............................................       1,177   $   285,160,723              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                            NEXT RATE ADJUSTMENT DATE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
           NEXT RATE ADJUSTMENT DATE                LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2006-04-01 ....................................       1,094   $   261,777,065               91.80%
2006-05-01 ....................................          24         7,445,644                2.61
2006-06-01 ....................................          14         4,224,675                1.48
2006-07-01 ....................................           1           254,614                0.09
2006-08-01 ....................................           4         1,007,600                0.35
2007-01-01 ....................................           2           741,003                0.26
2007-02-01 ....................................          26         6,022,672                2.11
2007-03-01 ....................................          12         3,687,450                1.29
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
    RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS          LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
50.00% or less ................................          56   $    12,135,934                4.26%
50.01% - 55.00% ...............................          27         6,463,851                2.27
55.01% - 60.00% ...............................          33         8,945,160                3.14
60.01% - 65.00% ...............................          62        14,754,652                5.17
65.01% - 70.00% ...............................          90        25,655,395                9.00
70.01% - 75.00% ...............................         214        57,357,306               20.11
75.01% - 80.00% ...............................         587       134,975,307               47.33
80.01% - 85.00% ...............................          11         2,462,930                0.86
85.01% - 90.00% ...............................          76        17,527,632                6.15
90.01% - 95.00% ...............................          10         2,409,522                0.84
95.01% - 100.00% ..............................          11         2,473,036                0.87
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average original LTV Ratio of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 74.63% per annum.

                                 GROUP 2 LOANS

                                 PROPERTY TYPES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                PROPERTY TYPES                      LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Single Family .................................         648   $   152,478,405               53.47%
Planned Unit Development ......................         218        54,938,788               19.27
Condominium ...................................         219        49,747,779               17.45
Two-to Four-Family ............................          90        27,567,617                9.67
Coop ..........................................           2           428,134                0.15
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                                  LOAN PURPOSE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                 LOAN PURPOSE                       LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Cash Out Refinance ............................         680   $   174,303,966               61.12%
Purchase ......................................         301        63,323,244               22.21
Rate/Term Refinance ...........................         196        47,533,513               16.67
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                                OCCUPANCY STATUS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               OCCUPANCY STATUS                     LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Primary .......................................         595   $   159,835,498               56.05%
Investor ......................................         468        97,312,229               34.13
Secondary .....................................         114        28,012,996                9.82
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                           REMAINING TERMS TO MATURITY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
 RANGE OF REMAINING TERM TO MATURITY (MONTHS)       LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
356 - 360 .....................................         709   $   165,844,104               58.16%
361 >= ........................................         468       119,316,620               41.84
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 409 months.

                                LOAN AGE (MONTHS)

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               LOAN AGE (MONTHS)                    LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
0 .............................................         326   $    75,857,027               26.60%
1 .............................................         767       187,409,814               65.72
2 .............................................          82        21,522,547                7.55
4 .............................................           2           371,336                0.13
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average loan age of the Group 2 Loans was approximately one month.

                                  GROUP 2 LOANS

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            GEOGRAPHIC DISTRIBUTION                 LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
California ....................................         316   $    97,947,269               34.35%
Florida .......................................         203        43,585,174               15.28
Illinois ......................................         101        27,272,010                9.56
Arizona .......................................          57        13,190,439                4.63
Virginia ......................................          55        12,933,703                4.54
New Jersey ....................................          36        10,798,489                3.79
Nevada ........................................          30         7,783,765                2.73
Maryland ......................................          31         7,012,041                2.46
New York ......................................          21         6,021,930                2.11
Oregon ........................................          26         5,291,162                1.86
Colorado ......................................          24         5,163,058                1.81
North Carolina ................................          40         5,063,258                1.78
South Carolina ................................          24         4,092,887                1.44
Massachusetts .................................          18         3,950,583                1.39
Washington ....................................          17         3,769,184                1.32
Hawaii ........................................           7         2,953,958                1.04
Connecticut ...................................          11         2,941,035                1.03
Idaho .........................................          12         2,531,010                0.89
Michigan ......................................          11         2,346,976                0.82
Georgia .......................................          11         2,258,309                0.79
Kentucky ......................................          28         2,072,573                0.73
Utah ..........................................          10         2,048,648                0.72
Pennsylvania ..................................          11         1,825,814                0.64
Texas .........................................          10         1,538,301                0.54
Rhode Island ..................................           5         1,341,635                0.47
Wisconsin .....................................           7         1,274,989                0.45
Ohio ..........................................          11         1,148,479                0.40
Missouri ......................................           9         1,088,520                0.38
Minnesota .....................................           6         1,068,554                0.37
Delaware ......................................           6           970,328                0.34
Alabama .......................................           6           888,597                0.31
Indiana .......................................           3           671,813                0.24
Louisiana .....................................           3           523,303                0.18
Nebraska ......................................           3           481,806                0.17
Mississippi ...................................           1           359,305                0.13
Montana .......................................           1           300,000                0.11
Tennessee .....................................           1           214,336                0.08
District Of Columbia ..........................           1           180,000                0.06
New Mexico ....................................           2           132,982                0.05
Oklahoma ......................................           2           124,500                0.04
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

     No more than approximately 0.93% of the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, will be secured by properties located in any one zip code.

                               DOCUMENTATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
              DOCUMENTATION TYPE                    LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Reduced .......................................         692   $   181,139,078               63.52%
Full ..........................................         360        72,682,798               25.49
Stated Doc ....................................         121        30,201,685               10.59
No Doc ........................................           4         1,137,163                0.40
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                                  GROUP 2 LOANS

                                  CREDIT SCORES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RANGE OF CREDIT SCORES                  LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Not Available .................................           1   $       342,000                0.12%
601 - 650 .....................................          88        22,254,041                7.80
651 - 700 .....................................         361        90,584,222               31.77
701 - 750 .....................................         383        91,266,686               32.01
751 - 800 .....................................         313        73,062,847               25.62
801 - 850 .....................................          31         7,650,927                2.68
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the non zero weighted average Credit Score of the borrowers with a Credit Score for the Group 2 Loans, by Cut-Off Date Pool Balance of the Group 2 Loans, was approximately 718.

                          PAYMENT ADJUSTMENT FREQUENCY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
     PAYMENT ADJUSTMENT FREQUENCY (MONTHS)          LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
1 .............................................          26   $     5,019,419                1.76%
12 ............................................       1,151       280,141,304               98.24
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                                  RECAST PERIOD

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
             RECAST PERIOD (MONTHS)                 LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................          26   $     5,019,419                1.76%
60 ............................................       1,151       280,141,304               98.24
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                          MAXIMUM NEGATIVE AMORTIZATION

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         MAXIMUM NEGATIVE AMORTIZATION              LOANS         BALANCE       THE GROUP 2 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................          26   $     5,019,419                1.76%
110.00 ........................................         239        57,810,665               20.27
125.00 ........................................         912       222,330,639               77.97
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,177   $   285,160,723              100.00%
                                                  =========   ===============   =================

                                  GROUP 3 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
     RANGE OF ORIGINAL PRINCIPAL BALANCES           LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
$200,000 or less ..............................         395   $    55,944,668               16.22%
$200,001 - $250,000 ...........................         161        36,541,377               10.60
$250,001 - $300,000 ...........................         172        47,447,797               13.76
$300,001 - $350,000 ...........................         110        35,668,987               10.34
$350,001 - $400,000 ...........................          92        34,452,311                9.99
$400,001 - $450,000 ...........................          50        21,134,351                6.13
$450,001 - $500,000 ...........................          48        22,889,310                6.64
$500,001 - $550,000 ...........................          31        16,167,442                4.69
$550,001 - $600,000 ...........................          22        12,719,310                3.69
$600,001 - $650,000 ...........................          25        15,743,626                4.57
$650,001 - $700,000 ...........................          12         8,166,007                2.37
$700,001 - $750,000 ...........................          10         7,335,002                2.13
$750,001 - $800,000 ...........................           3         2,290,553                0.66
$800,001 - $850,000 ...........................           2         1,645,768                0.48
$850,001 - $900,000 ...........................           3         2,633,247                0.76
$900,001 - $950,000 ...........................           3         2,783,041                0.81
$950,001 - $1,000,000 .........................           4         3,940,440                1.14
$1,000,001 or more ............................          11        17,358,950                5.03
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

     The average original principal balance of the Group 3 Loans was approximately $299,269.

                               LOAN INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         RANGE OF LOAN INTEREST RATES               LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
<= 2.000% .....................................         958   $   282,429,644               81.90%
2.126% - 2.250% ...............................           3         2,307,576                0.67
2.251% - 2.375% ...............................          30         5,688,720                1.65
2.376% - 2.500% ...............................           1           152,671                0.04
2.626% - 2.750% ...............................           4         1,068,563                0.31
3.626% - 3.750% ...............................           2           280,851                0.08
3.751% - 3.875% ...............................          26         6,982,289                2.02
4.626% - 4.750% ...............................           2           556,642                0.16
4.751% - 4.875% ...............................           5         1,481,570                0.43
4.876% - 5.000% ...............................           9         5,572,068                1.62
5.126% - 5.250% ...............................           1         2,500,000                0.72
5.376% - 5.500% ...............................           1           148,500                0.04
5.876% - 6.000% ...............................           5           717,318                0.21
6.126% - 6.250% ...............................           1           178,651                0.05
6.251% - 6.375% ...............................           3         1,400,255                0.41
6.376% - 6.500% ...............................           4           871,602                0.25
6.501% - 6.625% ...............................          15         4,680,373                1.36
6.626% - 6.750% ...............................           9         2,758,967                0.80
6.751% - 6.875% ...............................           2           326,389                0.09
6.876% - 7.000% ...............................          23         7,050,358                2.04
7.001% - 7.125% ...............................          20         7,182,284                2.08
7.126% - 7.250% ...............................          11         3,516,848                1.02
7.251% - 7.375% ...............................          13         5,295,312                1.54
7.376% - 7.500% ...............................           2           422,098                0.12
7.626% - 7.750% ...............................           2           805,114                0.23
8.001% - 8.125% ...............................           1           147,096                0.04
8.126% - 8.250% ...............................           1           340,428                0.10
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average interest rate of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 2.023% per annum.

                                  GROUP 3 LOANS

                            INTEREST CALCULATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
           INTEREST CALCULATION TYPE               LOANS          BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Negative Amortization .........................       1,154   $   344,862,187              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                                      INDEX

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                     INDEX                          LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
MTA ...........................................       1,154   $   344,862,187              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                                  GROSS MARGINS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RANGE OF GROSS MARGINS                  LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2.251% - 2.375% ...............................           1   $       448,928                0.13%
2.376% - 2.500% ...............................          30         7,218,688                2.09
2.501% - 2.625% ...............................           8         2,686,564                0.78
2.626% - 2.750% ...............................          18         5,922,715                1.72
2.751% - 2.875% ...............................          18         4,738,897                1.37
2.876% - 3.000% ...............................          63        17,358,627                5.03
3.001% - 3.125% ...............................          58        15,334,365                4.45
3.126% - 3.250% ...............................          78        26,113,245                7.57
3.251% - 3.375% ...............................          46        13,492,862                3.91
3.376% - 3.500% ...............................         322        89,066,549               25.83
3.501% - 3.625% ...............................         246        81,779,949               23.71
3.626% - 3.750% ...............................          94        33,751,012                9.79
3.751% - 3.875% ...............................          87        24,569,062                7.12
3.876% - 4.000% ...............................          31         6,905,977                2.00
4.001% - 4.125% ...............................          15         4,240,365                1.23
4.126% - 4.250% ...............................           8         2,430,999                0.70
4.251% - 4.375% ...............................           4         1,210,418                0.35
4.376% - 4.500% ...............................           4         1,081,508                0.31
4.501% - 4.625% ...............................          11         2,656,681                0.77
4.626% - 4.750% ...............................          11         3,451,405                1.00
4.751% - 4.875% ...............................           1           403,372                0.12
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average gross margin of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 3.461% per annum.

                                INITIAL RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                INITIAL RATE CAP                    LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................       1,154   $   344,862,187              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                          SUBSEQUENT PERIODIC RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         SUBSEQUENT PERIODIC RATE CAP               LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................       1,154   $   344,862,187              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                                 GROUP 3 LOANS

                             MAXIMUM INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
        RANGE OF MAXIMUM INTEREST RATES             LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
9.876% - 10.000% ..............................         929   $   295,227,399               85.61%
10.251% - 10.375% .............................         176        36,723,045               10.65
10.501% - 10.625% .............................          49        12,911,743                3.74
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average maximum interest rate of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 10.015% per annum.

                            RATE ADJUSTMENT FREQUENCY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
       RATE ADJUSTMENT FREQUENCY (MONTHS)           LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
1 .............................................       1,154   $   344,862,187              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                            NEXT RATE ADJUSTMENT DATE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
           NEXT RATE ADJUSTMENT DATE                LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2006-04-01 ....................................       1,137   $   335,401,125               97.26%
2006-05-01 ....................................           4           868,574                0.25
2006-06-01 ....................................           2           371,920                0.11
2007-02-01 ....................................           8         5,147,068                1.49
2007-03-01 ....................................           3         3,073,500                0.89
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
    RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS          LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
50.00% or less ................................          44   $    10,227,147                2.97%
50.01% - 55.00% ...............................          27         6,411,998                1.86
55.01% - 60.00% ...............................          45        15,394,340                4.46
60.01% - 65.00% ...............................          45        14,970,095                4.34
65.01% - 70.00% ...............................         100        32,905,214                9.54
70.01% - 75.00% ...............................         248        70,182,123               20.35
75.01% - 80.00% ...............................         438       133,602,635               38.74
80.01% - 85.00% ...............................          25         7,773,114                2.25
85.01% - 90.00% ...............................         126        39,052,576               11.32
90.01% - 95.00% ...............................          22         5,108,832                1.48
95.01% - 100.00% ..............................          34         9,234,113                2.68
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average original LTV Ratio of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 76.20% per annum.

                                 PROPERTY TYPES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                PROPERTY TYPES                      LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Single Family .................................         722   $   215,995,206               62.63%
Planned Unit Development ......................         238        80,895,579               23.46
Condominium ...................................         148        34,046,743                9.87
Two-to Four-Family ............................          46        13,924,659                4.04
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                                  GROUP 3 LOANS

                                  LOAN PURPOSE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                 LOAN PURPOSE                       LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Cash Out Refinance ............................         730   $   215,664,254               62.54%
Purchase ......................................         219        68,251,017               19.79
Rate/Term Refinance ...........................         205        60,946,917               17.67
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                                OCCUPANCY STATUS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               OCCUPANCY STATUS                     LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Primary .......................................         932   $   296,717,273               86.04%
Investor ......................................         182        38,407,014               11.14
Secondary .....................................          40         9,737,900                2.82
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                           REMAINING TERMS TO MATURITY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
 RANGE OF REMAINING TERM TO MATURITY (MONTHS)       LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
351 - 355 .....................................           1   $       593,493                0.17%
356 - 360 .....................................         683       194,883,837               56.51
361 >= ........................................         470       149,384,857               43.32
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 411 months.

                                LOAN AGE (MONTHS)

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               LOAN AGE (MONTHS)                    LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
0 .............................................         298   $    77,933,175               22.60%
1 .............................................         742       229,879,914               66.66
2 .............................................         113        36,455,605               10.57
7 .............................................           1           593,493                0.17
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average loan age of the Group 3 Loans was approximately 1 month.

                                  GROUP 3 LOANS

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            GEOGRAPHIC DISTRIBUTION                 LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
California ....................................         278   $   110,206,336               31.96%
Florida .......................................         327        83,186,025               24.12
Virginia ......................................          73        25,938,367                7.52
Maryland ......................................          82        23,032,009                6.68
Michigan ......................................          55        19,280,452                5.59
Nevada ........................................          57        13,911,770                4.03
Illinois ......................................          37        10,014,545                2.90
Arizona .......................................          38         9,636,724                2.79
Massachusetts .................................          30         9,133,725                2.65
Washington ....................................          36         8,217,986                2.38
Colorado ......................................          18         5,391,736                1.56
Ohio ..........................................          26         3,521,191                1.02
Indiana .......................................           3         3,166,053                0.92
Utah ..........................................          12         2,921,750                0.85
Pennsylvania ..................................          14         2,615,544                0.76
Hawaii ........................................           4         2,330,747                0.68
Rhode Island ..................................           6         1,884,816                0.55
Missouri ......................................          12         1,817,982                0.53
Connecticut ...................................           7         1,681,493                0.49
District Of Columbia ..........................           5         1,460,115                0.42
Minnesota .....................................           6         1,312,189                0.38
Georgia .......................................           8         1,299,832                0.38
Oregon ........................................           4         1,048,320                0.30
North Carolina ................................           5           575,291                0.17
Texas .........................................           4           518,797                0.15
Idaho .........................................           2           273,676                0.08
Tennessee .....................................           2           260,912                0.08
South Carolina ................................           1           109,500                0.03
Alabama .......................................           1            62,303                0.02
Wisconsin .....................................           1            52,000                0.02
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

     No more than approximately 0.78% of the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, will be secured by properties located in any one zip code.

                               DOCUMENTATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
              DOCUMENTATION TYPE                    LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Reduced .......................................         663   $   216,810,714               62.87%
Full ..........................................         276        65,468,733               18.98
Stated Doc ....................................         194        53,195,404               15.43
No Doc ........................................          21         9,387,337                2.72
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                                  CREDIT SCORES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RANGE OF CREDIT SCORES                  LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Not Available .................................           1   $       273,810                0.08%
551 - 600 .....................................           1           110,651                0.03
601 - 650 .....................................         145        40,915,552               11.86
651 - 700 .....................................         400       127,414,439               36.95
701 - 750 .....................................         353       106,302,817               30.82
751 - 800 .....................................         228        63,222,889               18.33
801 - 850 .....................................          26         6,622,029                1.92
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the non zero weighted average Credit Score of the borrowers with a Credit Score for the Group 3 Loans, by Cut-Off Date Pool Balance of the Group 3 Loans, was approximately 707.

                                  GROUP 3 LOANS

                          PAYMENT ADJUSTMENT FREQUENCY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
     PAYMENT ADJUSTMENT FREQUENCY (MONTHS)          LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
12 ............................................       1,154   $   344,862,187              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                                  RECAST PERIOD

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RECAST PERIOD (MONTHS)                  LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
60 ............................................       1,154   $   344,862,187              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                          MAXIMUM NEGATIVE AMORTIZATION

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         MAXIMUM NEGATIVE AMORTIZATION              LOANS         BALANCE       THE GROUP 3 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
110.00 ........................................         326   $    96,987,368               28.12%
115.00 ........................................           1           349,230                0.10
125.00 ........................................         827       247,525,590               71.78
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       1,154   $   344,862,187              100.00%
                                                  =========   ===============   =================

                                  GROUP 4 LOANS

                           ORIGINAL PRINCIPAL BALANCES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
     RANGE OF ORIGINAL PRINCIPAL BALANCES           LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
$200,000 or less ..............................           6   $       959,941                1.29%
$200,001 - $250,000 ...........................           5         1,157,952                1.56
$250,001 - $300,000 ...........................           5         1,382,257                1.86
$300,001 - $350,000 ...........................           3           971,034                1.31
$350,001 - $400,000 ...........................           3         1,170,113                1.57
$400,001 - $450,000 ...........................          15         6,540,191                8.79
$450,001 - $500,000 ...........................          21        10,051,630               13.51
$500,001 - $550,000 ...........................          13         6,808,246                9.15
$550,001 - $600,000 ...........................          13         7,470,652               10.04
$600,001 - $650,000 ...........................           8         5,066,381                6.81
$650,001 - $700,000 ...........................           2         1,311,976                1.76
$700,001 - $750,000 ...........................           4         2,956,697                3.97
$750,001 - $800,000 ...........................           4         3,118,911                4.19
$800,001 - $850,000 ...........................           2         1,669,465                2.24
$850,001 - $900,000 ...........................           7         6,252,109                8.40
$900,001 - $950,000 ...........................           2         1,850,857                2.49
$950,001 - $1,000,000 .........................           4         3,913,917                5.26
$1,000,001 or more ............................           8        11,734,407               15.77
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

     The average original principal balance of the Group 4 Loans was approximately $595,930.

                               LOAN INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         RANGE OF LOAN INTEREST RATES               LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
<= 2.000% .....................................         108   $    63,754,550               85.71%
2.126% - 2.250% ...............................           1         1,700,000                2.29
2.251% - 2.375% ...............................           3         1,588,033                2.13
2.626% - 2.750% ...............................           1         1,310,961                1.76
5.876% - 6.000% ...............................           1           649,612                0.87
6.126% - 6.250% ...............................           3         1,442,805                1.94
6.251% - 6.375% ...............................           2         1,242,144                1.67
6.376% - 6.500% ...............................           2           731,428                0.98
6.876% - 7.000% ...............................           1           323,863                0.44
7.001% - 7.125% ...............................           1           595,193                0.80
7.126% - 7.250% ...............................           1           596,054                0.80
7.251% - 7.375% ...............................           1           452,092                0.61
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average interest rate of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 1.737% per annum.

                            INTEREST CALCULATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
           INTEREST CALCULATION TYPE                LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Negative Amortization .........................         125   $    74,386,735              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                                      INDEX

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                     INDEX                          LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
MTA ...........................................         125   $    74,386,735              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                                  GROUP 4 LOANS

                                  GROSS MARGINS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RANGE OF GROSS MARGINS                  LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2.001% - 2.125% ...............................           1   $       658,537                0.89%
2.251% - 2.375% ...............................           1           893,865                1.20
2.376% - 2.500% ...............................          11         6,974,690                9.38
2.501% - 2.625% ...............................           5         3,988,874                5.36
2.626% - 2.750% ...............................          16         9,283,145               12.48
2.751% - 2.875% ...............................          29        13,596,157               18.28
2.876% - 3.000% ...............................          35        20,964,474               28.18
3.001% - 3.125% ...............................           4         3,857,999                5.19
3.126% - 3.250% ...............................           8         5,062,311                6.81
3.251% - 3.375% ...............................           1           463,278                0.62
3.376% - 3.500% ...............................           4         2,720,729                3.66
3.501% - 3.625% ...............................           5         2,977,277                4.00
3.626% - 3.750% ...............................           5         2,945,448                3.96
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average gross margin of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 2.917% per annum.

                                INITIAL RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               INITIAL RATE CAP                     LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................         125   $    74,386,735              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                          SUBSEQUENT PERIODIC RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
         SUBSEQUENT PERIODIC RATE CAP               LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................         125   $    74,386,735              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                             MAXIMUM INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
        RANGE OF MAXIMUM INTEREST RATES             LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
9.876% - 10.000% ..............................         114   $    68,346,895               91.88%
10.251% - 10.375% .............................          10         5,715,976                7.68
10.501% - 10.625% .............................           1           323,863                0.44
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average maximum interest rate of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 9.983% per annum.

                            RATE ADJUSTMENT FREQUENCY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
      RATE ADJUSTMENT FREQUENCY (MONTHS)            LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
1 .............................................         125   $    74,386,735              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                                  GROUP 4 LOANS

                            NEXT RATE ADJUSTMENT DATE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
           NEXT RATE ADJUSTMENT DATE                LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2006-04-01 ....................................         125   $    74,386,735              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
    RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS          LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
50.00% or less ................................           2   $     1,422,743                1.91%
50.01% - 55.00% ...............................           2         1,316,886                1.77
55.01% - 60.00% ...............................           1         1,497,357                2.01
60.01% - 65.00% ...............................           5         2,454,499                3.30
65.01% - 70.00% ...............................          10        10,512,737               14.13
70.01% - 75.00% ...............................          25        16,562,562               22.27
75.01% - 80.00% ...............................          60        34,611,172               46.53
80.01% - 85.00% ...............................           1           554,000                0.74
85.01% - 90.00% ...............................          16         4,726,498                6.35
90.01% - 95.00% ...............................           3           728,280                0.98
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average original LTV Ratio of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 75.46% per annum.

                                 PROPERTY TYPES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                PROPERTY TYPES                      LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Single Family .................................          78   $    47,772,950               64.22%
Planned Unit Development ......................          39        22,647,551               30.45
Two-to Four-Family ............................           3         2,047,141                2.75
Condominium ...................................           5         1,919,092                2.58
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                                  LOAN PURPOSE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
                 LOAN PURPOSE                       LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Cash Out Refinance ............................          70   $    47,847,987               64.32%
Purchase ......................................          47        20,914,253               28.12
Rate/Term Refinance ...........................           8         5,624,495                7.56
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                                OCCUPANCY STATUS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               OCCUPANCY STATUS                     LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Primary .......................................         111   $    66,356,762               89.21%
Investor ......................................          10         5,715,976                7.68
Secondary .....................................           4         2,313,997                3.11
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                                  GROUP 4 LOANS

                           REMAINING TERMS TO MATURITY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
 RANGE OF REMAINING TERM TO MATURITY (MONTHS)       LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
356 - 360 .....................................          61   $    36,261,963               48.75%
361 >= ........................................          64        38,124,771               51.25
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 421 months.

                                LOAN AGE (MONTHS)

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
               LOAN AGE (MONTHS)                    LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
0 .............................................          31   $    19,121,926               25.71%
1 .............................................          82        49,231,618               66.18
2 .............................................          12         6,033,191                8.11
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average loan age of the Group 4 Loans was approximately one month.

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            GEOGRAPHIC DISTRIBUTION                 LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
California ....................................          64   $    39,446,061               53.03%
Florida .......................................          23        12,099,959               16.27
Virginia ......................................           8         4,179,298                5.62
Arizona .......................................           4         3,036,353                4.08
Illinois ......................................           2         1,954,101                2.63
North Carolina ................................           4         1,829,391                2.46
Connecticut ...................................           1         1,575,000                2.12
Nevada ........................................           3         1,472,434                1.98
Colorado ......................................           3         1,472,087                1.98
Maryland ......................................           2         1,098,111                1.48
Missouri ......................................           1           898,474                1.21
Massachusetts .................................           1           883,174                1.19
Georgia .......................................           1           658,537                0.89
Hawaii ........................................           1           653,439                0.88
Michigan ......................................           1           613,624                0.82
Oregon ........................................           1           564,152                0.76
Pennsylvania ..................................           1           554,000                0.74
Kentucky ......................................           1           548,689                0.74
Minnesota .....................................           1           491,850                0.66
Texas .........................................           2           358,000                0.48
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

     No more than approximately 3.54% of the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, will be secured by properties located in any one zip code.

                               DOCUMENTATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
              DOCUMENTATION TYPE                    LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Reduced .......................................          87   $    54,762,039               73.62%
Full ..........................................          20         9,311,380               12.52
Stated Doc ....................................          15         8,315,610               11.18
No Doc ........................................           3         1,997,706                2.69
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                                  GROUP 4 LOANS

                                  CREDIT SCORES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RANGE OF CREDIT SCORES                  LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
601 - 650 .....................................          13   $     8,149,414               10.96%
651 - 700 .....................................          50        28,020,837               37.67
701 - 750 .....................................          35        21,585,425               29.02
751 - 800 .....................................          21        13,106,620               17.62
801 - 850 .....................................           6         3,524,438                4.74
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average Credit Score for the Group 4 Loans, by Cut-Off Date Pool Balance of the Group 4 Loans, was approximately 708.

                          PAYMENT ADJUSTMENT FREQUENCY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
    PAYMENT ADJUSTMENT FREQUENCY (MONTHS)           LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
12 ............................................         125   $    74,386,735              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                                  RECAST PERIOD

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
            RECAST PERIOD (MONTHS)                  LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
60 ............................................         125   $    74,386,735              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                          MAXIMUM NEGATIVE AMORTIZATION

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL       POOL BALANCE OF
        MAXIMUM NEGATIVE AMORTIZATION               LOANS         BALANCE       THE GROUP 4 LOANS
-----------------------------------------------   ---------   ---------------   -----------------
110.00 ........................................          39   $    21,920,146               29.47%
125.00 ........................................          86        52,466,588               70.53
                                                  ---------   ---------------   -----------------
TOTAL: ........................................         125   $    74,386,735              100.00%
                                                  =========   ===============   =================

                             LOANS IN THE AGGREGATE

                           ORIGINAL PRINCIPAL BALANCES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
     RANGE OF ORIGINAL PRINCIPAL BALANCES           LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
$200,000 or less ..............................         885   $   124,127,623               11.11%
$200,001 - $250,000 ...........................         392        88,903,351                7.96
$250,001 - $300,000 ...........................         380       104,780,081                9.38
$300,001 - $350,000 ...........................         318       103,483,039                9.26
$350,001 - $400,000 ...........................         263        98,894,133                8.85
$400,001 - $450,000 ...........................         184        78,466,178                7.02
$450,001 - $500,000 ...........................         193        92,356,669                8.27
$500,001 - $550,000 ...........................         133        69,919,163                6.26
$550,001 - $600,000 ...........................         109        62,964,201                5.64
$600,001 - $650,000 ...........................          98        61,713,032                5.52
$650,001 - $700,000 ...........................          37        25,140,781                2.25
$700,001 - $750,000 ...........................          35        25,360,866                2.27
$750,001 - $800,000 ...........................          22        17,165,559                1.54
$800,001 - $850,000 ...........................          13        10,706,494                0.96
$850,001 - $900,000 ...........................          22        19,513,586                1.75
$900,001 - $950,000 ...........................          13        12,048,521                1.08
$950,001 - $1,000,000 .........................          19        18,764,358                1.68
$1,000,001 or more ............................          71       102,833,956                9.21
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

     The average original principal balance of the Loans was approximately $351,055.

                             LOANS IN THE AGGREGATE

                               LOAN INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
         RANGE OF LOAN INTEREST RATES               LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
<= 2.000% .....................................       2,573   $   897,550,853               80.34%
2.001% - 2.125% ...............................           5         2,459,442                0.22
2.126% - 2.250% ...............................          16         8,860,886                0.79
2.251% - 2.375% ...............................         112        29,318,372                2.62
2.376% - 2.500% ...............................           4         2,718,486                0.24
2.626% - 2.750% ...............................          11         5,048,910                0.45
2.751% - 2.875% ...............................           1           262,952                0.02
3.001% - 3.125% ...............................           1           132,000                0.01
3.626% - 3.750% ...............................           6         1,470,374                0.13
3.751% - 3.875% ...............................          43        11,067,849                0.99
4.126% - 4.250% ...............................           2           669,642                0.06
4.376% - 4.500% ...............................           5         1,726,922                0.15
4.626% - 4.750% ...............................           2           556,642                0.05
4.751% - 4.875% ...............................           9         2,655,396                0.24
4.876% - 5.000% ...............................          52        25,477,177                2.28
5.126% - 5.250% ...............................           3         3,306,339                0.30
5.251% - 5.375% ...............................          18         5,317,243                0.48
5.376% - 5.500% ...............................           3           956,935                0.09
5.501% - 5.625% ...............................           2         3,790,337                0.34
5.751% - 5.875% ...............................           4           921,284                0.08
5.876% - 6.000% ...............................          20         5,612,468                0.50
6.001% - 6.125% ...............................          12         4,973,706                0.45
6.126% - 6.250% ...............................          35        16,506,194                1.48
6.251% - 6.375% ...............................          26        11,808,534                1.06
6.376% - 6.500% ...............................          20         8,390,836                0.75
6.501% - 6.625% ...............................          27         8,891,593                0.80
6.626% - 6.750% ...............................          24         6,613,335                0.59
6.751% - 6.875% ...............................           9         2,854,639                0.26
6.876% - 7.000% ...............................          37        11,887,319                1.06
7.001% - 7.125% ...............................          31        11,085,778                0.99
7.126% - 7.250% ...............................          26         8,687,698                0.78
7.251% - 7.375% ...............................          21         7,241,952                0.65
7.376% - 7.500% ...............................          16         5,294,592                0.47
7.626% - 7.750% ...............................           3           919,623                0.08
7.751% - 7.875% ...............................           4           850,653                0.08
7.876% - 8.000% ...............................           1           272,286                0.02
8.001% - 8.125% ...............................           1           147,096                0.01
8.126% - 8.250% ...............................           2           835,246                0.07
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average interest rate of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 2.038% per annum.

                            INTEREST CALCULATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
          INTEREST CALCULATION TYPE                 LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Interest Only .................................          42   $    14,422,213                1.29%
Negative Amoritization ........................       3,145     1,102,719,378               98.71
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                                      INDEX

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
                     INDEX                          LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
COFI ..........................................          82   $    27,044,417                2.42%
MTA ...........................................       3,105     1,090,097,174               97.58
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                             LOANS IN THE AGGREGATE

                                  GROSS MARGINS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
            RANGE OF GROSS MARGINS                  LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2.001% - 2.125% ...............................           5   $     2,574,844                0.23%
2.126% - 2.250% ...............................           7         2,493,685                0.22
2.251% - 2.375% ...............................          52        24,818,774                2.22
2.376% - 2.500% ...............................         176        70,086,171                6.27
2.501% - 2.625% ...............................         245        88,420,406                7.91
2.626% - 2.750% ...............................         467       200,012,074               17.90
2.751% - 2.875% ...............................         346       133,456,324               11.95
2.876% - 3.000% ...............................         314       109,586,343                9.81
3.001% - 3.125% ...............................         180        62,738,922                5.62
3.126% - 3.250% ...............................         268        72,295,333                6.47
3.251% - 3.375% ...............................         105        34,178,929                3.06
3.376% - 3.500% ...............................         394       113,032,373               10.12
3.501% - 3.625% ...............................         267        90,430,990                8.09
3.626% - 3.750% ...............................         123        45,237,340                4.05
3.751% - 3.875% ...............................          96        27,614,392                2.47
3.876% - 4.000% ...............................          54        13,775,560                1.23
4.001% - 4.125% ...............................          23         6,451,263                0.58
4.126% - 4.250% ...............................          22         7,359,178                0.66
4.251% - 4.375% ...............................           4         1,210,418                0.11
4.376% - 4.500% ...............................           8         2,403,288                0.22
4.501% - 4.625% ...............................          16         3,737,681                0.33
4.626% - 4.750% ...............................          13         4,329,113                0.39
4.751% - 4.875% ...............................           1           403,372                0.04
4.876% - 5.000% ...............................           1           494,818                0.04
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average gross margin of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 3.048% per annum.

                                INITIAL RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
               INITIAL RATE CAP                     LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................       3,187   $ 1,117,141,591              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                          SUBSEQUENT PERIODIC RATE CAP

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
         SUBSEQUENT PERIODIC RATE CAP               LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................       3,187   $ 1,117,141,591              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                             MAXIMUM INTEREST RATES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
        RANGE OF MAXIMUM INTEREST RATES             LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
8.376% - 8.500% ...............................           1   $       163,661                0.01%
9.876% - 10.000% ..............................       2,363       901,226,641               80.67
10.251% - 10.375% .............................         731       191,857,203               17.17
10.501% - 10.625% .............................          92        23,894,087                2.14
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average maximum interest rate of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 10.031% per annum.

                             LOANS IN THE AGGREGATE

                            RATE ADJUSTMENT FREQUENCY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
      RATE ADJUSTMENT FREQUENCY (MONTHS)            LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
1 .............................................       3,187   $ 1,117,141,591              100.00%
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                            NEXT RATE ADJUSTMENT DATE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
           NEXT RATE ADJUSTMENT DATE                LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
2006-04-01 ....................................       3,004   $ 1,027,222,022               91.95%
2006-05-01 ....................................          74        40,586,138                3.63
2006-06-01 ....................................          22         7,715,267                0.69
2006-07-01 ....................................           1           254,614                0.02
2006-08-01 ....................................           5         1,595,156                0.14
2007-01-01 ....................................           2           741,003                0.07
2007-02-01 ....................................          54        25,831,941                2.31
2007-03-01 ....................................          25        13,195,450                1.18
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                          ORIGINAL LOAN-TO-VALUE RATIOS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
    RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS          LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
50.00% or less ................................         126   $    39,924,563                3.57%
50.01% - 55.00% ...............................          69        23,529,025                2.11
55.01% - 60.00% ...............................          95        37,202,659                3.33
60.01% - 65.00% ...............................         152        58,568,671                5.24
65.01% - 70.00% ...............................         266       122,684,577               10.98
70.01% - 75.00% ...............................         610       218,733,282               19.58
75.01% - 80.00% ...............................       1,420       481,699,811               43.12
80.01% - 85.00% ...............................          42        13,207,829                1.18
85.01% - 90.00% ...............................         297        92,778,619                8.31
90.01% - 95.00% ...............................          54        13,828,323                1.24
95.01% - 100.00% ..............................          56        14,984,232                1.34
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average original LTV Ratio of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 75.12% per annum.

                                 PROPERTY TYPES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
                PROPERTY TYPES                      LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Single Family .................................       1,927   $   694,356,862               62.15%
Planned Unit Development ......................         643       241,447,717               21.61
Condominium ...................................         461       126,635,510               11.34
Two- to Four-Family ...........................         153        53,673,375                4.80
Coop ..........................................           3         1,028,126                0.09
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                                  LOAN PURPOSE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
                 LOAN PURPOSE                       LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Cash Out Refinance ............................       1,840   $   654,122,073               58.55%
Purchase ......................................         849       290,405,440               26.00
Rate/Term Refinance ...........................         498       172,614,079               15.45
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                             LOANS IN THE AGGREGATE

                                OCCUPANCY STATUS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
               OCCUPANCY STATUS                     LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Primary .......................................       2,266   $   868,094,991               77.71%
Investor ......................................         731       191,321,207               17.13
Secondary .....................................         190        57,725,393                5.17
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                           REMAINING TERMS TO MATURITY

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
 RANGE OF REMAINING TERM TO MATURITY (MONTHS)       LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
341 - 345 .....................................           1   $       453,880                0.04%
351 - 355 .....................................          32        10,823,481                0.97
356 - 360 .....................................       1,828       603,922,071               54.06
361 >= ........................................       1,326       501,942,160               44.93
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average remaining term to maturity of the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 413 months.

                                LOAN AGE (MONTHS)

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
               LOAN AGE (MONTHS)                    LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
0 .............................................         781   $   234,772,765               21.02%
1 .............................................       2,090       767,129,351               68.67
2 .............................................         265        97,877,632                8.76
3 .............................................           7         2,527,777                0.23
4 .............................................          10         3,197,357                0.29
5 .............................................          16         5,391,296                0.48
6 .............................................          14         4,583,880                0.41
7 .............................................           1           593,493                0.05
8 .............................................           2           614,161                0.05
18 ............................................           1           453,880                0.04
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the weighted average loan age of the Loans was approximately one month.

                             LOANS IN THE AGGREGATE

                        GEOGRAPHIC DISTRIBUTION OF LOANS

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
            GEOGRAPHIC DISTRIBUTION                 LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
California ....................................       1,012   $   447,927,260               40.10%
Florida .......................................         645       183,527,310               16.43
Illinois ......................................         188        69,442,156                6.22
Virginia ......................................         159        55,501,833                4.97
Maryland ......................................         136        43,725,895                3.91
Arizona .......................................         118        35,095,512                3.14
New York ......................................          53        32,498,434                2.91
Nevada ........................................         107        30,707,789                2.75
Michigan ......................................          70        23,752,896                2.13
New Jersey ....................................          60        21,069,996                1.89
Massachusetts .................................          57        19,535,775                1.75
Colorado ......................................          51        17,434,497                1.56
Washington ....................................          61        17,100,568                1.53
North Carolina ................................          57        14,857,501                1.33
Oregon ........................................          38        10,594,928                0.95
Georgia .......................................          28         9,784,816                0.88
South Carolina ................................          34         9,577,727                0.86
Connecticut ...................................          22         8,088,059                0.72
Rhode Island ..................................          18         7,959,835                0.71
Hawaii ........................................          15         7,221,786                0.65
Pennsylvania ..................................          30         7,040,836                0.63
Ohio ..........................................          41         6,214,369                0.56
Utah ..........................................          23         5,679,704                0.51
Minnesota .....................................          19         4,987,711                0.45
Missouri ......................................          23         3,917,947                0.35
Indiana .......................................           6         3,837,866                0.34
Idaho .........................................          15         3,224,882                0.29
Texas .........................................          17         2,648,773                0.24
Kentucky ......................................          29         2,621,262                0.23
District Of Columbia ..........................           7         2,126,525                0.19
Alabama .......................................           9         1,993,225                0.18
Delaware ......................................           8         1,667,083                0.15
Wisconsin .....................................           8         1,326,989                0.12
New Mexico ....................................           6         1,056,112                0.09
Tennessee .....................................           4           794,003                0.07
Mississippi ...................................           2           778,494                0.07
Louisiana .....................................           3           523,303                0.05
Nebraska ......................................           3           481,806                0.04
Montana .......................................           1           300,000                0.03
New Hampshire .................................           1           276,666                0.02
Oklahoma ......................................           3           239,461                0.02
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

     No more than approximately 0.66% of the Loans, by Cut-Off Date Pool Balance of the Loans, will be secured by properties located in any one zip code.

                               DOCUMENTATION TYPE

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
              DOCUMENTATION TYPE                    LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Reduced .......................................       1,981   $   765,114,829               68.49%
Full ..........................................         778       209,392,198               18.74
Stated Doc ....................................         394       127,472,423               11.41
No Doc ........................................          30        13,749,920                1.23
Limited .......................................           3         1,283,604                0.11
No Ratio ......................................           1           128,616                0.01
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                             LOANS IN THE AGGREGATE

                                  CREDIT SCORES

                                                                 AGGREGATE      % OF CUT-OFF DATE
                                                  NUMBER OF      PRINCIPAL         POOL BALANCE
            RANGE OF CREDIT SCORES                  LOANS         BALANCE          OF THE LOANS
-----------------------------------------------   ---------   ---------------   -----------------
Not Available .................................           2   $       615,810                0.06%
551 - 600 .....................................           1           110,651                0.01
601 - 650 .....................................         299        98,940,907                8.86
651 - 700 .....................................       1,036       370,012,307               33.12
701 - 750 .....................................       1,000       354,882,583               31.77
751 - 800 .....................................         770       267,825,362               23.97
801 - 850 .....................................          79        24,753,971                2.22
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

     As of the Cut-Off Date, the non zero weighted average Credit Score of the borrowers with a Credit Score for the Loans, by Cut-Off Date Pool Balance of the Loans, was approximately 715.

                          PAYMENT ADJUSTMENT FREQUENCY

                                                                                % OF CUT-OFF DATE
                                                                 AGGREGATE         POOL BALANCE
                                                  NUMBER OF      PRINCIPAL         OF THE LOANS
     PAYMENT ADJUSTMENT FREQUENCY (MONTHS)          LOANS         BALANCE       IN THE AGGREGATE
-----------------------------------------------   ---------   ---------------   -----------------
1 .............................................          42   $    14,422,213                1.29%
12 ............................................       3,145     1,102,719,378               98.71
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                                  RECAST PERIOD

                                                                                % OF CUT-OFF DATE
                                                                 AGGREGATE         POOL BALANCE
                                                  NUMBER OF      PRINCIPAL         OF THE LOANS
             RECAST PERIOD (MONTHS)                 LOANS         BALANCE       IN THE AGGREGATE
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................          42   $    14,422,213                1.29%
60 ............................................       3,145     1,102,719,378               98.71
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                          MAXIMUM NEGATIVE AMORTIZATION

                                                                                % OF CUT-OFF DATE
                                                                 AGGREGATE         POOL BALANCE
                                                  NUMBER OF      PRINCIPAL         OF THE LOANS
         MAXIMUM NEGATIVE AMORTIZATION              LOANS         BALANCE       IN THE AGGREGATE
-----------------------------------------------   ---------   ---------------   -----------------
None ..........................................          42   $    14,422,213                1.29%
110.00 ........................................         730       253,691,526               22.71
115.00 ........................................          81        26,624,631                2.38
125.00 ........................................       2,334       822,403,220               73.62
                                                  ---------   ---------------   -----------------
TOTAL: ........................................       3,187   $ 1,117,141,591              100.00%
                                                  =========   ===============   =================

                    (THIS PAGE WAS INTENTIONALLY LEFT BLANK)

                                    ANNEX III

                                 NOTIONAL          CAP                CAP
DISTRIBUTION DATE               AMOUNT ($)    STRIKE RATE (%)   CEILING RATE (%)
-------------------------    --------------   ---------------   ----------------
March 25, 2009...........      3,359,289.16         6.94               7.71
April 25, 2009...........      3,288,449.31         6.94               7.71
May 25, 2009.............      3,218,790.36         6.94               7.69
June 25, 2009............      3,150,539.44         6.94               7.68
July 25, 2009............      3,083,764.87         6.94               7.67
August 25, 2009..........      3,018,434.11         6.94               7.65
September 25, 2009.......      2,954,515.46         6.94               7.63
October 25, 2009.........      2,891,977.76         6.94               7.61
November 25, 2009........      2,830,785.51         6.94               7.57
December 25, 2009........      2,753,367.97         6.94               7.53
January 25, 2010.........      2,695,151.11         6.94               7.48
February 25, 2010........      2,638,083.05         6.94               7.43
March 25, 2010...........      2,581,310.48         6.94               7.38
April 25, 2010...........      2,525,560.79         6.94               7.32
May 25, 2010.............      2,469,179.52         6.94               7.26
June 25, 2010............      2,412,591.70         6.94               7.19
July 25, 2010............      2,357,012.06         6.94               7.11
August 25, 2010..........      2,302,705.37         6.94               7.03
September 25, 2010.......      3,146,675.92         6.94               6.94
October 25, 2010.........      1,398,661.93         6.94               6.94
November 25, 2010........      1,365,404.85         6.94               6.94
December 25, 2010........      1,332,739.46         6.94               6.94
January 25, 2011.........      1,300,826.97         6.94               6.94
February 25, 2011........      1,269,606.27         6.94               6.94
March 25, 2011...........      1,238,820.49         6.94               6.94
April 25, 2011...........      1,208,776.38         6.94               6.94
May 25, 2011.............      1,179,342.76         6.94               6.94
June 25, 2011............      1,150,473.98         6.94               6.94
July 25, 2011............      1,122,304.25         6.94               6.94
August 25, 2011..........      1,094,750.95         6.94               6.94
September 25, 2011.......      1,067,867.32         6.94               6.94
October 25, 2011.........      1,041,637.17         6.94               6.94
November 25, 2011........      1,016,044.78         6.94               6.94
December 25, 2011........      1,982,149.46         6.91               7.30
January 25, 2012.........      1,933,346.62         6.91               7.38
February 25, 2012........      1,885,732.30         6.91               7.45
March 25, 2012...........      1,839,254.36         6.91               7.52
April 25, 2012...........      1,793,902.34         6.91               7.60
May 25, 2012.............      1,749,646.11         6.91               7.71
June 25, 2012............      1,706,468.25         6.91               7.82
July 25, 2012............      1,664,343.59         6.91               7.94
August 25, 2012..........      1,623,246.62         6.91               8.04
September 25, 2012.......      1,583,152.51         6.91               8.14
October 25, 2012.........      1,544,036.99         6.91               8.23
November 25, 2012........      1,505,876.33         6.91               8.31
December 25, 2012........      1,468,647.46         6.91               8.41
January 25, 2013.........      1,432,327.76         6.91               8.50
February 25, 2013........      1,396,895.31         6.91               8.56
March 25, 2013...........      1,362,328.53         6.91               8.62
April 25, 2013...........      1,328,606.49         6.91               8.69
May 25, 2013.............      1,295,705.72         6.91               8.74
June 25, 2013............      1,263,608.61         6.91               8.79
July 25, 2013............      1,232,296.47         6.91               8.83
August 25, 2013..........      1,201,750.27         6.91               8.85

                                      III-1

                                 NOTIONAL          CAP                CAP
DISTRIBUTION DATE               AMOUNT ($)    STRIKE RATE (%)   CEILING RATE (%)
-------------------------    --------------   ---------------   ----------------
September 25, 2013.......      1,171,951.40         6.91               8.88
October 25, 2013.........      1,142,881.81         6.91               8.90
November 25, 2013........      1,114,523.76         6.91               8.89
December 25, 2013........      1,086,860.04         6.91               8.90
January 25, 2014.........      1,059,873.76         6.91               8.90
February 25, 2014........      1,033,548.49         6.91               8.88
March 25, 2014...........      1,007,868.23         6.91               8.86
April 25, 2014...........        982,817.28         6.91               8.84
May 25, 2014.............        958,377.95         6.91               8.81
June 25, 2014............        934,537.25         6.91               8.77
July 25, 2014............        911,281.30         6.91               8.72
August 25, 2014..........        888,595.83         6.91               8.68
September 25, 2014.......        866,467.05         6.91               8.63
October 25, 2014.........        422,436.95         4.05               4.85
November 25, 2014........        411,905.48         4.05               4.85
December 25, 2014........        401,632.71         4.05               4.85
January 25, 2015.........        391,612.32         4.05               4.85
February 25, 2015........        381,838.19         4.05               4.85
March 25, 2015...........        372,304.31         4.05               4.85
April 25, 2015...........        363,004.85         4.05               4.85
May 25, 2015.............        353,933.85         4.05               4.85
June 25, 2015............        345,089.53         4.05               4.85
July 25, 2015............        336,466.21         4.05               4.85
August 25, 2015..........        328,058.38         4.05               4.85
September 25, 2015.......        319,860.65         4.05               4.85
October 25, 2015.........        311,867.77         4.05               4.85
November 25, 2015........        304,074.62         4.05               4.85
December 25, 2015........        296,476.21         4.05               4.85
January 25, 2016.........        289,067.67         4.05               4.85
February 25, 2016........        281,844.26         4.05               4.85
March 25, 2016...........        274,801.36         4.05               4.85
April 25, 2016...........        267,934.45         4.05               4.85
May 25, 2016.............        261,239.13         4.05               4.85

                                      III-2

PROSPECTUS
APRIL 18, 2006

                MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.
                                    Depositor

                            ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (Issuable in Series)

     ISSUING ENTITIES:

          o Issuing entities will be established to issue from time to time asset-backed pass-through certificates or asset-backed notes in one or more classes, which will be offered through this prospectus and a separate prospectus supplement for each series.

          o The issuing entities will be established to hold assets transferred to it by Mortgage Asset Securitization Transactions, Inc.

          o The assets of the issuing entities, as specified in the related prospectus supplement, will consist primarily of:

                    o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them;

                    o mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates; or

                    o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

     SECURITIES:

          o The certificates of a series will evidence beneficial ownership interests in the related issuing entity.

          o The notes of a series will evidence indebtedness of the related issuing entity.

          o The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

          o The securities will not represent obligations of Mortgage Asset Securitization Transactions, Inc. or any of its affiliates. No governmental agency will insure the securities or the collateral securing the securities.

          o No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     You are encouraged to consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               UBS Investment Bank

     We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may, from time to time, act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                                   ----------

     This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Summary of Terms..................................................................................................1
     Relevant Parties.............................................................................................1
     Securities...................................................................................................1
     Assets.......................................................................................................2
Risk Factors......................................................................................................8
     Securities May Not Be Appropriate for Individual Investors...................................................8
     Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities.....................8
     Assets of Trust Fund Are Limited.............................................................................8
     Credit Enhancement Is Limited in Amount and Coverage.........................................................9
     Yield Is Sensitive to Rate of Principal Prepayment...........................................................9
     Borrower May Be Unable to Make Balloon Payment...............................................................9
     Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively Higher Losses...............10
     High Loan-to-Value Ratios Increase Risk of Loss.............................................................10
     High Balance Loans Increase Risk of Loss....................................................................10
     Interest Only Loans Have a Greater Risk Upon Default........................................................10
     Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans........................11
     Geographic Concentration Could Increase Losses on any Loans in a Trust Fund.................................11
     The Rate of Default on Loans that are Secured by Investor Properties May be Higher than on Other
         Loans...................................................................................................11
     Changes to the Weighted Average Net Mortgage Rate on any Loans in a Trust Fund May Reduce the Yield
         with Respect to the Securities..........................................................................11
     Nature of Mortgages Could Adversely Affect Value of Properties..............................................12
     Inadequacy of Value of Properties Could Affect Severity of Losses...........................................13
     Bankruptcy of Borrowers May Adversely Affect Distributions on the Securities................................13
     Violations of Environmental Laws May Reduce Recoveries on Properties........................................13
     A Transfer of Servicing May Result In Increased Losses and Delinquencies on any Loans in a Trust
         Fund....................................................................................................14
     The Recording of the Mortgages in the Name of MERS May Affect the Yield on the Securities...................14
     Violations of Federal Laws May Adversely Affect Ability to Collect on Loans.................................14
     The Transferor May Not Be Able to Repurchase or Replace Defective Assets....................................15
     Rating of the Securities Are Limited and May be Withdrawn or Lowered........................................15
     Creditworthiness of Credit Enhancement Providers May Impact the Ratings on the Securities...................16
     Adverse Conditions in the Residential Real Estate Markets May Result in a Decline in Property Values........16
     The Securities Are Obligations of the Trust Fund Only.......................................................16
     Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment..............................16
     Unsecured Home Improvement Contracts May Experience Relatively Higher Losses................................17
     Changes in the Market Value of Properties May Adversely Affect Payments on the Securities...................17
     Risks Related to the Residual Certificates..................................................................17
     The Return on Your Securities Could Be Reduced Due to the Application of the Servicemembers Civil
         Relief Act..............................................................................................18
     Failure of Master Servicer or Servicers to Perform Their Obligations May Adversely Affect
         Distributions on the Securities.........................................................................18
Defined Terms....................................................................................................18
The Trust Funds..................................................................................................18
     Residential Loans...........................................................................................18
     Mortgage Securities.........................................................................................19
     Agency Securities...........................................................................................23
     Stripped Agency Securities..................................................................................26
     Derivative Instruments......................................................................................27
     Additional Information Concerning the Trust Funds...........................................................27
Use of Proceeds..................................................................................................28
Yield Considerations.............................................................................................29
Maturity and Prepayment Considerations...........................................................................30
The Sponsor......................................................................................................32
     General.....................................................................................................32
     Securitization Program......................................................................................32
The Depositor....................................................................................................32
Residential Loans................................................................................................33
     Underwriting Standards......................................................................................33
     FICO Scores.................................................................................................33
     Representations by Unaffiliated Sellers; Repurchases........................................................33
     Sub-Servicing...............................................................................................34
Description of the Securities....................................................................................34
     General.....................................................................................................34
     Assignment of Assets of the Trust Fund......................................................................35
     Deposits to the Trust Account...............................................................................37
     Pre-Funding Account.........................................................................................38
     Payments on Residential Loans...............................................................................38
     Payments on Agency Securities...............................................................................39
     Distributions...............................................................................................39
     Principal and Interest on the Securities....................................................................40
     Available Distribution Amount...............................................................................41
     Subordination...............................................................................................41
     Advances....................................................................................................43
     Modifications...............................................................................................43

                                                                                                               PAGE
                                                                                                               ----
     Statements to Holders of Securities.........................................................................43
     Book-Entry Registration of Securities.......................................................................45
     Collection and Other Servicing Procedures...................................................................48
     Realization on Defaulted Residential Loans..................................................................49
     Retained Interest, Administration Compensation and Payment of Expenses......................................50
     Evidence as to Compliance...................................................................................50
     Certain Matters Regarding the Master Servicer, the Depositor and the Trustee................................51
     Deficiency Events...........................................................................................53
     Events of Default...........................................................................................54
     Amendment...................................................................................................57
     Termination.................................................................................................57
     Voting Rights...............................................................................................58
Description of Primary Insurance Coverage........................................................................58
     Primary Credit Insurance Policies...........................................................................58
     FHA Insurance and VA Guarantees.............................................................................58
     Primary Hazard Insurance Policies...........................................................................60
Description of Credit Support....................................................................................61
     Pool Insurance Policies.....................................................................................62
     Special Hazard Insurance Policies...........................................................................63
     Bankruptcy Bonds............................................................................................65
     Reserve Funds...............................................................................................65
     Cross-Support Provisions....................................................................................65
     Letter of Credit............................................................................................66
     Insurance Policies and Surety Bonds.........................................................................66
     Excess Spread...............................................................................................66
     Overcollateralization.......................................................................................66
     Derivatives.................................................................................................66
Certain Legal Aspects of Residential Loans.......................................................................67
     General.....................................................................................................67
     Mortgage Loans..............................................................................................68
     Cooperative Loans...........................................................................................68
     Tax Aspects of Cooperative Ownership........................................................................69
     Manufactured Housing Contracts Other Than Land Contracts....................................................69
     Foreclosure on Mortgages....................................................................................70
     Foreclosure on Cooperative Shares...........................................................................72
     Repossession with respect to Manufactured Housing Contracts that are not Land Contracts.....................73
     Rights of Redemption with respect to Residential Properties.................................................74
     Notice of Sale; Redemption Rights with respect to Manufactured Homes........................................74
     Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders...............................74
     Junior Mortgages............................................................................................76
     Consumer Protection Laws....................................................................................76
     "High Cost" Loans and Predatory Lending Laws................................................................78
     Enforceability of Certain Provisions........................................................................78
     Prepayment Charges and Prepayments..........................................................................79
     Subordinate Financing.......................................................................................79
     Applicability of Usury Laws.................................................................................80
     Alternative Mortgage Instruments............................................................................80
     Environmental Legislation...................................................................................80
     Servicemembers Civil Relief Act and the California Military and Veterans Code...............................81
     Forfeiture for Drug, RICO and Money Laundering Violations...................................................82
Exchangeable Securities..........................................................................................82
     General.....................................................................................................82
     Exchanges...................................................................................................82
     Procedures..................................................................................................83
Federal Income Tax Consequences..................................................................................84
     General.....................................................................................................84
     REMICs......................................................................................................84
     Tax Treatment of Exchangeable Securities...................................................................103
     Grantor Trust Funds........................................................................................105
     Partnership Trust Funds....................................................................................111
     Reportable Transactions....................................................................................115
State and Other Tax Consequences................................................................................115
ERISA Considerations............................................................................................115
Legal Investment................................................................................................120
Plan of Distribution............................................................................................122
Reports to Securityholders......................................................................................123
Incorporation of Certain Information by Reference...............................................................123
Legal Matters...................................................................................................124
Financial Information...........................................................................................124
Static Pool Information.........................................................................................124
Additional Information..........................................................................................124
Rating..........................................................................................................125
Glossary of Terms...............................................................................................126

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

     Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

     (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

     (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

     IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                                   ----------

     If you require additional information, the mailing address of our principal executive offices is Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, NY 10019 and the telephone number is (212) 713-2000.

                    (THIS PAGE WAS INTENTIONALLY LEFT BLANK)

                                SUMMARY OF TERMS

     This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement, indenture or trust agreement carefully to understand all of the terms of a series of securities.

RELEVANT PARTIES

     Depositor..........................    Mortgage Asset Securitization Transactions, Inc., the depositor, is a corporation organized under the laws of the State of Delaware.  The depositor is a wholly owned limited purpose finance subsidiary of UBS
                                            Americas Inc.

     Master Servicer....................    The entity or entities named as master servicer in the related prospectus supplement.

     Trustees...........................    The trustee or indenture trustee named as trustee in the related prospectus supplement.  The owner trustee named as owner trustee in the related prospectus supplement.

     Issuing Entity.....................    The depositor or an owner trust established for the purpose of issuing the series of notes will issue each series of notes through a separate issuing entity.  The depositor and the owner trustee will enter into a separate trust agreement to form each owner trust.

SECURITIES

     Description of Securities..........    The depositor will offer asset-backed pass-through certificates or asset-backed notes from time to time.  The depositor will offer these securities in one or more series.  Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund.  The trust fund will consist of a segregated pool of residential loans, mortgage securities or agency securities, or beneficial interests in them, and certain other assets described below.

                                            A series of securities may include one or more classes of securities that may be entitled to, among other things:

                                            o    principal distributions, with disproportionate, nominal or no interest distributions;

                                            o    interest distributions, with disproportionate, nominal or no principal distributions;

                                            o    distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                                            o    subordinated distributions of scheduled payments of principal, prepayments of principal, interest or any combination of these payments;

                                            o    distributions only after the occurrence of events specified in the related prospectus supplement;

                                            o    distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                                            o    interest at a fixed rate or a rate that is subject to change from time to time; and

                                            o    distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                                            The related prospectus supplement will specify these entitlements.

                                            The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both.

                                            The related prospectus supplement will specify if each class of securities

                                            o    has a stated principal amount; and

                                            o    is entitled to distributions of interest on the security
                                                 principal balance based on a specified security interest rate.

     Interest...........................    Interest on each class of securities for a series:

                                            o    will accrue at the applicable security interest rate on its outstanding security principal balance;

                                            o    will be distributed to holders of the securities as provided in the related prospectus supplement on the related distribution date; and

                                            o    may be reduced to the extent of certain delinquencies or other contingencies described in the related prospectus supplement.

                                            Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of the related securities prior to the time when accrued interest becomes payable.

                                            Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                                            See "Yield Considerations," "Maturity and Prepayment Considerations"
                                            and "Description of the Securities" in this prospectus.

     Principal..........................    The security principal balance of a security represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund.  The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                                            Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                                            If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The
                                            Trust Funds," "Maturity and Prepayment Considerations" and
                                            "Description of the Securities" in this prospectus.

ASSETS

     The Trust Funds....................    Each trust fund will consist of:

                                            o    a segregated pool of residential loans, agency securities and/or mortgage securities; and

                                            o    certain other assets as described in this prospectus and in the related prospectus supplement.

                                            The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers or from sellers affiliated with the depositor. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the Securities" in this prospectus.

     A. Residential Loans...............    The residential loans will consist of any combination of:

                                            o    mortgage loans secured by first or junior liens on one- to four-family residential properties;

                                            o    mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                                            o    home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                                            o    a manufactured home, which may have a subordinate lien on the related mortgaged property, as described in the related
                                                 prospectus supplement;

                                            o    one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or other purposes;

                                            o    cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement, give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                                            o    manufactured housing conditional sales contracts and installment loan agreements which may be secured by either liens on:

                                                 o    new or used manufactured homes; or

                                                 o    the real property and any improvements on it which may
                                                      include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

                                                 o    in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

                                            The mortgaged properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the
                                            Commonwealth of Puerto Rico or the territories of Guam or the United
                                            States Virgin Islands.

                                            Each trust fund may contain any combination of the following types of residential loans:

                                            o    fully amortizing loans with

                                                 o    a fixed rate of interest and

                                                 o    level monthly payments to maturity;

                                            o    fully amortizing loans with

                                                 o    a fixed interest rate providing for level monthly payments,
                                                      or

                                                 o    payments of interest that increase annually at a
                                                      predetermined rate until the loan is repaid or for a
                                                      specified number of years, after which level monthly
                                                      payments resume;

                                            o    fully amortizing loans

                                                 o    with a fixed interest rate providing for monthly payments
                                                      during the early years of the term that are calculated on
                                                      the basis of an interest rate below the interest rate,

                                                 o    followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the
                                                      monthly payments payable in the previous year until the loan is repaid or for a specified number of years,

                                                 o    followed by level monthly payments;

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                                            o    fixed interest rate loans providing for

                                                 o    level payments of principal and interest on the basis of an assumed amortization schedule and

                                                 o    a balloon payment of principal at the end of a specified
                                                      term;

                                            o    fully amortizing loans with

                                                 o    an interest rate adjusted periodically, and

                                                 o    corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin
                                                      and an index as described in the related prospectus
                                                      supplement.

                                                      These loans may provide for an election, at the borrower's option during a specified period after origination of the
                                                      loan, to convert the adjustable interest rate to a fixed
                                                      interest rate, as described in the related prospectus
                                                      supplement;

                                            o    fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

                                            o    adjustable interest rate loans providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                                            o    other types of residential loans as may be described in the related prospectus supplement.

                                            The related prospectus supplement may specify that the residential loans are covered by:

                                            o    primary mortgage insurance policies;

                                            o    insurance issued by the Federal Housing Administration; or

                                            o    partial guarantees of the Veterans Administration.

                                            See "Description of Primary Insurance Coverage" in this prospectus.

     B. Agency Securities...............    The agency securities may consist of any combination of:

                                            o    "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association;

                                            o    guaranteed mortgage pass-through securities issued by the
                                                 Federal National Mortgage Association; and

                                            o    mortgage participation certificates issued by the
                                                 Federal Home Loan Mortgage Corporation.

     C. Mortgage Securities.............    A trust fund may include previously issued:

                                            o    asset-backed certificates;

                                            o    collateralized mortgage obligations; or

                                            o    participation certificates evidencing interests in, or
                                                 collateralized by, residential loans or agency securities.
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     D. Trust Account...................    Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities.  To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund.  A trust account may be maintained as an interest bearing or a non-interest bearing account.
                                            Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations.  Investments earned on amounts held in the trust account may be for the benefit of persons other than the related security holders.  See "Description of the
                                            Securities--Deposits to the Trust Account" in this prospectus.

     E. Credit Support..................    One or more classes of securities within any series may be covered by any combination of:

                                            o    a surety bond;

                                            o    a guarantee;

                                            o    a letter of credit;

                                            o    an insurance policy;

                                            o    a bankruptcy bond;

                                            o    a reserve fund;

                                            o    a cash account;

                                            o    reinvestment income;

                                            o    overcollateralization;

                                            o    subordination of one or more classes of securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement; or

                                            o    cross-support between securities backed by different asset groups within the same trust fund.

                                            The related prospectus supplement will specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust fund. See
                                            "Description of Credit Support" and "Description of the
                                            Securities--Subordination" in this prospectus.

PRE-FUNDING ACCOUNT.....................    The related prospectus supplement may specify that funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

SERVICING AND ADVANCES..................    The master servicer, directly or through sub-servicers:

                                            o    will service and administer the residential loans included in a trust fund; and

                                            o    if and to the extent the related prospectus supplement so
                                                 provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

                                            Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a
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                                        5
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                                            cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities--Advances" in this prospectus.

OPTIONAL TERMINATION....................    The related prospectus supplement may specify that the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement.  See "Description of the Securities--
                                            Termination" in this prospectus and the related section in the related prospectus supplement.

TAX STATUS..............................    The treatment of the securities for federal income tax purposes will depend on:

                                            o    whether a REMIC election is made with respect to a series of securities; and

                                            o    if a REMIC election is made, whether the certificates are
                                                 "regular" interest securities or "residual" interest securities.

                                            Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are encouraged to consult your tax advisors.

                                            See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA CONSIDERATIONS....................    If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income
                                            Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise
                                            impermissible under ERISA or the Internal Revenue Code.

                                            See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

LEGAL INVESTMENT........................    The applicable prospectus supplement will specify whether the securities offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
                                            amended.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities.  You are encouraged to consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                                            See "Legal Investment" in this prospectus and in the related prospectus supplement.

USE OF PROCEEDS.........................    The depositor will use the net proceeds from the sale of each series for one or more of the following purposes:

                                            o    to purchase the related assets of the trust fund;

                                            o    to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                                            o    to establish any reserve funds described in the related
                                                 prospectus supplement; and

                                            o    to pay costs of structuring, guaranteeing and issuing the
                                                 securities.

                                            See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

RATINGS.................................    Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization.
                                            The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.
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                                            o    A security rating is not a recommendation to buy, sell or hold the securities of any series.

                                            o    A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                                            o    A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.
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                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the trust fund assets. Therefore, you should carefully consider the risk factors relating to the trust assets and the properties.

SECURITIES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

     The securities are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

     o The amounts you receive on your securities will depend primarily on the amount of the payments borrowers make on the related loans in the related trust fund. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your securities in amounts that are larger or smaller than you expect.

     o The life of your securities may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

     o The yield to maturity on your securities will depend primarily on the purchase price of your securities and the rate of principal payments on the related loans in the related trust fund.

     o Rapid prepayment rates on the loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your securities may be lower than the yield on your securities. Conversely, slow prepayment rates on the loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

     The securities are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in the related prospectus supplement and this prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider, among other things, the factors described below and under "Prepayment and Yield Considerations" in the related prospectus supplement and "Risk Factors" in the related prospectus supplement before purchasing the securities.

LIMITED LIQUIDITY OF SECURITIES MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR SECURITIES

     We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

ASSETS OF TRUST FUND ARE LIMITED

     The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

     o    payments with respect to the assets of the trust fund; and

     o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

     You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

     o    all payments due on the securities of your series;

     o adequate provision for future payments on certain classes of securities; and

     o    any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

     The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

     Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

     The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

     o the extent of prepayments of the residential loans and, in the case of agency securities or mortgage securities, the underlying loans, comprising the trust fund;

     o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

     o    the exercise of any right of optional termination; and

     o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

     Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     The rate of prepayments is influenced by a number of factors, including:

     o    prevailing mortgage market interest rates;

     o    local and national interest rates;

     o    homeowner mobility; and

     o    the ability of the borrower to obtain refinancing.

     Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities--Distributions" and "--Principal and Interest on the Securities" in this prospectus.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

     Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

     o    timely refinance the loan; or

     o    timely sell the related residential property.

     A number of factors will affect a borrower's ability to accomplish either of these goals, including:

     o the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related residential property;

     o    the financial condition of the borrower; and

     o    the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

     A mortgage loan made to a "non-conforming credit" means a residential loan that is:

     o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

     o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

     o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

     Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans--Underwriting Standards" in this prospectus.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

     Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80% or below. A trust fund may contain loans that have loan-to-value ratios at origination in excess of 80%. Even if the related loans have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

     The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property. Loan-to-value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the mortgaged property is located.

HIGH BALANCE LOANS INCREASE RISK OF LOSS

     If specified in the related prospectus supplement, a trust fund may include loans that have a principal balance in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust fund as a whole.

INTEREST ONLY LOANS HAVE A GREATER RISK UPON DEFAULT

     If specified in the prospectus supplement, the trust fund may include mortgage loans that do not provide for any payments of principal prior to a specified number of years after origination, as specified in the related loan documents. During this period, the payment made by the related mortgagor will be less than it would be if the principal of the loan was required to amortize. In addition, the loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, as specified in the related prospectus supplement, it is possible that no principal payments will be made on the securities with respect to these loans during their interest only period unless there is a principal prepayment.

     After the initial interest only period, the scheduled monthly payment on these loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these loans as a result of there being no principal amortization during the early years of these loans. Although the amount of principal included in each scheduled monthly payment for a traditional loan is relatively small during the first few years after the origination of a loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in the related prospectus supplement, will be allocated to the securities as described in the related prospectus supplement.

     The use of loans with an initial interest only period has recently increased in popularity in the mortgage marketplace, but historical performance data for interest only loans is limited as compared to performance data for loans that amortize from origination. The performance of interest only loans may be significantly different from loans that amortize from origination. In particular, there may be higher expectation by these mortgagors of refinancing their loans with a new loan, in particular, one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these loans.

ASSETS OF THE TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL LOANS

     The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential loans could increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

     The assets of the trust fund will not include any non-performing assets.

     See "The Trust Funds--Residential Loans" in this prospectus.

GEOGRAPHIC CONCENTRATION COULD INCREASE LOSSES ON ANY LOANS IN A TRUST FUND

     The yield to maturity on your securities may be affected by the geographic concentration of the mortgaged properties securing any related loans in a Trust Fund. Any concentration of the mortgaged properties securing any loans related to your securities in particular geographic regions might magnify the affect on the pool of loans of adverse economic conditions or of special hazards in these areas, such as earthquakes, hurricanes, windstorms, wildfires, hurricanes or tornadoes, and might increase the rate of delinquencies, defaults and losses on any such loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your securities more than would be the case if the mortgaged properties were more geographically diversified.

THE RATE OF DEFAULT ON LOANS THAT ARE SECURED BY INVESTOR PROPERTIES MAY BE HIGHER THAN ON OTHER LOANS

     If specified in the prospectus supplement, the related trust fund may include mortgage loans that are expected to be secured by investor properties. An investor property is a property which, at the time of origination, the borrower represented would not be used as the borrower's primary residence or second home. Because the borrower is not living on the property, the borrower may be more likely to default on the related loan than on a comparable loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources. Should this income not materialize, it is possible the borrower would not have sufficient resources to make payments on the related loan.

CHANGES TO THE WEIGHTED AVERAGE NET MORTGAGE RATE ON ANY LOANS IN A TRUST FUND MAY REDUCE THE YIELD WITH RESPECT TO THE SECURITIES

     As specified in the related prospectus supplement, the interest rate payable on your security may be limited by the interest paid or payable on the loans, net of certain fees and expenses of the trust fund and any payments owed on derivative instruments. The loans in a trust fund will have interest rates that are either fixed or adjustable based on an index, as described in the related prospectus supplement.

     Any adjustable rate loans may have interest rates that are fixed for an initial period after origination and may have periodic or annual limits on adjustments to their interest rates. As a result, the securities may accrue less interest than if the related loans accrued interest based solely on the related index and margin.

     The interest rates on the securities may adjust based on an index different from the index on which the interest rate of the related loans adjust or at different times. As a result, the limits on the interest rates on the securities may prevent increases in those interest rates for an extend period of time during a period of rising interest rates. The interest rates on adjustable rate loans may respond to different economic and market factors than those factors affecting the interest rates on the related securities. It is possible that the interest rates on your securities may react more slowly, more quickly or in a different direction than the interest rates on the loans, which may result in the application of the limit on the interest rates on the securities. In addition, delinquencies, defaults or prepayments on the loans may make it more likely that the interest rate limit on the securities will apply.

NATURE OF MORTGAGES COULD ADVERSELY AFFECT VALUE OF PROPERTIES

     Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

     o an overall decline in the residential real estate market in the areas in which the residential properties are located;

     o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

     o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

     o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

     o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

     o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

     In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

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

     If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

     o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

     o    incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally:

     o    regulate interest rates and other charges;

     o    require certain disclosures; and

     o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

     o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

     o    may entitle the borrower to a refund of amounts previously paid; and

     o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

INADEQUACY OF VALUE OF PROPERTIES COULD AFFECT SEVERITY OF LOSSES

     Assuming that the properties provide adequate security for the loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the loans and thereby reduce the security for the loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" in the prospectus.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON THE SECURITIES

     The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and have sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

VIOLATIONS OF ENVIRONMENTAL LAWS MAY REDUCE RECOVERIES ON PROPERTIES

     Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability were imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans--Environmental Legislation" in this prospectus.

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A TRANSFER OF SERVICING MAY RESULT IN INCREASED LOSSES AND DELINQUENCIES ON ANY
LOANS IN A TRUST FUND

     If specified in the related prospectus supplement, the servicing responsibilities with respect to certain of any loans in a trust fund will be transferred to a new servicer shortly after the related closing date. In addition, servicing of such loans may be transferred in the future to other servicers in accordance with provisions of the related servicing agreement. Investors should note that when the servicing of loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the related securities. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the related loans.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE SECURITIES

     The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, then any related expenses will be paid by the trust fund and will reduce the amount available to pay principal of and interest on the securities.

     The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the loans.

VIOLATIONS OF FEDERAL LAWS MAY ADVERSELY AFFECT ABILITY TO COLLECT ON LOANS

     The residential loans may also be subject to federal laws, including:

     o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

     o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

     o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

     o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

     o    affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

     o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

     o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

THE TRANSFEROR MAY NOT BE ABLE TO REPURCHASE OR REPLACE DEFECTIVE ASSETS

     UBS Real Estate Securities Inc. ("UBSRES") will make various representations and warranties related to the assets of the related trust fund.

     If UBSRES fails to cure a material breach of its representations and warranties with respect to any asset in a timely manner, then it will be required to repurchase or replace the defective asset as required under the related agreement. It is possible that UBSRES may not be capable of repurchasing or replacing any defective assets, for financial or other reasons. The inability of UBSRES to repurchase or replace defective assets would likely cause the loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your securities could occur.

RATING OF THE SECURITIES ARE LIMITED AND MAY BE WITHDRAWN OR LOWERED

     Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

     o    the adequacy of the value of the assets of the trust fund;

     o    any credit enhancement with respect to the class; and

     o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

The rating will not be based on:

     o the likelihood that principal prepayments on the related residential loans will be made;

     o the degree to which prepayments might differ from those originally anticipated; or

     o the likelihood of early optional termination of the series of securities.

     You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

     o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

     o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

     o if in the judgment of the rating agency, circumstances in the future so warrant;

     o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

     o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

     o that the historical data supporting the actuarial analysis will accurately reflect future experience;

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

     o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

     o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

CREDITWORTHINESS OF CREDIT ENHANCEMENT PROVIDERS MAY IMPACT THE RATINGS ON THE SECURITIES

     If specified in the related prospectus supplement, the securities may benefit from credit enhancement from one or more external credit enhancement providers, such as primary mortgage insurers, financial guaranty insurance providers or swap providers. If the ratings assigned by a rating agencies to the securities of a series are dependent upon the financial strength of any such credit enhancement provider, any qualification, reduction or withdrawal of the financial strength ratings assigned to such credit enhancement provider could result in the reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

ADVERSE CONDITIONS IN THE RESIDENTIAL REAL ESTATE MARKETS MAY RESULT IN A DECLINE IN PROPERTY VALUES

     The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

     o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

     o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

     o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

THE SECURITIES ARE OBLIGATIONS OF THE TRUST FUND ONLY

     The securities will not represent an interest in or obligation of the depositor, the master servicer, the trust administrator, the transferor, the trustee, the custodian, the sponsor or any of their respective affiliates. Neither the securities nor the underlying loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the master servicer, the trust administrator, the transferor, the custodian, the trustee, the sponsor, any servicer or any of their respective affiliates. Proceeds of the assets included in the trust fund will be the sole source of payments on the securities, and there will be no recourse to the depositor, the master servicer, the trust administrator, the custodian, the transferor, the trustee, the servicer, the sponsor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

     o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

     o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

     o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

     See "Description of the Securities--Book-Entry Registration of Securities" in this prospectus.

UNSECURED HOME IMPROVEMENT CONTRACTS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

     o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor with respect to these obligations;

     o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

     o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

     o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

CHANGES IN THE MARKET VALUE OF PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

     We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

RISKS RELATED TO THE RESIDUAL CERTIFICATES

     The holders of the residual certificates in a REMIC (which are also called, collectively, the "Residual Certificates") must include the taxable income or loss of the related REMIC in determining their federal taxable income. Prospective investors are cautioned that residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability. It is not anticipated that residual certificateholders will receive distributions from the related trust fund. Furthermore, prospective investors in the Residual Certificates should expect that all of the related REMIC's income includible by the holders of the Residual Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income,
(ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non U.S. investors, with no exemption or treaty reduction.

     Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Certificates will be considered to be "non-economic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of Residual Certificates will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Residual Certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the Residual Certificates as such taxes become due, (iv) will not cause the income from the Residual Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the Residual Certificates to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the related trust administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. In addition, Treasury regulations provide alternatives for either paying the transferee of the Residual Certificates a formula specified minimum price or transferring the Residual Certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer. Finally, Residual Certificates generally may not be transferred to a person who is not a U.S. person unless the income thereon is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the related trust administrator with an effective Internal Revenue Service Form W-8ECI. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Treatment of Certain Items of REMIC Income and Expense," "--Limitations on Offset or Exemption of REMIC Income" and "--Tax Related Restrictions on Transfer of Residual Securities" in this prospectus.

     An individual, trust or estate that holds Residual Certificates (whether the Residual Certificates are held directly or indirectly through certain pass through entities) also may have additional gross income with respect to the Residual Certificates, but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such Residual Certificates in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. The related pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Residual Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS--Limitations on Deduction of Certain Expenses" in this prospectus. In addition, some portion of a purchaser's basis, if any, in Residual Certificates may not be recovered until termination of the related trust fund. Furthermore, although Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of Residual Certificates, some issues are not addressed by the regulations. Any transferee of Residual Certificates receiving such consideration consider consulting its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments and could be negative.

THE RETURN ON YOUR SECURITIES COULD BE REDUCED DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT

     In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty, is a mortgagor of a mortgage loan in a trust fund, the interest rate limitation of the Servicemembers Civil Relief Act, as amended, and any comparable state law, will apply. A significant number of the loans have mortgage interest rates that exceed such limitation, if applicable. This may result in interest shortfalls on the loans, which, in turn will be allocated ratably in reduction of accrued interest on all classes of interest bearing securities, irrespective of the availability of excess cash flow or other credit enhancement. None of the depositor, the transferor, any underwriter, the related master servicer, the related trust administrator, the related trustee, the related custodian or any other party has taken any action to determine whether any of the loans would be affected by such interest rate limitation. See "Certain Legal Aspects of Residential Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in this prospectus.

FAILURE OF MASTER SERVICER OR SERVICERS TO PERFORM THEIR OBLIGATIONS MAY ADVERSELY AFFECT DISTRIBUTIONS ON THE SECURITIES

     The amount and timing of distributions on the securities will be dependent on the servicers performing their respective servicing obligations and the master servicer performing its master servicing obligations in an adequate and timely manner. If any servicer fails to perform its servicing obligations, or if the master servicer fails to perform its master servicing obligations, this failure may result in the termination of such servicer or the master servicer, as applicable. Such termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your securities could occur.

                                  DEFINED TERMS

     We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus on page 138.

                                 THE TRUST FUNDS

     The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or from sellers affiliated with the depositor, as provided in the related prospectus supplement. As to each series of securities, the assets will be selected for inclusion in the asset pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

RESIDENTIAL LOANS

     The residential loans may consist of any combination of:

     o Mortgage loans secured by first or junior liens on one- to four-family residential properties;

     o    Multifamily Loans;

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

     o    Home Improvement Contracts;

     o    Home Equity Loans;

     o    Cooperative Loans; or

     o    Manufactured Housing Contracts.

     The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

     (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

     (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

     (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

     (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

     (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

     (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

     (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

     (8) Any other types of residential loans as may be described in the related prospectus supplement.

MORTGAGE SECURITIES

     The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

     o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

     o    have been issued previously by:

          o    the depositor or an affiliate of the depositor;

          o    a financial institution; or

          o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

     o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

     (1) offered and distributed to the public pursuant to an effective registration statement, or

     (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

     In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act.

     Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of the trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

     o    the mortgage securities;

     o    any related credit enhancement;

     o    the residential loans underlying the mortgage securities; and

     o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

     The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

     The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

     The assets of the trust fund will not include any non-performing assets.

     MORTGAGE LOANS. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

     o    detached and attached dwellings;

     o    townhouses;

     o    rowhouses;

     o    individual condominium units;

     o    individual units in planned-unit developments; and

     o    individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

     o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

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

          o first, to the payment of court costs and fees in connection with the foreclosure;

          o    second, to real estate taxes; and

          o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

     If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

     o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

     o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities will bear:

          o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

          o    the risk of loss if the deficiency judgment is not realized on;
               and

          o the risk that deficiency judgments may not be available in certain jurisdictions.

     o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

     MULTIFAMILY LOANS. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     The related prospectus supplement may specify that the Multifamily Loans:

     o    contain a Lockout Period;

     o    prohibit prepayments entirely; or

     o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

     HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     COOPERATIVE LOANS. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

     MANUFACTURED HOUSING CONTRACTS. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

     The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds--Residential Loans--FHA Loans and VA Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     BUYDOWN LOANS. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

     o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

     o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans--Underwriting Standards" in this prospectus.

     FHA LOANS AND VA LOANS. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

     There are two primary FHA insurance programs that are available for Multifamily Loans:

     o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under
          Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

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

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

     LOAN-TO-VALUE RATIO. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

     o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of:

     (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

     (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

     o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

     We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

AGENCY SECURITIES

     The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

     GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA CERTIFICATES. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for

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

certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

     o    the GNMA guaranty program;

     o    the characteristics of the pool underlying the GNMA Certificates;

     o    the servicing of the related pool;

     o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

     o    other relevant matters with respect to the GNMA Certificates.

     Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

     o collecting payments from borrowers and remitting the collections to the registered holder;

     o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

     o    maintaining primary hazard insurance; and

     o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

     FANNIE MAE. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     FANNIE MAE CERTIFICATES. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

     o    must meet the applicable standards of the Fannie Mae purchase program;

     o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

     o    is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

     o    the Fannie Mae program;

     o    the characteristics of the pool underlying the Fannie Mae
          Certificates;

     o    the servicing of the related pool;

     o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

     o    other relevant matters with respect to the Fannie Mae Certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

     The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

     FREDDIE MAC. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

     o    the Freddie Mac guaranty program;

     o    the characteristics of the pool underlying the Freddie Mac
          Certificate;

     o    the servicing of the related pool;

     o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

     o    other relevant matters with respect to the Freddie Mac Certificates.

     Except as described below with respect to Stripped Agency Securities:

     o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

     o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

     o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

          o    foreclosure sale;

          o    payment of the claim by any mortgage insurer; and

          o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

     In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

     The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

STRIPPED AGENCY SECURITIES

     The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

     o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

     o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency

Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

     o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

     o the payments of principal and interest on the Stripped Agency Securities and

     o    other relevant matters with respect to the Stripped Agency Securities.

DERIVATIVE INSTRUMENTS

     As specified in the related prospectus supplement, the trust fund for a series of securities may include a derivative instrument, such as an interest rate swap agreement, an interest rate cap agreement, a yield maintenance agreement or a similar agreement or may include the right to receive certain payments under such an agreement. Additional information relating to such agreement, the trust fund's rights and obligations under such agreement, the counterparty under such agreement and any other material information relating to such arrangement will be set forth in the related prospectus supplement.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

     Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

     o    the types of related residential properties--e.g.,

          o    one- to four-family dwellings,

          o    multifamily residential properties,

          o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

          o    condominiums and planned-unit development units,

          o    vacation and second homes, and

          o    new or used manufactured homes;

     o    the original terms to maturity;

     o    the outstanding principal balances;

     o    the years in which the loans were originated;

     o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

     o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

     o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

     o the geographical distribution of the residential properties on a state-by-state basis;

     o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

     o information as to the payment characteristics of the residential loans.

     If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities. In the event that assets are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement to the prospectus supplement or in a report on Form 8-K.

     The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

     The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "Description of the Securities--Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases"; "--Sub-Servicing" and "Description of the Securities--Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities--Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

     The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

     o    any applicable trust administration fee payable to the trustee,

     o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

     o any applicable withholding tax required to be withheld by the trustee, and

     o    as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o    to purchase the related assets of the trust fund;

     o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

     o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

     o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

                              YIELD CONSIDERATIONS

     The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

     The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

     o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

     o    in later months in the case of agency securities; or

     o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

     When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

     o    payments to senior lienholders,

     o    legal fees and costs of legal action,

     o    real estate taxes, and

     o    maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

     o    entitle the borrower to a refund of amounts previously paid, and

     o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

     The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

     The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

     o    homeowner mobility;

     o    economic conditions;

     o    enforceability of due-on-sale clauses;

     o    market interest rates and the availability of funds;

     o    the existence of lockout provisions and prepayment penalties;

     o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

     o    the relative tax benefits associated with the ownership of property;
          and

     o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

     Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

     o    the amounts of the underlying senior mortgage loans;

     o    the interest rates on the underlying senior mortgage loans;

     o the use of first mortgage loans as long-term financing for home purchase; and

     o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

     o    home improvement;

     o    education expenses; and

     o    purchases of consumer durables such as automobiles.

     In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

     In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

     In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

     With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities--Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans--Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities--Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities--Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

     With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

     In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

     The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                   THE SPONSOR

     Unless otherwise specified in the prospectus supplement, UBSRES will act as sponsor of the trust fund. Any other entity that acts as sponsor instead of UBSRES will be described in the related prospectus supplement.

GENERAL

     UBSRES is a Delaware corporation that is engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization or portfolio. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

SECURITIZATION PROGRAM

     UBSRES has been engaged in the securitization of a variety of assets since 1983. During the 2003, 2004 and 2005 fiscal years, UBSRES securitized approximately $26,586,046,432, $ 23,715,469,420 and $9,044,655,402 of financial assets.

     The following table describes size, composition and growth of UBSRES's total portfolio of assets it has securitized as of the dates indicated.

                           DECEMBER 31, 2003                     DECEMBER 31, 2004                DECEMBER 31, 2005[TENTATIVE]
                  -----------------------------------   -----------------------------------   -----------------------------------
  LOAN TYPE        NUMBER    TOTAL PORTFOLIO OF LOANS    NUMBER    TOTAL PORTFOLIO OF LOANS    NUMBER    TOTAL PORTFOLIO OF LOANS
---------------   --------   ------------------------   --------   ------------------------   --------   ------------------------
Alt-A ARM            1,831   $         704,818,691.15     15,172   $       4,196,433,786.47      7,319   $       2,141,793,872.88
Alt-A Fixed         30,014   $       4,808,312,278.14     33,732   $       5,578,131,022.96     12,658   $       2,301,424,102.78
Prime ARM            5,510   $       2,097,734,162.54     12,527   $       5,574,915,529.55      3,447   $       1,201,231,043.87
Prime Fixed         29,586   $      14,090,593,768.16     10,566   $       4,822,540,192.90      2,831   $       1,072,342,586.00
Reperforming             0                       None        162   $          24,426,327.00        142   $          16,680,656.00
Scratch&Dent             0                       None      1,133   $         188,828,039.00      2,411   $         337,609,459.00
Seconds                  0                       None          0                       None      4,788   $         247,087,151.00
SubPrime            27,665   $       4,327,714,923.39     20,424   $       2,603,908,932.00      5,489   $         982,036,702.30
Seasoned             1,174   $         556,872,608.80      1,724   $         726,285,590.60      2,444   $         744,449,828.62

     Through the use of subservicers, UBSRES may contract for the servicing of loans. As specified in the related prospectus supplement, the trust fund may include loans subserviced on behalf of UBSRES as owner of the related servicing rights.

     UBSRES typically acquires loans from third party originators. Employees of UBSRES or its affiliates will structure securitization transactions in which loans are sold to the depositor. In consideration for the sale of loans, the Depositor will cause the issuance of the Securities that are entitled to the cashflows from such loans and enter into an arrangement with one or more underwriters for the purchase of such Securities.

     Pursuant to the agreement conveying assets from UBSRES to the depositor, UBSRES may make representations and warranties relating to certain characteristics of such assets. As specified in the related prospectus supplement, breaches of such representations and warranties that materially affect the value of the related loan or the interests of the related securityholders in such loan will result in an obligation on the part of UBSRES to cure, repurchase or substitute for such loan. In certain situations, rather than making such representations and warranties itself, UBSRES may assign its interest under the related purchase agreement pursuant to which it acquired the loans from the related originator.

                                  THE DEPOSITOR

     Mortgage Asset Securitization Transactions, Inc., the depositor, is a Delaware corporation organized on April 23, 1987, as a wholly owned limited purpose finance subsidiary of UBS Americas Inc. The depositor maintains its principal office at 1285 Avenue of the Americas, New York, New York. Its telephone number is (212) 713-2000.

     The depositor has been engaged in the securitization of loans since its incorporation in 1987. The depositor is generally engaged in the business of acting as a depositor of one or more trust funds that may issue or cause to be issued, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by, or represent an interest in loans. The depositor typically acquires loans and other assets for inclusion in securitizations from the sponsor.

     The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series of securities and to act as depositor of trusts that may issue and sell securities.

     After the issuance of the Securities, the depositor will have limited or no obligations with respect to the Securities and the related trust fund. Those obligations may include cure, repurchase or substitution obligations relating to breaches of representations and warranties, if any, that the depositor makes with respect to the assets, certain actions with respect to the creation of a security interest in the related assets, to arrange for derivative instruments or replacement instruments to be included in a trust, to appoint replacements to certain transaction participants, to prepare and file and required reports under the Exchange Act, to provide notices to certain parties under the operative agreements or to provide requested information to the various transaction participants.

     The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans, mortgage securities and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

     Since the depositor's main securitization experience is in connection with securitization of assets sold by the sponsor to the depositor, the depositor's portfolio of assets securitized are similar to the securitization experience described above under "The Sponsor"--Securitization Program".

                                RESIDENTIAL LOANS

UNDERWRITING STANDARDS

     The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers that may be affiliated or unaffiliated with the depositor. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

FICO SCORES

     A FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores are used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and are not a substitute for the underwriter's judgment.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

     o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

     o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

     o that the residential property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the residential property;

     o    that each residential loan was current as to all required payments;
          and

     o that each residential loan was made in compliance with all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

     The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

     o    the unpaid principal balance of the residential loans;

     o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

     o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

     An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

     Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

SUB-SERVICING

     Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust fund established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

     Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

     As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

          o residential loans, including any mortgage securities, or agency securities, exclusive of

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          o    any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

          o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

     o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

     o    with respect to trust funds that include residential loans:

          o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

          o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

          o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

          o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

     o    if specified in the related prospectus supplement, the reserve fund;
          and

     o    any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of any combination of:

     o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

     o    one or more classes of securities which will be entitled to:

          o principal distributions, with disproportionate, nominal or no interest distributions; or

          o interest distributions, with disproportionate, nominal or no principal distributions;

     o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

     o other types of classes of securities, as described in the related prospectus supplement.

     Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

ASSIGNMENT OF ASSETS OF THE TRUST FUND

     At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver or cause to be delivered the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

     o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

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     o    the maturity of the mortgage note, cooperative note, Manufactured
          Housing Contract or agency security;

     o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

     o    the pass-through rate on the agency securities;

     o and with respect to a series of securities evidencing interests in residential loans, for each loan:

          o    information respecting its interest rate;

          o    its current scheduled payment of principal and interest;

          o    its Loan-to-Value Ratio; and

          o    certain other information.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust fund will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     MORTGAGE LOANS AND MULTIFAMILY LOANS. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

     o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

     o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

     o an assignment, which may be in blank, in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The related prospectus supplement may specify that the depositor will:

     o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

     o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

     o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

     The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

     With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make, or cause to be

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made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

     COOPERATIVE LOANS. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

     o    the related cooperative note;

     o    the original security agreement;

     o    the proprietary lease or occupancy agreement;

     o the related stock certificate and related stock powers endorsed in blank; and

     o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

     MANUFACTURED HOUSING CONTRACTS. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

     o the original Manufactured Housing Contract endorsed to the order of the trustee; and

     o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

     The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

     AGENCY SECURITIES. Agency securities will be registered in the name of the trustee or its nominee through the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

     REVIEW OF RESIDENTIAL LOANS. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

     We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

DEPOSITS TO THE TRUST ACCOUNT

     The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s)

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must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

     The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

PRE-FUNDING ACCOUNT

     The master servicer or the trustee may establish and maintain a pre-funding account in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount, which shall at no time exceed 50% of the proceeds of the offering, on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

PAYMENTS ON RESIDENTIAL LOANS

     The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

     (1) all payments on account of principal, including principal prepayments, on the residential loans;

     (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

     (3)  all proceeds of

          o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

          o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

     (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

     (5)  any advances made as described under "--Advances" in this prospectus;

     (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

     (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

     (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

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     (9)  any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus;

     (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

     (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

     (12) any distributions received on any mortgage securities included in the related trust fund.

PAYMENTS ON AGENCY SECURITIES

     The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve System so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

DISTRIBUTIONS

     Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

     Distributions will be made either:

     o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

     o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

     However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

     FINAL DISTRIBUTION DATE. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

     The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

     SPECIAL DISTRIBUTIONS. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

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     o    substantial payments of principal on the assets of the trust fund,

     o low rates then available for reinvestment of payments on assets of the trust fund,

     o    substantial Realized Losses or

     o    some combination of the foregoing, and

     o    based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

     The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

PRINCIPAL AND INTEREST ON THE SECURITIES

     Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The indices applicable to variable rate and adjustable rate classes will only be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds and will not be indices linked to stocks or commodities. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

     Some classes of securities will not be entitled to interest payments.

     With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

     The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

     Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

     Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The

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initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

     The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

     With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

     o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

     o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

     Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

AVAILABLE DISTRIBUTION AMOUNT

     As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

     (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

SUBORDINATION

     A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

     SHIFTING INTEREST SUBORDINATION. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

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

     All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

     As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

     CASH FLOW SUBORDINATION. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

     The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

     Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

     If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

     Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

     Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

     The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

     SUBORDINATION AND CASH FLOW VALUES. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the

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

senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

     Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

ADVANCES

     The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

     The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

MODIFICATIONS

     In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer's and the servicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor's standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-Off Date, but this limit may increase from time to time with the consent of the rating agencies.

     Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

STATEMENTS TO HOLDERS OF SECURITIES

     On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

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

     (1) the applicable record dates, accrual periods, determination dates for calculating distributions and actual distribution dates;

     (2)  the total cash flows received and the general sources thereof;

     (3) the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

     (4) the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

     (5) the amount, if any, of the distribution allocable to principal (by class);

     (6) the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

     (7) the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

     (8)  interest rates, as applicable, to the pool assets and securities;

     (9) the beginning and ending balance of the Reserve Fund or similar account, if any, together with any material account activity;

     (10) the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

     (11) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding;

     (12) the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

     (13) number and amount of pool assets, together with updated pool composition information;

     (14) the aggregate amount of any advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

     (15) if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

     (16) material breaches of pool asset representation or warranties or transaction covenants;

     (17) information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

     (18) information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

     (19) any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

     (20) the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

     (21) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

     (22) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

     (23) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

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

     (24) the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

     (25) with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related pooling and servicing agreement and specified in the related prospectus supplement.

     Information furnished pursuant to clauses (3), (5) and (6) above may be expressed as a dollar amount per minimum denomination security.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (3), (5) and (6) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Additional Information."

     The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

BOOK-ENTRY REGISTRATION OF SECURITIES

     If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or, if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N.V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

     The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

     Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participants' or Securities Intermediaries' records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but

Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

     To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

     Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered securities through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered securities through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

     (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

     (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

     (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

     If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. WE CANNOT ASSURE YOU THAT CEDE & CO., DTC OR ANY SECURITIES INTERMEDIARY WILL PROVIDE INFORMATION TO YOU OR ACT IN ACCORDANCE WITH THEIR RESPECTIVE RULES, REGULATIONS, AND PROCEDURES.

COLLECTION AND OTHER SERVICING PROCEDURES

     RESIDENTIAL LOANS. The master servicer, directly or through sub-servicers, will be required to

     o make reasonable efforts to collect all required payments under the residential loans and

     o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

     In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

     The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

     AGENCY SECURITIES. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

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REALIZATION ON DEFAULTED RESIDENTIAL LOANS

     As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

     If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

     (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

     (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

     o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

     o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

     o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

     If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

     In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans--Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

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RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

     With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

     As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

     With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

     We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

EVIDENCE AS TO COMPLIANCE

     Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, each party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

     Each agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

     Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year. or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement

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

may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

     Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

     THE MASTER SERVICER. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

     o the master servicer may resign from its obligations and duties under the related agreement under circumstances set forth in the related agreement, which may include a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans; and

     o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

     o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

     Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected:

     o against any liability for any breach of warranties or representations made in the servicing agreement; or

     o    against any specific liability imposed on the master servicer; or

     o    by the terms of the servicing agreement; or

     o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

     o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

     o    entitled to indemnification by the trust fund and

     o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, any representation or warranty regarding the mortgage loans, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than:

          o any loss, liability, or expense related to any specific residential loan or residential loans,

          o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

          o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

     In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be

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

entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

     The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

     THE DEPOSITOR. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

     o    the agreement or the securities;

     o    any representation or warranty regarding the mortgage loans;

     o    any Pool Insurance Policy;

     o    any special hazard insurance policy and the Bankruptcy Bond; or

     o    any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

     In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

     THE TRUSTEES. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

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

     The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

     DUTIES OF THE TRUSTEES. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

DEFICIENCY EVENTS

     With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

     A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

     If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

     The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

     If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

     If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will,

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

to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

EVENTS OF DEFAULT

     POOLING AND SERVICING AGREEMENTS. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

     o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

     No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

     o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

     o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

     o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

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     o    exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

     o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

     SERVICING AGREEMENT. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

     o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o    any other servicing default specified in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     INDENTURE. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

     o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

     o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

     o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

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

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

     o maintain possession of the collateral securing the notes of the series and

     o continue to apply payments on the collateral as if there had been no declaration of acceleration. The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

     In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

     o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

     o the trustee satisfies the other requirements as may be set forth in the related indenture.

     If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

     If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

     No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

     o the holder previously has given to the trustee written notice of default and the continuance of a default;

     o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

          o have made written request to the trustee to institute the proceeding in its own name as trustee; and

          o    have offered to the trustee reasonable indemnity;

     o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

     o    exercise any of the trusts or powers vested in it by the indenture or

     o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

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AMENDMENT

     With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

     (1)  to cure any ambiguity;

     (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

     (3) to make any other provisions with respect to matters or questions arising under the agreement; and

     (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided, that, the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement, as evidenced by either an opinion of counsel or a confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

          (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

          (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

TERMINATION

     The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

     o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

     o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

     In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of certificates or notes which provides for such a purchase at 25%, the certificates or notes will use the word "Callable" in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee.

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

     In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

VOTING RIGHTS

     Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

     The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

     The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

     As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

     o    advance or discharge

          o    hazard insurance premiums; and

          o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

     o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA INSURANCE AND VA GUARANTEES

     Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA

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

programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

     The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these

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amounts have not been recovered through liquidation of the residential property.
The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

     The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

     Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    nuclear reactions,

     o    wet or dry rot,

     o    vermin, rodents, insects or domestic animals,

     o    theft, and,

     o    in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

     (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

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

     (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

     (1)  the replacement cost of the improvements less physical depreciation;
and

     (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

     The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

     (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

     (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

     The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

     The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

     o    a Pool Insurance Policy;

     o    a special hazard insurance policy;

     o    a Bankruptcy Bond; or

     o    a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities--Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

     To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

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POOL INSURANCE POLICIES

     The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

     Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

     o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

     o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

     o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

     o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

     Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

     (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

     (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

     Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

     (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

     (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

     The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date

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of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

     In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

     If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

SPECIAL HAZARD INSURANCE POLICIES

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

     Claims under each special hazard insurance policy will generally be limited to:

     (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

     (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

     (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

     As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

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     o    loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

     o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

     o    normal wear and tear,

     o    war,

     o    civil insurrection,

     o    certain governmental actions,

     o    errors in design,

     o    faulty workmanship or materials,

     o except under certain circumstances, nuclear or chemical reaction or contamination,

     o flood, if the property is located in a federally designated flood area, and

     o    certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

     (1)  the cost of repair to the property; and

     (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

          (a) accrued interest at the interest rate to the date of claim settlement and

          (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

     The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

          (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

          (b)  any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

     The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

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     A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

     o    Primary Hazard Insurance Policy premiums,

     o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

     o    real estate property taxes, if applicable,

     o    property protection and preservation expenses and

     o    foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

     If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

     Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

RESERVE FUNDS

     The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

     Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

CROSS-SUPPORT PROVISIONS

     The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus

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supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

LETTER OF CREDIT

     The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

INSURANCE POLICIES AND SURETY BONDS

     The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

EXCESS SPREAD

     The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

OVERCOLLATERALIZATION

     The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

DERIVATIVES

     The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include only 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps, and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities,.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

     The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

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     A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

     Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

     In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

     There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

GENERAL

     All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

     (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

     (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

     (3)  Manufactured Housing Contracts evidencing both

          o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

          o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

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Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

     The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

     Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

     o    the law of the state in which the real property is located,

     o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt, and,

     o in some cases, with respect to deeds of trust, the directions of the beneficiary.

COOPERATIVE LOANS

     The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations

     (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly

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diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The master servicer will generally be required to obtain possession of the certificate of title, but the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

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     Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

     o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or

     o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal

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proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

     (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

     (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

     In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

     (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "'reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines

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that the sale was for less than "fair consideration" under applicable state law.
For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

     Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

     o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

     o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

     o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged,

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for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

     In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

     Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS

     Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

     (1) Except in those few states where the debtor must receive notice of his right to cure his default--typically 30 days to bring the account current--repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up,

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because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

     (3) Sale proceeds are to be applied first to repossession expenses--expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling--and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

     States have taken a number of approaches to anti-deficiency and related legislation:

     o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

     o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

     o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

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     o    In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

     Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

     In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

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     Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

JUNIOR MORTGAGES

     Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure on Mortgages" in this prospectus.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS

     Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

     o    the federal Truth-in-Lending Act and Regulation Z,

     o    Real Estate Settlement Procedures Act and Regulation X,

     o    Equal Credit Opportunity Act and Regulation B,

     o    Fair Credit Billing Act,

     o    Fair Credit Reporting Act,

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     o    Fair Housing Act, Housing and Community Development Act,

     o    Home Mortgage Disclosure Act,

     o    Federal Trade Commission Act,

     o    Fair Debt Collection Practices Act,

     o    Uniform Consumer Credit Code,

     o    Consumer Credit Protection Act,

     o    Riegle Act,

     o    Depository Institutions Deregulation and Monetary Control Act,

     o    Gramm-Leach-Bliley Act, and

     o    related statutes and regulations.

     In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

     o    the disclosures required to be made to borrowers,

     o    licensing of originators of residential loans,

     o    debt collection practices,

     o    origination practices, and

     o    servicing practices.

     These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

     o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

     o    subject the trust to an administrative enforcement action,

     o    provide the borrower with the right to rescind the loan, and

     o    provide the borrower with set-off rights against the trust.

     Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to

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any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

     If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"HIGH COST" LOANS AND PREDATORY LENDING LAWS

     Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness, plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

     In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

     Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal, state and local law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

     Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

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     TRANSFER OF MANUFACTURED HOMES. Generally, Manufactured Housing Contracts
contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

     o    prohibiting prepayment for a specified period after origination,

     o    prohibiting partial prepayments entirely or

     o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

     The laws of certain states may

     o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

     o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

     Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

SUBORDINATE FINANCING

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower - as junior loans often do - and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender

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and can interfere with or delay the taking of action by the senior lender.
Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     We believe that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

     (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     (3) all other non-federally chartered housing creditors, including without limitation

          o    state-chartered savings and loan associations,

          o    savings banks and mutual savings banks and

          o    mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless

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they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

          (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest on certain of the mortgage loans.

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     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                             EXCHANGEABLE SECURITIES

GENERAL

     As the related prospectus supplement may discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

     If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

     Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

EXCHANGES

     If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

          o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities--for purposes of this condition, an interest only class will have a principal balance of zero;

          o the aggregate annual amount of interest, or the annual interest amount, payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

          o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

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          There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

          o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

          o An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

          o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

          These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

          o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

          o A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

          A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.


PROCEDURES

     The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

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     If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes. The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

     The following discussion addresses securities of four general types:

     (1)  REMIC Securities,

     (2)  Grantor Trust Securities,

     (3)  Partnership Securities, and

     (4)  Debt Securities.

     The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

     (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

     (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

     (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

     The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICS

     GENERAL

     CLASSIFICATION OF REMICS. When each series of REMIC Securities is issued, McKee Nelson LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor, specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

     (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

     (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion

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of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day, (ii) is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contract in effect on the Startup Day or (iii) represents an increase in the principal amount of an obligation described in clause (i) or (ii) and certain other requirements are met. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

               (i) in exchange for any qualified mortgage within a three-month period after that date; or

               (ii) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes

               (i) a mortgage in default or as to which default is reasonably foreseeable;

               (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

               (iii) a mortgage that was fraudulently procured by the borrower; and

               (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

     A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a Reserve Fund may be used to provide a source of funds for the purchase of additional qualified mortgages. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" to the extent no longer reasonably required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

     (1)  one or more classes of regular interests or

     (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

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     o    issued on the Startup Day with fixed terms,

     o    designated as a regular interest,

     o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

     o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming

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compliance with all provisions of the related agreement governing the REMIC
Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

     TAXATION OF OWNERS OF REGULAR SECURITIES

     GENERAL. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

     To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

     ORIGINAL ISSUE DISCOUNT. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in

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the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount - a so-called "super-premium" class - as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     (1)  the sum of:

          (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

          (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

     (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     (1)  the yield to maturity of the Regular Security at the issue date,

     (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

     (3)  the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the

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mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

     In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

     (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

     (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

     The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are encouraged to consult your tax advisors as to this treatment.

     ACQUISITION PREMIUM. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

     (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

     (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     VARIABLE RATE REGULAR SECURITIES. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     (1) the issue price does not exceed the original principal balance by more than a specified amount, and

     (2) the interest compounds or is payable at least annually at current values of:

          (a)  one or more "qualified floating rates,"

          (b)  a single fixed rate and one or more qualified floating rates,

          (c)  a single "objective rate," or

          (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not:

     (1)  within the control of the issuer or a related party, or

     (2)  unique to the circumstances of the issuer or a related party.

     A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable

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

rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors are encouraged to consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

     (1)  a fixed rate, or

     (2)  a variable rate that is:

          (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

          (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

          (c) the weighted average of rates on some or all of the qualified mortgages,

          (d)  the product:

               (i) of a rate in (a) through (c) above and a fixed multiplier, or

               (ii) plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

          (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

          (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

          (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

          (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

     Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser rates" cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in

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each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

     MARKET DISCOUNT. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

     (1) is exceeded by the then-current principal amount of the Regular Security, or

     (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

     Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on a Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

     (1)  on the basis of a constant interest rate, or

     (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors are encouraged to consult their own tax advisors regarding the application of these rules. Investors are encouraged to also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     PREMIUM. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

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     ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

     (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

     (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You are encouraged to consult your own tax advisors regarding the advisability of making this type of an election.

     TREATMENT OF LOSSES. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

     While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are encouraged to consult your tax advisors regarding the treatment of losses on Regular Securities.

     SALE OR EXCHANGE OF REGULAR SECURITIES. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

     (1)  the cost of the Regular Security to the seller,

     (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security, and

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

     (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

     (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

     (3)  to the extent that the gain does not exceed the excess, if any, of:

          (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

          (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

     In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     TAXATION OF OWNERS OF RESIDUAL SECURITIES

     TAXATION OF REMIC INCOME. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     (2)  all bad loans will be deductible as business bad debts, and

     (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes:

     (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

     (2)  reduced by amortization of any premium on the mortgage loans,

     (3) plus income from amortization of issue premium, if any, on the Regular Securities,

     (4)  plus income on reinvestment of cash flows and reserve assets, and

     (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

     The REMIC Pool's deductions include:

     (1)  interest and original issue discount expense on the Regular
Securities,

     (2)  servicing fees on the mortgage loans,

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     (3)  other administrative expenses of the REMIC Pool, and

     (4)  realized losses on the mortgage loans.

The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

     If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

     BASIS AND LOSSES. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

     (1)  first, by a cash distribution from the REMIC Pool, and

     (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

     A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on

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actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities are encouraged to consult with their tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

     TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

     (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

     (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

     For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of

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the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company:

     (1)  could not be offset by net operating losses of its shareholders,

     (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

     (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

     (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

     (2) the highest marginal federal income tax rate applicable to corporations.

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

     (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

     (2)  the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

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     If an "electing large partnership," as defined below, holds a Residual
Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     For these purposes,

     (1)  "Disqualified Organization" means:

          (a)  the United States,

          (b) any state or political subdivision of the United States or any state,

          (c)  any foreign government,

          (d)  any international organization,

          (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

          (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code
     Section 1381(a)(2)(C), and

          (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

     (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

     (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

     The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

     (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

     (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

     (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

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     (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     (1)  the transferor

          (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

          (b) found that the transferee historically paid its debts as they came due, and

          (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

     (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

     (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

     (4)  one of the following two tests is satisfied: either

          (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

               (i) the present value of any consideration given to the transferee to acquire the interest;

               (ii) the present value of the expected future distributions on the interest; and

               (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

          (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

               (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

               (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are encouraged to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

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     (1)  the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

     SALE OR EXCHANGE OF A RESIDUAL SECURITY. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income:

     (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction, or

     (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

     MARK TO MARKET REGULATIONS. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

     TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     PROHIBITED TRANSACTIONS. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     (1)  the disposition of a qualified mortgage other than for:

          (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

          (b) foreclosure, default, or imminent default of a qualified mortgage,

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          (c)  bankruptcy or insolvency of the REMIC Pool, or

          (d)  a qualified (complete) liquidation,

     (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     (3)  the receipt of compensation for services, or

     (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

     (1)  a default or reasonably foreseeable default,

     (2)  an assumption of the mortgage loan,

     (3)  the waiver of a due-on-sale or due-on-encumbrance clause, or

     (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     (1)  during the three months following the Startup Day,

     (2)  made to a qualified Reserve Fund by a Residual Securityholder,

     (3)  in the nature of a guarantee,

     (4)  made to facilitate a qualified liquidation or clean-up call, and

     (5)  as otherwise permitted in Treasury regulations yet to be issued.

     We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

     NET INCOME FROM FORECLOSURE PROPERTY. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

     LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

     ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be

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subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

     LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

     In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

     TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR SECURITIES. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

     (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

     (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

     If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

     In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

     (1) the certification described above be provided by the partners rather than by the foreign partnership and

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     (2)  the partnership provide certain information, including a United States taxpayer identification number.

     In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

     RESIDUAL SECURITIES. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

     (1)  the mortgage loans were issued after July 18, 1984, and

     (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

     Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

     BACKUP WITHHOLDING

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

     o    corporations,

     o    non-calendar year taxpayers,

     o    securities or commodities dealers,

     o    real estate investment trusts,

     o    investment companies,

     o    common trust funds,

     o    thrift institutions and

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     o    charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

     The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

     Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter--41 days after the end of a quarter under proposed Treasury regulations--in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

TAX TREATMENT OF EXCHANGEABLE SECURITIES

     EXCHANGEABLE SECURITIES REPRESENTING PROPORTIONATE INTERESTS IN TWO OR MORE REGULAR SECURITIES

          The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each Regular Security corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each Regular Security underlying that exchangeable security as described under "--Taxation of Owners of Regular Securities." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying Regular Securities other than in an exchange described under "Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying Regular Securities in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the exchangeable security, the owner must allocate the sale proceeds among the underlying Regular Securities in proportion to their relative fair market values at the time of sale.

          Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more Regular Securities, those Regular Securities could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Regular Securities underlying an exchangeable security were aggregated for original issue discount purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying Regular Securities, (ii) sell one of those related Regular Securities and (iii) retain one or more of the remaining related Regular Securities, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying Regular Securities sold and the related Regular Securities retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the Regular Securities sold using its basis allocable to those Regular Securities. Also, the beneficial owner then must treat the Regular Securities underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Regular Securities. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the Regular Securities retained based on the beneficial owner's basis in those Regular Securities.

          As a result, when compared to treating each Regular Security underlying an exchangeable security as a separate debt instrument, aggregating the Regular Securities underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each Regular Security underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Regular Securities underlying an exchangeable security were aggregated, the timing of accruals of original issue discount applicable to an exchangeable security could be different than that reported to holders and the IRS. Prospective investors are advised to consult their

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own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Regular Securities underlying the exchangeable securities should be aggregated for original issue discount purposes.

     EXCHANGEABLE SECURITIES REPRESENTING DISPROPORTIONATE INTERESTS IN REGULAR SECURITIES

          The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the Regular Security corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying Regular Securities. If an exchangeable security entitles the holder to payments of principal and interest on an underlying Regular Security, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying Regular Security to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying Regular Security, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

          Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to Regular Securities under "--Taxation of Owners of Regular Securities-Original Issue Discount."

          If the exchangeable security has original issue discount, the beneficial owner must include the original issue discount in its ordinary income for federal income tax purposes as the original issue discount accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue original issue discount using a method similar to that described with respect to the accrual of original issue discount on a Regular Security under "--Taxation of Owners of Regular Securities-Original Issue Discount." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating original issue discount would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying Regular Securities.

          In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to an exchangeable security generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences should they fail to do so.

          The rules of Section 1286 of the Code also apply if (i) a beneficial owner of Regular Securities exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and (iii) the combination of retained exchangeable securities cannot be exchanged for the related Regular Securities. As of the date of such a sale, the beneficial owner must allocate its basis in the Regular Securities between the part of the Regular Securities underlying the exchangeable securities sold and the part of the Regular Securities underlying the exchangeable securities retained in proportion to their relative fair market values. Section 1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any original issue discount with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges Regular Securities for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

          Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of Regular Securities allocable to the exchangeable security), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Taxation of Owners of Regular Securities."

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          Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying Regular Securities, the owner should be treated as owning the underlying Regular Securities, in which case Section 1286 of the Code would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

          It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or original issue discount derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

     TREATMENT OF EXCHANGES

If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying Regular Security that it owned immediately prior to the exchange.

GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS

     With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

     STANDARD SECURITIES

     GENERAL. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

     (1)  interest at the coupon rate on the mortgage loans,

     (2)  original issue discount, if any,

     (3)  prepayment fees,

     (4)  assumption fees, and

     (5)  late payment charges received by the servicer.

     A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

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     (2)  80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

     TAX STATUS.  Tax Counsel has advised the depositor that:

     (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     PREMIUM AND DISCOUNT. We encourage you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

     Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

     Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

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     RECHARACTERIZATION OF SERVICING FEES. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation--"excess servicing"--will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

     Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     SALE OR EXCHANGE OF STANDARD SECURITIES. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

     (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     STRIPPED SECURITIES

     GENERAL. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

     (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

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     (2)  the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities--Recharacterization of Servicing Fees"), and

     (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

     (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

     (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

     (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

     (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

     STATUS OF STRIPPED SECURITIES. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

     (1)  "real estate assets" within the meaning of Code Section 856(c)(5)(B),

     (2) "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

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     (3)  "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities--Tax Status" above.

     TAXATION OF STRIPPED SECURITIES. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors are encouraged to consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     SALE OR EXCHANGE OF STRIPPED SECURITIES. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED SECURITIES. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

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     (1)  one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

     (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

     (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

     Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

     The IRS has published regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations will be effective beginning January 1, 2007.

     TAXATION OF CERTAIN FOREIGN INVESTORS. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

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PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT
SECURITIES

     For federal income tax purposes:

     (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

     (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

     TAXATION OF HOLDER OF DEBT SECURITIES

     TREATMENT OF THE DEBT SECURITIES AS INDEBTEDNESS. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

     (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

     (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

     (3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

     TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

     TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

     (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

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     (2)  if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

     (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

     (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

     (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

     That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

     All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

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     DISCOUNT AND PREMIUM. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

     DISPOSITION OF SECURITIES. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

     The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 DISTRIBUTIONS. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be

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recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

     SECTION 754 ELECTION. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

     The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

     (1) the name, address and taxpayer identification number of the nominee and

     (2)  as to each beneficial owner:

     (x)  the name, address and identification number of the beneficial owner,

     (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

     (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

     In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

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     TAX CONSEQUENCES TO FOREIGN HOLDERS OF PARTNERSHIP SECURITIES. It is not
clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

     BACKUP WITHHOLDING. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers are encouraged consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

REPORTABLE TRANSACTIONS

     Pursuant to recently enacted legislation, a penalty is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex and they include transactions that result in certain losses that exceed threshold amounts. Prospective investors are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA, or ERISA plans, and on persons who are ERISA fiduciaries with respect to the assets of ERISA plans. Section 4975 of the Code imposes similar prohibited transaction restrictions on qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts, or IRAs, described in Section 408 of the Code (these qualified plans and IRAs, together with ERISA plans, are referred to in this section as "Plans").

     Some employee benefit plans, such as governmental plans as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of those plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules presented in Section 503 of the Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of Plans and so called "parties in interest" or "disqualified persons" (or "Parties in Interest"), unless a statutory, regulatory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

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     ERISA Plan Asset Regulations. Transactions involving a trust that issues securities offered under this prospectus could constitute prohibited transactions under ERISA and Section 4975 of the Code for a Plan that purchases the securities, if the underlying mortgage assets and other assets included in the trust are deemed to be assets of the Plan. The DOL has promulgated at 29 C.F.R. Section 2510.3-101 regulations (the "Plan Asset Regulations") defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code. Under the Plan Asset Regulations, in most cases, when a Plan acquires an "equity interest" in another entity, such as the trust, the underlying assets of that entity may be considered to be plan assets unless exceptions apply. In addition to several exceptions not applicable to an entity like the trust, a Plan's assets will not include an undivided interest in each asset of an entity in which that Plan makes an equity investment if benefit plan investors, that is, both Plans and other employee benefit plans not subject to ERISA, do not own, in the aggregate, 25% or more in value of any class of equity securities issued by the entity as calculated under the Plan Asset Regulations. Neither Plans nor persons investing plan assets should acquire or hold securities hereunder in reliance on the availability of this exception or any other exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the Plan Asset Regulations, plan assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan, such as a certificate or a note with "substantial equity features," and depending on a number of facts relating to the investment, plan assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest, such as the trust.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice for such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Section 4975 of the Code for the investing Plan. Another consequence of the mortgage assets and other assets included in a trust constituting plan assets, is that the activities of the master servicer, any other servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or affiliates of those entities in connection with the operation and management of the trust and the servicing of its assets may constitute or involve prohibited transactions under ERISA or Section 4975 of the Code.

     Prohibited Transaction Class Exemption 83-1. The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of securities which are highly-rated, non-subordinated "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate that represents a beneficial undivided interest in a mortgage pool that entitles the holder to pass through payments of principal and interest from the mortgage loans.

     PTCE 83-1 requires that: (i) the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of the certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the trustee may not be an affiliate of the depositor; and (iii) the payments made to, and retained by, the depositor in connection with the trust, together with all funds inuring to its benefit for administering the trust, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust. The Plan may also pay no more than fair market value for the certificates and the rights and interests evidenced by the certificates may not be subordinated to the rights and interests evidenced by other certificates of the same pool.

     PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the servicer in connection with the servicing of the trust are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the depositor, the servicer, any insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of the certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in the certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm's-length transaction;
(iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of the certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the servicer and any insurer.

     Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would

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

be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan pursuant to PTCE 83-1.

     The Underwriters' Prohibited Transaction Exemptions. The DOL has granted an individual prohibited transaction exemption to UBS Securities LLC (as most recently amended and restated by Prohibited Transaction Exemption 2002-41), as an underwriter of mortgaged-backed securities, including both certificates and notes (herein referred to as the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions under
Section 4975(a) and (b) of the Code, transactions relating to the servicing and operation of fixed pools of mortgage, manufactured housing or mobile home loans such as those described in this prospectus and the purchase, sale, holding and disposition of securities backed by such assets underwritten or placed by an "underwriter," provided that conditions listed in the Exemption are satisfied. For purposes of the Exemption, the term "underwriter" includes (a) UBS Securities LLC, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with UBS Securities LLC and (c) any member of the underwriting syndicate or selling group of which UBS Securities LLC is a manager or co-manager or selling or placement agent for a class of securities. "Securities" potentially covered by the Exemption would include certificates, interests issued by a trust that elects to be treated as a REMIC, and securities denominated as debt instruments that are issued by an investment pool, including owner trusts. The Exemption does not cover revolving pools of assets.

     Among the general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption are the following:

     First, the acquisition of securities by a Plan or with plan assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     Second, the Exemption only applies to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other securities of the same entity if none of the loans backing the securities in the transaction has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100%.

     Third, the securities at the time of acquisition by or with plan assets must be rated in one of the four highest generic rating categories by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch Ratings.

     Fourth, the loan-to-value ratio or combined loan-to-value ratio of any single-family residential mortgage loan or home equity loan held in the trust may exceed 100% (but not 125%) at the date of issuance of the securities, provided that such securities must not be subordinated to any other class of securities and must have been rated in one of the two highest generic categories by one of the rating agencies.

     Fifth, the trustee cannot be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter.

     Sixth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting or placing the securities; the sum of all payments made to and retained by the depositor under the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith.

     Seventh, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Eighth, for issuers other than certain trusts, the documents establishing the issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the issuer from creditors of the sponsor.

     The Restricted Group consists of the depositor, any underwriter, any insurer, any trustee, any swap counterparty, the servicer, any obligor with respect to loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the loans in the trust, and any affiliate of these parties.

     The Exemption also requires that a trust meet the following requirements:

     (1) The trust must consist solely of assets of a type that have been included in other investment pools;

     (2) The securities issued by those other investment pools must have been rated in one of the four highest categories of one of the rating agencies for at least one year prior to the Plan's acquisition of securities; and

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     (3)  The securities issued by those other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any Plan's acquisition of securities offered by the trust.

     A fiduciary of any Plan or other investor of plan assets contemplating purchasing a certificate or note must make its own determination that the general conditions described above will be satisfied for that certificate or note. The fiduciary should consider that the rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had a permitted investment grade rating would not be required by the Exemption to dispose of the security). If a certificate (but not a note) meets the requirements of the Exemption, other than those relating to rating or subordination, such certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of securities by ERISA plans or with plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a certificate or note by a Plan or with plan assets of an "Excluded Plan," as defined below, by any person who has discretionary authority or renders investment advice for plan assets of that Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code) by reason of Section 4975(c)(1)(E) of the Code) in connection with:

     o the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for the investment of the relevant plan assets in the securities is (a) an obligor as to 5% or less of the fair market value of the assets of the related investment pool or (b) an affiliate of that person,

     o the direct or indirect acquisition or disposition of securities in the secondary market by a Plan or an entity investing plan assets, and

     o the holding of securities by a Plan or an entity investing plan assets.

     Further, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the investment pools. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the investment pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) if those restrictions would otherwise apply merely because a person is deemed to be a Party in Interest for an investing Plan (or the investing entity holding plan assets) by virtue of providing services to the Plan (or by virtue of having specified relationships to that person) solely as a result of the ownership of securities by a Plan or the investment of plan assets in securities.

     The Exemption provides exemptive relief to various mortgage-backed and asset-backed securities transactions using Funding Accounts for entities issuing securities. Generally, mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by an entity, may be transferred to that entity within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the conditions applicable to the Funding Accounts are met.

     Permitted Assets. The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of securities to be assets of a trust if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust asset if it:
(a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the trust to

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make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

     An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a)-(c) above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

     A "qualified plan investor" is a Plan or Plans where the decision to buy such class of securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under Prohibited Transaction Class Exemption 84-14 ("PTCE 84-14"), (b) an "in-house asset manager" under Prohibited Transaction Class Exemption 96-23 ("PTCE 96-23") or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the securities are acquired by the Plan.

     In "ratings dependent Swaps" (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Plan which involves such ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

     Before purchasing securities, a fiduciary of a Plan should itself confirm that the certificates or notes constitute "securities" for purposes of the Exemption, and that the specific and general conditions provided in the Exemption and the other requirements

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

provided in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities by or with the assets of a plan.

     Additional Considerations Relating to Notes. As discussed above, under the Plan Asset Regulations, the assets of the trust would be treated as "plan assets" of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such notes will be eligible for purchase by Plans without causing the assets of the trust to be considered assets of an investing plan. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a Party in Interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a Party in Interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a Party in Interest or a disqualified person with respect to a Plan that acquires notes. In the event that the Exemption is not applicable to the notes, a Plan fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by "in-house asset managers", PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." The related prospectus supplement may contain restrictions on purchases of notes by Plans.

     Insurance Company General Accounts. Section 401(c) of ERISA provides guidance with respect to the application of the plan asset rules to insurance company general accounts. The DOL has issued regulations under Section 401(c) of ERISA (the "Section 401(c) Regulations"), which provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "plan assets." Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the requirements specified in the 401(c) Regulations may be treated as "plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "plan assets" of any Plan invested in such separate account except to the extent provided in the Plan Asset Regulations. Insurance companies contemplating the investment of general account assets in the certificates are encouraged to consult with their legal advisers with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to hold the securities.

     Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold securities on behalf of a Plan or with plan assets are encouraged to consult with its counsel about the potential applicability of the fiduciary responsibility and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

     The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, for the securities offered by that prospectus supplement. There can be no assurance that any of these exemptions will apply for any particular Plan's or other Plan investor's investment in the securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with that investment.

                                LEGAL INVESTMENT

     The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, which we refer to as SMMEA. Generally, the only classes of securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" ("non-SMMEA securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the non-SMMEA securities constitute legal investments for them.

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     Classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

     (1)  depository institutions,

     (2)  insurance companies, and

     (3)  trustees and pension funds,

created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for these types of entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for those enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely on existing state law, and not SMMEA. Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures. However, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by "mortgage related securities",

     (2)  federal credit unions may invest in "mortgage related securities," and

     (3) national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA (effective October 1, 1998). The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks), applicable to all securities (including mortgage pass-through securities and mortgage-derivative products), used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed

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unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to,

     (1)  "prudent investor" provisions,

     (2)  percentage-of-assets limits,

     (3) provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and

     (4) with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining:

     (1) whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and

     (2) if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by UBS Securities LLC acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

     As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

     Alternatively, the related prospectus supplement may specify that the securities will be distributed by UBS Securities LLC acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If UBS Securities LLC acts as agent in the sale of securities, UBS Securities LLC will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that UBS Securities LLC elects to purchase securities as principal, UBS Securities LLC may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

     The depositor will indemnify UBS Securities LLC and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments UBS Securities LLC and any underwriters may be required to make in respect of any liability.

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     The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     In the ordinary course of business, UBS Securities LLC and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

     The depositor anticipates that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                           REPORTS TO SECURITYHOLDERS

     The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

     As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Additional Information".

     As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the sponsor's website referenced above under "Additional Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Description of the Securities -- Evidence as to Compliance" and "Description of the Securities -- Statements to Holders of Securities."

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: General Counsel, or by telephone at (212) 713-2000.

     The depositor filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

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     Copies of the registration statement and any materials filed with the SEC may be obtained from the SEC's Public Reference Room at 100 F Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

                                 LEGAL MATTERS

     The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by McKee Nelson LLP, New York, New York, Thacher Proffitt & Wood LLP, New York, New York, Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel for the depositor as specified in the related prospectus supplement.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             STATIC POOL INFORMATION

     The sponsor shall make available any material static pool information as required under the SEC's rules and regulations. The static pool data is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool data relates to (a) any trust fund that was established before January 1, 2006 and (b) with respect to any information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                             ADDITIONAL INFORMATION

     This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

     The SEC also maintains a site on the internet at http://www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available on the SEC's website.

     Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 ((202) 752-7115). Fannie Mae also maintains a site on the internet at http://www.fanniemae.com at which users can view and download such information, including Fannie Mae prospectuses. The depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports, other financial information or any other information on its website and, accordingly, the depositor makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and Freddie Mac's annual report and quarterly financial statements as well as other financial information are available by writing or calling the Investor Inquiry department of Freddie Mac at 1551 Park Fun Drive, Mailstop D5B, McLean Virginia 22102 (outside Washington, D.C. metropolitan calling area, telephone (800 336-3672, within Washington, D.C. metropolitan calling area, telephone (571) 382-4000). Freddie Mac also maintains a site on the internet at http://www.freddiemac.com at which users can view and download such information, including Freddie Mac Offering Circulars. The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or its annual or quarterly reports, other financial information or any other information on its website and, accordingly, the depositor makes no representation as to the accuracy or completeness of the information set forth therein.

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                                     RATING

     It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

     Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute

     (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

     (2) the degree to which the rate of prepayments might differ from that originally anticipated, or

     (3) the likelihood of early optional termination of the series of securities.

     The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

     If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

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                                GLOSSARY OF TERMS

     "1986 Act" is the Tax Reform Act of 1986.

     "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

     "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

     "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

     (4) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (5) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (6) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (7) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     "Available Subordination Amount" is an amount equal to the difference between

     (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

     (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

     "Bankruptcy Bond" is a bond insuring residential loans which covers

     (1)  certain losses resulting from

          (a)  an extension of the maturity of a residential loan, or

          (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

     (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

     "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

     "California Military Code" is the California Military and Veterans Code, as amended.

     "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

     (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

     (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

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     (3)  amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

     "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     "Clearstream" is Clearstream Banking, societe anonyme.

     "Code" is the Internal Revenue Code of 1986, as amended.

     "Collateral Value" is

     (1) with respect to a residential property or cooperative unit, it is the lesser of:

          (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

          (b)  the sales price of the property.

     (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

     "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

     "Cooperative Loans" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

     "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

     "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

     "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

     "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

     "DTC" is The Depository Trust Company.

     "Due Period" is the period of time specified in the related prospectus supplement.

     "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

     "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

     "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

     "FHA" is the Federal Housing Authority.

     "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

     "Freddie Mac Certificates" are mortgage participation certificates issued by the Freddie Mac.

     "Garn-St Germain Act" is the Garn-St Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

     "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

     "Grantor Trust Fund" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

     "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

     "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

     "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

     "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

     "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

     "IRS" is the federal Internal Revenue Service.

     "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

     "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

     "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

     "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

     "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

     (1)  new or used manufactured homes;

     (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

     (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

     "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

     "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

     "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

     "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

     "OTS" means the federal Office of Thrift Supervision.

     "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

     "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

     "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

     "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

     "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

     "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

     (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

     (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

     "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

     "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

     "PTCE" is the Prohibited Transaction Class Exemption.

     "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

     "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

     "Refinance Loan" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

     "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

     "Regular Securityholder" is a holder of a Regular Security.

     "Relief Act" is the Servicemembers Civil Relief Act.

     "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

     "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

     "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

     "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

     "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

     "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

     "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

     "Residual Securityholder" is a holder of a Residual Security.

     "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

     "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

     "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

     "SEC" is the U.S. Securities and Exchange Commission.

     "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

     "Security Owner" is a person who has beneficial ownership interests in a security.

     "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

     "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

     "Similar Law" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "Standard Security" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

     "Startup Day" is the date the REMIC securities are issued.

     "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

     (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

     (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

     "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

     "UBSRES" is UBS Real Estate Securities Inc.

     "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

     "U.S. Person" is

     (1)  A citizen or resident of the United States,

     (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

     (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

     "VA" is the Department of Veteran Affairs.

     "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.

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

================================================================================

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                                ----------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary ................................................................     S-8
Risk Factors ...........................................................    S-20
Forward Looking Statements .............................................    S-29
Defined Terms ..........................................................    S-29
Description of the Loans ...............................................    S-30
Static Pool Information ................................................    S-34
The Originators ........................................................    S-34
Underwriting Standards .................................................    S-34
The Sponsor ............................................................    S-38
The Depositor ..........................................................    S-39
The Master Servicer and the Servicers ..................................    S-39
Affiliates and Related Transactions ....................................    S-42
Description of the Offered Certificates ................................    S-42
Prepayment and Yield Considerations ....................................    S-64
The Pooling and Servicing Agreement ....................................    S-87
Federal Income Tax Consequences ........................................   S-102
State and Other Taxes ..................................................   S-105
ERISA Considerations ...................................................   S-105
Legal Investment .......................................................   S-107
Use of Proceeds ........................................................   S-107
Underwriting ...........................................................   S-108
Ratings ................................................................   S-108
Legal Matters ..........................................................   S-109
Legal Proceedings ......................................................   S-109
Glossary of Terms ......................................................   S-109
Annex I ................................................................     I-1
Annex II ...............................................................    II-1
Annex III ..............................................................   III-1

                                   PROSPECTUS
                                                                            PAGE
                                                                            ----
Summary of Terms .......................................................       1
Risk Factors ...........................................................       8
Defined Terms ..........................................................      18
The Trust Funds ........................................................      18
Use of Proceeds ........................................................      28
Yield Considerations ...................................................      29
Maturity and Prepayment Considerations .................................      30
The Depositor ..........................................................      32
The Sponsor ............................................................      32
Residential Loans ......................................................      33
Description of the Securities ..........................................      34
Description of Primary Insurance Coverage ..............................      58
Description of Credit Support ..........................................      61
Certain Legal Aspects of Residential Loans .............................      67
Exchangeable Securities ................................................      82
Federal Income Tax Consequences ........................................      84
State and Other Tax Consequences .......................................     115
ERISA Considerations ...................................................     115
Legal Investment .......................................................     120
Plans of Distribution ..................................................     122
Reports to Securityholders .............................................     123
Incorporation of Certain Information by Reference ......................     123
Legal Matters ..........................................................     124
Financial Information ..................................................     124
Static Pool Information ................................................     124
Additional Information .................................................     124
Rating .................................................................     125
Glossary of Terms ......................................................     126

DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL 90 DAYS FOLLOWING THE CLOSING DATE.

================================================================================

                                 $1,111,556,000

                                  (Approximate)




                                  [MASTR LOGO]






                              MASTR Adjustable Rate
                                    Mortgages
                                 Trust 2006-OA1
                                (Issuing Entity)

                          Mortgage Asset Securitization
                               Transactions, Inc.
                                   (Depositor)


                         UBS Real Estate Securities Inc.
                            (Transferor and Sponsor)


                             Wells Fargo Bank, N.A.
                    (Master Servicer and Trust Administrator)


                       Mortgage Pass-Through Certificates,
                                 Series 2006-OA1



                        --------------------------------
                              PROSPECTUS SUPPLEMENT
                        --------------------------------






                           [LOGO UBS Investment Bank]



                                 APRIL 19, 2006

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